Filed Pursuant to Rule 424(b)(2)
File No. 333-236415
The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated February 17, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated February 13, 2020)
$

Prospect Capital Corporation
3.706% Notes due 2026
This is an offering by Prospect Capital Corporation of $        in aggregate principal amount of its 3.706% Notes due 2026 (the “Notes”). The Notes will mature on January 22, 2026. We will pay interest on the Notes on January 22 and July 22 of each year, beginning July 22, 2021 with respect to the Notes offered hereby. The Notes offered hereby are a further issuance of the 3.706% notes due 2026 that (i) we issued on January 22, 2021 in the aggregate principal amount of $325,000,000 (the “original 2026 Notes”) and (ii) we priced on February 12, 2021 and will issue on February 19, 2021 in the aggregate principal amount of $50,000,000 (the “add-on 2026 Notes” and together with the original 2026 Notes, the “existing 2026 Notes”). The Notes offered hereby will be treated as a single series with the existing 2026 Notes under the Indenture (as defined below) and will have the same terms as the existing 2026 Notes (other than issue date and issue price). The Notes offered hereby will have the same CUSIP number and will be fungible and rank equally with the existing 2026 Notes. Upon the issuance of the Notes offered hereby, the outstanding aggregate principal amount of our 3.706% notes due 2026 will be $ . Unless the context otherwise requires, references herein to the “Notes” include the Notes offered hereby and the existing 2026 Notes. The Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. We may offer other debt securities from time to time other than the Notes under our Registration Statement or in private placements.
We may redeem some or all of the Notes at any time at the applicable redemption price described under “Description of the Notes - Optional Redemption.” If a Change of Control Repurchase Event occurs (as defined in this prospectus supplement under the heading “Description of the Notes - Offer to Repurchase Upon a Change of Control Repurchase Event”), we will be required to offer to purchase the Notes from the holders.
The Notes are our direct senior unsecured obligations and rank pari passu with all outstanding and future senior unsubordinated indebtedness issued by Prospect Capital Corporation.
We do not intend to apply for listing of the Notes on any securities exchange or for inclusion of the Notes on any automated dealer quotation system.

Prospect Capital Corporation is a financial services company that primarily lends to and invests in middle market, privately-held companies. We are organized as an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Prospect Capital Management L.P. manages our investments and Prospect Administration LLC provides the administrative services necessary for us to operate.
Investing in the Notes involves risks that are described in the “Risk Factors” section beginning on page S-9 of this prospectus supplement and page 11 of the accompanying prospectus.
This prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain important information you should know before investing in our securities. Please read it before you invest and keep it for future reference. We file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission, or the “SEC.” This information is available free of charge by contacting us at 10 East 40th Street, 42nd Floor, New York, NY 10016 or by telephone at (212) 448-0702. The SEC maintains a website at www.sec.gov where such information is available without charge upon written or oral request. Our internet website address is www.prospectstreet.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information contained on our website to be part of this prospectus supplement or the accompanying prospectus.

	Per Note	Total
Public offering price(1)	%	$
Underwriting discount	%	$
Proceeds to Prospect Capital Corporation (before expenses)(2)	%	$

    (1) The public offering price set forth above does not include accrued interest from January 22, 2021 up to, but not including, the date of delivery, which will be paid by the purchasers of the Notes offered hereby. On July 22, 2021, we will pay this pre-issuance accrued interest to the holders of the Notes offered hereby as of the applicable record date along with interest accrued on the Notes offered hereby from the date of delivery to such interest payment date.
    (2) Expenses payable by us related to this offering are estimated to be $0.5 million.

THE NOTES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Obligations of Prospect Capital Corporation and any subsidiary of Prospect Capital Corporation are not guaranteed by the full faith and credit of the United States of America. Neither Prospect Capital Corporation nor any subsidiary of Prospect Capital Corporation is a government-sponsored enterprise or an instrumentality of the United States of America.

Delivery of the Notes in book-entry form only through The Depository Trust Company will be made on or about         , 2021.

Book-Running Manager

Goldman Sachs & Co. LLC
Co-Managers

Barclays	RBC Capital Markets

Prospectus Supplement dated February , 2021.

INCORPORATION BY REFERENCE
This prospectus supplement is part of a registration statement that we have filed with the SEC. Pursuant to the Small Business Credit Availability Act, we are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this prospectus supplement the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), including any filings on or after the date of this prospectus supplement from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this prospectus supplement and accompanying prospectus relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus supplement. Any statement in a document incorporated by reference into this prospectus supplement will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this prospectus supplement or (2) any other subsequently filed document that is incorporated by reference into this prospectus supplement modifies or supersedes such statement. The documents incorporated by reference herein include:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 filed with the SEC on August 26, 2020;
•	the Financial Highlights in Note 16 to the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2015 filed with the SEC on September 11, 2015;
•	our Quarterly Reports on Form 10-Q for the period ended September 30, 2020, filed with the SEC on November 9, 2020, and for the period ended December 31, 2020 filed with the SEC on February 9, 2021;
•	our Current Reports on Form 8-K filed with the SEC on July 23, 2020, August 5, 2020, September 3, 2020, October 19, 2020, November 4, 2020, November 17, 2020, December 7, 2020, December 16, 2020 (two filings), December 28, 2020, January 14, 2021, January 22, 2021, February 1, 2021 and February 16, 2021;
•	our definitive Proxy Statement on Schedule 14A filed with the SEC on September 28, 2020;
•	the description of our 5.50% Series A1 Preferred Stock, 5.50% Series M1 Preferred Stock and 5.50% Series M2 Preferred Stock contained in our Registration Statement on Form 8-A (File No. 001-35554) filed with the SEC on September 8, 2020, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby;
•	the description of our 5.50% Series AA1 Preferred Stock contained in our Registration Statement on Form 8-A (File No. 001-35554) filed with the SEC on November 27, 2020, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby; and
•	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 000-50691) filed with the SEC on April 16, 2004, as updated by Exhibit 4.914 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 filed with the SEC on August 26, 2020 and including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby.

To obtain copies of these filings, see “Available Information” in this prospectus supplement. We will also provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus supplement or the accompanying prospectus. You should direct requests for documents by writing to:
Investor Relations
10 East 40th Street, 42nd Floor
New York, NY 10016

This prospectus supplement is also available on our website at http://www.prospectstreet.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered to be part of this prospectus supplement or accompanying prospectus.

i

FORWARD-LOOKING STATEMENTS
Our annual report on Form 10-K for the year ended June 30, 2020, any of our quarterly reports on Form 10-Q or current reports on Form 8-K, or any other oral or written statements made in press releases or otherwise by or on behalf of Prospect Capital Corporation including this prospectus supplement, the accompanying prospectus and any related free writing prospectus may contain forward-looking statements within the meaning of Section 21E of the Exchange Act which involve substantial risks and uncertainties. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and portfolio management and the performance of our investments and our investment management business. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs and our assumptions. Words such as “intends,” “intend,” “intended,” “goal,” “estimate,” “estimates,” “expects,” “expect,” “expected,” “project,” “projected,” “projections,” “plans,” “seeks,” “anticipates,” “anticipated,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “believes,” “continues” and “scheduled” and variations of these words and similar expressions are intended to identify forward-looking statements. Our actual results or outcomes may differ materially from those anticipated. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements do not meet the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act of 1933, or the “Securities Act.” These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:
•our future operating results;
•our business prospects and the prospects of our portfolio companies;
•the impact of investments that we expect to make;
•our contractual arrangements and relationships with third parties;
•the dependence of our future success on the general economy and its impact on the industries in which we invest;
•the impact of global health epidemics, including, but not limited to, the recent and ongoing novel coronavirus pandemic, on our and our portfolio companies’ businesses and the global economy;
•uncertainty surrounding the financial stability of the United States, Europe and China;
•the ability of our portfolio companies to achieve their objectives;
•difficulty in obtaining financing or raising capital, especially in the current credit and equity environment, and the impact of a protracted decline in the liquidity of credit markets on our and our portfolio companies’ businesses;
•the level and volatility of prevailing interest rates and credit spreads, magnified by the current turmoil in the credit markets;
•the impact of changes in London Interbank Offered Rate (“LIBOR”) on our operating results;
•adverse developments in the availability of desirable loan and investment opportunities whether they are due to competition, regulation or otherwise;
•a compression of the yield on our investments and the cost of our liabilities, as well as the level of leverage available to us;
•our regulatory structure and tax treatment, including our ability to operate as a business development company and a regulated investment company;
•the adequacy of our cash resources and working capital;
•the timing of cash flows, if any, from the operations of our portfolio companies;

•the ability of our investment adviser to locate suitable investments for us and to monitor and administer our investments;
•authoritative generally accepted accounting principles or policy changes from such standard-setting bodies as the Financial Accounting Standards Board, the SEC, Internal Revenue Service (“IRS”), the Nasdaq Global Select Market and other authorities that we are subject to, as well as their counterparts in any foreign jurisdictions where we might do business; and
•the risks, uncertainties and other factors we identify in “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus and in our filings with the SEC.
Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. Important assumptions include our ability to originate new loans and investments, ability to obtain certain margins and levels of profitability and the availability of additional capital. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus supplement, the accompanying prospectus and any related free writing prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, and such risks and uncertainties could cause actual results to differ materially from those in any forward-looking statements. The Company reminds all investors that no forward-looking statement can be relied upon as an accurate or even mostly accurate forecast because humans cannot forecast the future. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, as applicable.
You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated herein or therein. We have not, and the underwriters have not, authorized any other person to provide you with information that is different from that contained in this prospectus supplement or the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates and we assume no obligation to update any such information. Our business, financial condition and results of operations may have changed since those dates. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.
This prospectus supplement supersedes the accompanying prospectus to the extent it contains information that is different from or in addition to the information in that prospectus. You should carefully read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this offering and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in the Notes.

Independent Accounting Firms	81
Available Information	81

v

PROSPECTUS SUMMARY
This summary highlights some information from this prospectus supplement and the accompanying prospectus, and it may not contain all of the information that is important to you. To understand the terms of the Notes offered hereby, you should read this prospectus supplement and the accompanying prospectus carefully. Together, these documents describe the specific terms of the offering. In addition, you should read the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus, in any related free writing prospectus and in the documents incorporated by reference in this prospectus supplement and accompanying prospectus, as provided in “Incorporated by Reference” beginning on page i of this prospectus supplement and page i of the prospectus and in “Available Information” beginning on page S-43 of this prospectus supplement and on page 81 of the accompanying prospectus.
The terms “we,” “us,” “our” and “Company” refer to Prospect Capital Corporation; “Prospect Capital Management,” “Investment Adviser” and “PCM” refer to Prospect Capital Management L.P.; and “Prospect Administration” and the “Administrator” refer to Prospect Administration LLC.
As of February 16, 2021, our $136.2 million aggregate principal amount of 4.95% Convertible Notes due 2022 are referred to as the “2022 Notes;” our $156.2 million aggregate principal amount of 6.375% Convertible Notes due 2025 are referred to as the “2025 Notes” and, collectively with the 2022 Notes, the “Convertible Notes;” our $290.0 million aggregate principal amount of 5.875% Senior Notes due 2023 are referred to as the “2023 Notes;” our $70.8 million aggregate principal amount of 6.250% Senior Notes due 2028 are referred to as the “2028 Notes;” our $69.2 million aggregate principal amount of 6.875% Notes due 2029 are referred to as the “2029 Notes;” our $90.0 million aggregate principal amount of 6.375% Notes due 2024 are referred to as the “6.375% 2024 Notes;” our $375.0 million aggregate principal amount of 3.706% Notes due 2026 (including $50.0 million aggregate principal amount of 3.706% Notes due 2026 and to be issued on February 19, 2021) are referred to as the “existing 2026 Notes.” The 2023 Notes, 2028 Notes, 2029 Notes, 6.375% 2024 Notes and the existing 2026 Notes, are collectively referred to as the “Public Notes.” Any Prospect Capital InterNotes® issued pursuant to our medium term notes program are referred to as the “Prospect Capital InterNotes.” The Convertible Notes, the Public Notes and the Prospect Capital InterNotes are referred to as the “Unsecured Notes.”
The Company
Prospect Capital Corporation is a financial services company that primarily lends to and invests in middle market privately-held companies. Our investment objective is to generate both current income and long-term capital appreciation through debt and equity investments. We are a closed-end investment company incorporated in Maryland. We have elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “1940 Act”). As a BDC, we have elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). We are a non-diversified company within the meaning of the 1940 Act. Our headquarters are located at 10 East 40th Street, 42nd Floor, New York, NY 10016, and our telephone number is (212) 448-0702. We were organized on April 13, 2004 and were funded in an initial public offering completed on July 27, 2004. We are one of the largest BDCs with approximately $5.7 billion of total assets as of December 31, 2020.
We are externally managed by our investment adviser, Prospect Capital Management. Prospect Administration provides administrative services and facilities necessary for us to operate.
On May 15, 2007, we formed a wholly-owned subsidiary Prospect Capital Funding LLC (“PCF”), a Delaware limited liability company and a bankruptcy remote special purpose entity, which holds certain of our portfolio loan investments that are used as collateral for the revolving credit facility at PCF. PCF has been consolidated since operations commenced.
Investment Portfolio
As of December 31, 2020, we had investments in 122 long-term portfolio investments and CLOs. The aggregate fair value as of December 31, 2020 of investments in these portfolio companies held on that date is approximately $5.6 billion. Our portfolio across all our performing interest-bearing investments had an annualized current yield of 12.2% as of December 31,

2020, excluding equity investments and non-accrual loans. Our annualized current yield was 9.9% as of December 31, 2020 across all investments.
Recent Developments
Investment Activity
On February 2, 2021, Rocket Software, Inc. fully repaid the $50.0 million Second Lien Term Loan receivable to us at par.
Debt and Equity

On January 14, 2021, we entered into an underwriting agreement by and among us, the Investment Adviser, the Administrator, and Barclays Capital Inc., RBC Capital Markets, LLC and Goldman Sachs & Co. LLC, as representatives of several underwriters named therein (the “Original Underwriting Agreement”), in connection with the issuances and sale by us of the $325.0 million aggregate principal amount of the original 2026 Notes, which offering closed on January 22, 2021. Total proceeds from the issuance of the original 2026 Notes were approximately $316.7 million, after deducting fees and estimated offering expenses of approximately $1.0 million payable by us.
On February 12, 2021, we entered into an underwriting agreement, on substantially the same terms as the Original Underwriting Agreement, by and among us, the Investment Adviser, the Administrator and Goldman Sachs & Co. LLC, as representative of several underwriters named therein, in connection with the issuances and sale by us of $50.0 million aggregate principal amount of the add-on 2026 Notes, which offering is expected to close on February 19, 2021. Total proceeds from this issuance of the add-on 2026 Notes were approximately $49.3 million, after deducting fees and estimated offering expenses of approximately $0.5 million payable by us.
On December 16, 2020, we commenced a tender offer to purchase for cash any and all of the outstanding 2022 Notes at a purchase price of $103.50 plus accrued and unpaid interest (the “2022 Notes December Tender Offer”). The 2022 Notes December Tender Offer expired on January 15, 2021 (one minute after 11:59 p.m., New York City time, on January 14, 2021. As of the expiration date, $26.7 million aggregate principal amount of the 2022 Notes, representing 16.38% of the previously outstanding 2022 Notes, were validly tendered and accepted. Following settlement of the 2022 Notes December Tender Offer on January 20, 2021 approximately $136.2 million aggregate principal amount of the 2022 Notes remain outstanding.
On December 28, 2020, we commenced a tender offer to purchase for cash up to $20.0 million aggregate principal amount of the 2025 Notes at a purchase price of $111.00 plus accrued and unpaid interest (the “2025 Notes December Tender Offer”). The 2025 Notes December Tender Offer expired on January 27, 2021 (one minute after 11:59 p.m., New York City time, on January 26, 2021. As of the expiration date, $108.6 million aggregate principal amount of the 2025 Notes, representing 53.97% of the previously outstanding 2025 Notes, were validly tendered and not validly withdrawn pursuant to the 2025 Notes December Tender Offer. We accepted for purchase $20.0 million aggregate principal amount of the 2025 Notes that were validly tendered and not validly withdrawn pursuant to the applicable Tender Offer at the expiration date (applying a proration factor of approximately 18.57%). Following settlement of the 2025 Notes Tender Offer on January 29, 2021, approximately $181.3 million aggregate principal amount of the 2025 Notes remain outstanding.
On February 1, 2021, we commenced a tender offer to purchase for cash up to $30.0 million aggregate principal amount of the 2022 Notes at the purchase price of $103.00, plus accrued and unpaid interest (“2022 Notes February Tender Offer”). The 2022 Notes February Tender Offer will expire at 12:00 midnight, New York City time, on March 2, 2021 (one minute after 11:59 P.M., New York City time, on March 1, 2021), or any other date and time to which the Company extends the 2022 Notes February Tender Offer, unless earlier terminated.
On February 16, 2021, we settled the repurchase of $25.1 million in aggregate principal amount of our 2025 Notes at the purchase price of $107.50, plus accrued and unpaid interest. Following the settlement of the repurchase, approximately $156.2 million aggregate principal amount of the 2025 Notes remain outstanding.
During the period from January 7, 2021 through February 16, 2021, we issued $12.0 million in aggregate principal amount of Prospect Capital InterNotes® for net proceeds of $11.8 million.

Dividends

On February 9, 2021, we announced the declaration of monthly dividends for our outstanding Preferred Stock for holders of record on the following dates based on an annual rate equal to 5.50% of the stated value of $25 per share as set forth in the Articles Supplementary for the outstanding Preferred Stock, from the date of issuance or, if later from the most recent dividend payment date, as follows:

Monthly Cash Preferred Shareholder Distribution	Record Date	Payment Date	Monthly Amount ($ per share), before pro ration for partial periods
March 2021	03/17/2021	04/01/2021	$0.114583
April 2021	04/21/2021	05/03/2021	$0.114583
May 2021	05/19/2021	06/01/2021	$0.114583

On February 9, 2021, we announced the declaration of monthly dividends on our common stock as follows:

Monthly Cash Common Shareholder Distribution	Record Date	Payment Date	Amount ($ per share)
February 2021	02/26/2021	03/18/2021	$0.060000
March 2021	03/31/2021	04/22/2021	$0.060000
April 2021	04/30/2021	05/20/2021	$0.060000

Risk Factors

See “Risk Factors” beginning on page S-9 of this prospectus supplement and page 11 of the accompanying prospectus, “Risk Factors” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q and the risks sections in any of our other filings with the SEC and in any related free writing prospectus to read about risks that you should consider before investing in the Notes.

Specific Terms of the Notes and the Offering
This prospectus supplement sets forth certain terms of the Notes that Prospect Capital Corporation is offering pursuant to this prospectus supplement and supplements the accompanying prospectus that is attached to the back of this prospectus supplement. This section outlines the specific legal and financial terms of the Notes. You should read this section together with the more general description of the Notes under the heading “Description of the Notes” in this prospectus supplement and in the accompanying prospectus under the heading “Description of Our Debt Securities” before investing in the Notes. Capitalized terms used in this prospectus supplement and not otherwise defined shall have the meanings ascribed to them, as applicable, in the accompanying prospectus or in the indenture governing, or the supplemental indenture establishing, the terms of the Notes (collectively, the indenture and the supplemental indenture is referred to as the “Indenture”).

Issuer	Prospect Capital Corporation

Title of securities	3.706% Notes due 2026

Securities offered	$ million.
The Notes offered hereby are a further issuance of the existing 2026 Notes. The Notes offered hereby will be treated as a single series with the existing 2026 Notes under the Indenture and will have the same terms as the existing 2026 Notes (other than issue date and issue price). The Notes offered hereby will have the same CUSIP number and will be fungible and rank equally with the existing 2026 Notes.

Initial public offering price	% of the aggregate principal amount of the Notes.

Principal payable at maturity	100% of the aggregate principal amount; the principal amount of each Note will be payable on its stated maturity date at the office of the Paying Agent, Registrar and Transfer Agent for the Notes or at such other office in The City of New York as we may designate.

Type of note	Fixed rate note

Interest rate	3.706% per year. Interest will accrue from January 22, 2021 and be payable in cash on January 22 and July 22 of each year, beginning July 22, 2021.

Settlement date	, 2021

Stated maturity date	January 22, 2026

Interest periods	The initial interest period will be the period from and including January 22, 2021, to, but excluding, the initial interest payment date, and the subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be.

Regular record dates for interest	Every January 8 and July 8, beginning July 8, 2021.

Specified currency	U.S. Dollars

Place of payment	New York City

Ranking of Notes
The Notes are our general, senior unsecured obligations and rank equal in right of payment with all of our existing and future senior unsecured indebtedness (including the Unsecured Notes) and senior in right of payment to any of our subordinated indebtedness. As a result, the Notes are effectively subordinated to our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally subordinated to any existing and future liabilities and other indebtedness of our subsidiaries.

As of February 16, 2021, we and our subsidiaries had approximately $2,335 million of senior indebtedness outstanding, $1,958 million of which was unsecured indebtedness.

Denominations	We will issue the Notes in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Business day	Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are authorized or required by law or executive order to close.

Sinking fund	The Notes will not be subject to any sinking fund.

Repayment at option of Holders	Holders will not have the option to have the Notes repaid at their option prior to the stated maturity date unless there is an occurrence of a Change of Control Repurchase Event (as defined in this prospectus supplement). See “-Offer to purchase upon a Change of Control Repurchase Event”.

Offer to purchase upon a Change of Control Repurchase Event	If a Change of Control Repurchase Event (as defined herein) occurs prior to maturity, holders will have the right, at their option, to require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date. See “Description of the Notes-Offer to Repurchase Upon a Change of Control Repurchase Event.”

Optional Redemption	We may redeem some or all of the Notes at any time, or from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the date of redemption) on the Notes to be redeemed, assuming for this purpose that the Notes mature on December 22, 2025, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate plus 50 basis points, plus, in each case, accrued and unpaid interest to the redemption date; provided, however, that if we redeem any Notes on or after December 22, 2025, (the date falling one month prior to the maturity date of the Notes), the redemption price for the Notes will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

Defeasance	The Notes are subject to defeasance by us.

Covenant defeasance	The Notes are subject to covenant defeasance by us.

Form of Notes	The Notes will be represented by global securities that will be deposited and registered in the name of The Depository Trust Company (“DTC”) or its nominee. This means that, except in limited circumstances, you will not receive certificates for the Notes. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Notes through either DTC, if they are a participant, or indirectly through organizations which are participants in DTC.

Trustee, Paying Agent, Registrar and Transfer Agent	U.S. Bank National Association.

Events of default	If an event of default on the Notes occurs, the principal amount of the Notes, plus accrued and unpaid interest (including additional interest, if any) may be declared immediately due and payable, subject to certain conditions set forth in the Indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving the Company as defined in the Indenture.

Other covenants
In addition to the covenants described in the accompanying prospectus, the following covenants shall apply to the Notes:
•    We agree that for the period of time during which the Notes are outstanding, we will not violate Section 18(a)(1)(A) as modified by Section 61(a) of the 1940 Act or any successor provisions.
•    If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the Trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end. All such financial statements will be prepared, in all material respects, in accordance with applicable United States generally accepted accounting principles.

No established trading market for the Notes	While a trading market developed after issuing the original 2026 Notes, we cannot assure you that an active and liquid market will be maintained. The Notes will not be listed on any securities exchange or on any automated dealer quotation system. Although the underwriters have informed us that they intend to continue to make a market in the Notes, they are not obligated to do so, and may discontinue any such market making at any time without notice. Accordingly, we cannot assure you that a liquid market for the Notes will be maintained.
Use of proceeds
We estimate that the net proceeds from this offering will be approximately $ after deducting fees and estimated offering expenses of approximately $0.5 million payable by us.
We expect to use the net proceeds from the sale of the Notes primarily for the refinancing of existing indebtedness, including, but not limited to repayment of borrowings under our revolving credit facility. We intend to use the remainder of the net proceeds of the offering, if any, to maintain balance sheet liquidity, including investments in high quality short-term debt instruments, and to make other long-term investments in accordance with our investment objective. We anticipate that substantially all of the net proceeds from this offering will be used for the above purposes within six months, depending on the availability of appropriate investment opportunities consistent with our investment objective and market conditions. See “Use of Proceeds.”

Global clearance and settlement procedures
Interests in the Notes will trade in DTC's Same Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. None of the Company, the Trustee or the paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Governing law	The Notes and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS
Your investment in the Notes will involve certain risks. Before deciding whether to invest in the Notes, you should, in consultation with your own financial and legal advisors, carefully consider the following supplementary risk factors together with the risk factors set forth in the accompanying prospectus and as described in the section titled “Risk Factors” in our most recent Annual Report on form 10-K and our most Quarterly Report on form 10-Q, as well as in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with this offering. The risks described below and in these documents are not the only risks we face. Additional risks and uncertainties not presently known to us might also impair our operations and performance. If any of the events described herein or in such documents occur, our business, financial condition and results of operations could be materially and adversely affected. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, reputation, financial condition, results of operations, revenue, and future prospects could be seriously harmed. Please also read carefully the section titled “Forward-Looking Statements” in this prospectus supplement and the accompanying prospectus.

The Notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the Notes or financial matters in general. You should not purchase the Notes unless you understand, and know that you can bear, these investment risks
Risks Relating to the Notes
Our amount of debt outstanding could increase as a result of this offering if all of the net proceeds of this offering are not used to refinance existing indebtedness or to repay existing borrowings. Our current indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under the Notes and our other debt.
    As of February 16, 2021, we and our subsidiaries had approximately $1,958 million of unsecured senior indebtedness outstanding and $377 million of secured indebtedness outstanding.
The use of debt could have significant consequences on our future operations, including:
•making it more difficult for us to meet our payment and other obligations under the Notes and our other outstanding debt;
•resulting in an event of default if we fail to comply with the financial and other restrictive covenants contained in our debt agreements, which event of default could result in substantially all of our debt becoming immediately due and payable;
•reducing the availability of our cash flow to fund investments, acquisitions and other general corporate purposes, and limiting our ability to obtain additional financing for these purposes;
•subjecting us to the risk of increased sensitivity to interest rate increases on our indebtedness with variable interest rates, including borrowings under our credit facility; and
•limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industry in which we operate and the general economy.
Any of the above‑listed factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under the Notes and our other debt.
Our ability to meet our payment and other obligations under our debt instruments depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us under our credit facility or otherwise, in an amount sufficient to enable us to meet our payment obligations under the Notes and our other debt and to fund other liquidity needs. If we are not able to generate sufficient cash flow to service our debt obligations, we may need to refinance or restructure our debt, including the Notes, sell assets, reduce or delay capital investments, or seek to raise additional capital. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations under the Notes and our other debt.
A downgrade, suspension or withdrawal of the rating assigned by a rating agency to us or the Notes, if any, could cause the liquidity or market value of the Notes to decline significantly.
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. We do not undertake any obligation to maintain our rating, if any, or to advise holders of Notes of any changes in ratings.
The Notes are rated by Standard & Poor’s Ratings Services, or “S&P,” Kroll Rating Agency, Inc., or “Kroll,” Moody’s Investor Service, or “Moody’s” and Egan-Jones Ratings Co., or “Egan-Jones.” There can be no assurance that any such rating will remain for any given period of time or that such rating will not be lowered or withdrawn entirely by S&P, Kroll, Moody’s or Egan-Jones, as applicable, if in their respective judgment future circumstances relating to the basis of the rating, such as adverse changes in our company, so warrant.
An increase in market interest rates could result in a decrease in the market value of the Notes.
The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Notes. In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase notes bearing interest at fixed rates of interest and market interest rates increase, the market values of those notes may decline. We cannot predict the future level of market interest rates.
The Notes are effectively subordinated to any existing and future secured indebtedness and structurally subordinated to existing and future liabilities and other indebtedness of our subsidiaries.

The Notes are our general, senior unsecured obligations and rank equally in right of payment with all of our existing and future senior unsecured indebtedness, including without limitation, our Unsecured Notes. As a result, the Notes are effectively subordinated to our existing and future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently grant security) to the extent of the value of the assets securing such indebtedness and structurally subordinated to any existing and future liabilities and other indebtedness of our subsidiaries. Effective subordination means that in any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors. Structural subordination means that creditors of a parent entity are subordinate to creditors of a subsidiary entity with respect to the subsidiary’s assets. These liabilities may include indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations. The Notes do not restrict us or our subsidiaries from incurring indebtedness, including senior secured indebtedness in the future, nor do they limit the amount of indebtedness we can issue that is equal in right of payment to the Notes. As of February 16, 2021, we had $377 million borrowings under our credit facility. Our credit facility is secured by certain of our assets and the indebtedness thereunder is therefore effectively senior to the Notes to the extent of the value of such assets.
Certain of our Unsecured Notes  will be due prior to the Notes. We do not currently know whether we will be able to replace any such notes upon their respective maturities, or if we do, whether we will be able to do so on terms that are as favorable as such notes. In the event that we are not able to replace such notes at the time of their respective maturities, this could have a material adverse effect on our liquidity and ability to fund new investments, our ability to make distributions to our stockholders, our ability to repay the Notes and our ability to qualify as a regulated investment company, or “RIC.”
The Indenture contains no restrictive covenants and provide only limited protection, in the event of a Change of Control.
    The Indenture contains no financial or operating covenants or any other restrictive covenants that would limit our ability to engage in certain transactions that may adversely affect you. In particular, the Indenture contains no covenants that limit our ability to pay dividends or make distributions on or redeem our capital stock or that limit our ability to incur additional indebtedness, including in a highly leveraged transaction or other similar transaction. We will only be required to offer to repurchase the Notes upon a change of control in the case of the transactions and events specified in the definition of a “Change of Control Repurchase Event” under “Description of the Notes - Offer to Repurchase Upon a Change of Control Repurchase Event.”
Accordingly, subject to restrictions contained in our other debt agreements, we will be permitted to engage in certain transactions, such as acquisitions, refinancings or recapitalizations, that could affect our capital structure and the value of the Notes and our common stock but would not constitute a Change of Control or a non‑stock change of control under the Notes.
We may be unable to repurchase the Notes following the occurrence of a Change of Control Repurchase Event.
Holders of the Notes have the right to require us to repurchase their Notes prior to their maturity upon the occurrence of a Change of Control Repurchase Event as described under “Description of the Notes - Offer to Repurchase Upon a Change of Control Repurchase Event.” Any of our future debt agreements may contain similar provisions. We may not have sufficient funds or the ability to arrange necessary financing on acceptable terms at the time we are required to make repurchases of tendered Notes. In addition, our ability to repurchase the Notes may be limited by law or the terms of other agreements relating to our debt outstanding at the time, including our credit facility. If we fail to repurchase the Notes as required by the Indenture, it would constitute an event of default under the Indenture, which, in turn, would constitute an event of default under our credit facility.
Some significant restructuring transactions may not constitute a Change of Control, in which case we would not be obligated to offer to repurchase the Notes.
Upon the occurrence of a Change of Control Repurchase Event, you have the right to require us to offer to repurchase the Notes. However, the Change of Control provisions will not afford protection to holders of the Notes in the event of certain transactions. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us would not constitute a Change of Control event which may require us to repurchase the Notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the Notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of the Notes.
Provisions of the Notes could discourage an acquisition of us by a third party.
Certain provisions of the Notes could make it more difficult or more expensive for a third party to acquire us. Upon the occurrence of a Change of Control Repurchase Event, holders of the Notes will have the right, at their option, to require us to repurchase all of their Notes or any portion of the principal amount of such Notes in integral multiples of $1,000. These provisions could discourage an acquisition of us by a third party.
We cannot assure that a trading market for your Notes will be maintained.
In evaluating the Notes, you should assume that you will be holding the Notes until their stated maturity. The Notes are a new issue of securities. While a trading market developed after we issued the original 2026 Notes, we cannot assure you that a trading market for your Notes will be liquid or be maintained. Many factors independent of our creditworthiness affect the trading market for and market value of your Notes. Those factors include, without limitation:

•the method of calculating the principal and interest for the Notes;
•the time remaining to the stated maturity of the Notes;
•the outstanding amount of the Notes;
•the redemption or repayment features of the Notes; and
•the level, direction and volatility of interest rates generally.
There may be a limited number of buyers when you decide to sell your Notes. This may affect the price you receive for your Notes or your ability to sell your Notes at all.
We may be subject to certain corporate‑level taxes, which could adversely affect our cash flow and consequently adversely affect our ability to make payments on the Notes.
We may be subject to certain corporate‑level taxes regardless of whether we continue to qualify as a regulated investment company, or RIC. Additionally, should we fail to qualify as a RIC, we would be subject to corporate‑level taxes on all of our taxable income. The imposition of corporate‑level taxes could adversely affect our cash flow and consequently adversely affect our ability to make payments on the Notes.
We may choose to redeem Notes when prevailing interest rates are relatively low.
We may choose to redeem your Notes from time to time, especially when prevailing interest rates are lower than the rate borne by the Notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Notes being redeemed. Our redemption right also may adversely impact your ability to sell your Notes as the optional redemption date or period approaches.
The Indenture contains limited protection for holders of the Notes.
The Indentures contains limited protection to holders of the Notes. The terms of the Indenture and the Notes will not restrict our or our consolidated subsidiary’s ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on your investment in the Notes. In particular, the terms of the Indenture and the Notes will not place any restrictions on our or our consolidated subsidiary’s ability to:
•issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Notes with respect to the assets of our subsidiaries, in each case other than an incurrence of indebtedness or other obligation that would cause a violation of Section 18(a)(1)(A) as modified by Section 61(a) of the 1940 Act or any successor provisions;
•pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Notes;
•sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);
•enter into transactions with affiliates;
•create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

•make investments; or
•create restrictions on the payment of dividends or other amounts to us from our consolidated subsidiaries.
Furthermore, the terms of the Indenture and the Notes will not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiary adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow, or liquidity other than certain limited restrictions on dividends and certain board structures or default provisions mandated by the 1940 Act.
Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the trading value of the Notes.
Certain of our current debt instruments include more protections for their holders than the Indenture and the Notes. In addition, other debt we issue or incur in the future could contain more protections for its holders than the Indenture and the Notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Notes.
Our most recent NAV was calculated on December 31, 2020 and our NAV when calculated effective thereafter may be higher or lower.
Our NAV per common share was $8.96 as of December 31, 2020. NAV per common share thereafter may be higher or lower than $8.96 based on potential changes in valuations, issuances of securities, repurchases of securities, dividends paid and earnings. Our Board of Directors has not yet determined the fair value of portfolio investments at any date subsequent to December 31, 2020. Our Board of Directors determines the fair value of our portfolio investments on a quarterly basis in connection with the preparation of quarterly financial statements and based on input from independent valuation firms, the Investment Adviser, the Administrator and the Audit Committee of our Board of Directors.
In addition to regulatory restrictions that restrict our ability to raise capital, our credit facility contains various covenants which, if not complied with, could accelerate repayment under the facility, thereby materially and adversely affecting our liquidity, financial condition and results of operations.
The agreement governing our credit facility requires us to comply with certain financial and operational covenants. These covenants include:
•restrictions on the level of indebtedness that we are permitted to incur in relation to the value of our assets;
•restrictions on our ability to incur liens; and
•maintenance of a minimum level of stockholders’ equity.

As of December 31, 2020, we were in compliance with these covenants. However, our continued compliance with these covenants depends on many factors, some of which are beyond our control. Accordingly, there are no assurances that we will continue to comply with the covenants in our credit facility. Failure to comply with these covenants would result in a default under this facility which, if we were unable to obtain a waiver from the lenders thereunder, could result in an acceleration of repayments under the facility and thereby have a material adverse impact on our business, financial condition and results of operations.

DESCRIPTION OF THE NOTES
Unless the context otherwise requires, for all purposes of this “Description of the Notes,” references to the “Notes” include the Notes offered hereby and any further additional Notes that may be issued from time to time under the Indenture. The terms of the Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The following description of particular terms of the Notes supplements the more general description of the debt securities contained in the accompanying prospectus. If there are any inconsistencies between the information in this section and the information in the accompanying prospectus, the information in this section controls. You should read this section together with the section entitled “Description of Our Debt Securities” in the accompanying prospectus.

Together with the “Description of Our Debt Securities” in the accompanying prospectus, the following description provides a summary of the material provisions of the Notes and the Indenture and does not purport to be complete. We urge you to read the Indenture (including the form of global note contained therein), because it, and not this description, defines your rights as a holder of the Notes.

When we refer to “Prospect Capital Corporation,” the “Company,” “we,” “our” or “us” in this section, we refer only to Prospect Capital Corporation and not its consolidated subsidiaries. In addition, all references to interest in this prospectus supplement include additional interest, if any, payable as the sole remedy relating to the failure to comply with our reporting obligations pursuant to the provisions set forth below under the heading “- Events of Default; Notice and Waiver.”

Brief Description of the Notes
The Notes offered hereby:
•were initially issued in an aggregate principal amount of $325,000,000 on January 22, 2021, not including (i) the $50,00,000 aggregate principal amount of add-on 2026 Notes priced on February 12, 2021 and to be issued on February 19, 2021 and (ii) the $ million aggregate principal amount of additional Notes being offered hereby;
•will bear interest at a rate of 3.706% per year computed on the basis of a 360-day year of twelve 30-day months, payable every January 22 and July 22, beginning July 22, 2021, in each case having a record date of January 8 and July 8;
•will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof;
•will be our general senior unsecured obligations, ranking equally with all of our other senior unsecured indebtedness (including, but not limited to, the Unsecured Notes) and senior in right of payment to any of our subordinated indebtedness, effectively subordinated in right of payment to our existing and future secured indebtedness and structurally subordinated to all existing and future debt of our subsidiaries;
•will be subject to repurchase by us at your option if a Change of Control Repurchase Event occurs, at a cash repurchase price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest (including additional interest, if any) to, but not including, the repurchase date; and
•will be due January 22, 2026.
If any interest payment date, redemption date, date of repayment or the maturity date of the Notes is not a business day at any place of payment, then payment of the principal, premium, if any, and interest may be made on the next business day at that place of payment. In that case, no interest will accrue on the amount payable on the Notes for the period from and after the applicable interest payment date, redemption date, date of repayment or maturity date, as the case may be. The term “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are authorized or required by law or executive order to close.
Neither we nor our subsidiaries will be subject to any financial covenants under the Indenture. In addition, neither we nor our subsidiaries will be restricted under the Indenture from paying dividends, incurring debt or issuing or repurchasing our securities. You are not afforded protection under the Indenture in the event of a highly leveraged transaction or a change in control of us, except to the extent described below under “Offer to Repurchase Upon a Change of Control Repurchase Event.”
No sinking fund is provided for the Notes and the Notes will be subject to defeasance.
The Notes will be represented by global securities that will be deposited and registered in the name of DTC or its nominee. This means that, except in limited circumstances, you will not receive certificates for the Notes. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Notes through either DTC, if they are a participant, or indirectly through organizations which are participants in DTC. For information regarding registration of transfer and exchange of the global note held in DTC, see “Registration and Settlement” on page S-25.
Additional Notes
We may, without the consent of the holders of the Notes, increase the principal amount of the Notes by issuing additional Notes in the future on the same terms and conditions as the Notes offered hereby, except for any differences in the issue price and interest accrued prior to the issue date of the additional Notes; provided that such differences do not cause the additional Notes to constitute a different class of securities than the Notes offered hereby for U.S. federal income tax purposes. The Notes offered hereby and any additional Notes would rank equally and ratably and would be treated as a single class for all purposes under the Indenture. No additional Notes may be issued if any event of default has occurred with respect to the Notes. The $ aggregate principal amount of Notes offered hereby will be issued as additional Notes under the Indenture.
Ranking
The Notes are our general, senior unsecured obligations and will rank equal in right of payment with all of our existing and future senior unsecured indebtedness (including, but not limited to, our Unsecured Notes) and senior in right of payment to any of our subordinated indebtedness. As a result, the Notes are effectively subordinated to our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally subordinated to any existing and future liabilities and other indebtedness of our subsidiaries. As of February 16, 2021, we and our subsidiaries had approximately $2,335 million of indebtedness outstanding, $377 million of which was secured indebtedness and $1,958 million of which was unsecured indebtedness.
Payment at Maturity
On the maturity date, each holder will be entitled to receive on such date $1,000 in cash for each $1,000 in principal amount of Notes, together with accrued and unpaid interest (including additional interest, if any) to, but not including, the maturity date. With respect to the global note, principal and interest (including additional interest, if any) will be paid to DTC in immediately available funds.
Optional Redemption
We may redeem some or all of the Notes at any time, or from time to time. If we choose to redeem any Notes prior to maturity, we will pay a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest to the redemption date:
•100% of the principal amount of the Notes to be redeemed, or
•the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the date of redemption) on the Notes to be redeemed, assuming for this purpose that the Notes mature on December 22, 2025, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate plus 50 basis points;

provided, however, that if we redeem any Notes on or after December 22, 2025, (the date falling one month prior to the maturity date of the Notes), the redemption price for the Notes will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.
If we choose to redeem any Notes, notice will be given in writing and mailed, first-class postage prepaid or by overnight courier guaranteeing next-day delivery, or sent electronically in accordance with applicable procedures of the trustee and, so long as the Notes are registered to DTC or its nominee, DTC, not less than 30 nor more than 90 days before the redemption date. If we are redeeming less than all of the Notes, the particular Notes to be redeemed will be selected in accordance with the applicable procedures of the trustee and, so long as the Notes are registered to DTC or its nominee, DTC; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.
For purposes of calculating the redemption price in connection with the redemption of the Notes, on any redemption date, the following terms have the meanings set forth below:
“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue (computed as of the third business day immediately preceding the redemption), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The redemption price and the Treasury Rate will be determined by us.
“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming a maturity date of December 22, 2025) that would be utilized, at the time of selection and in accordance with customary financing practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes being redeemed (assuming a maturity date of December 22, 2025).
“Comparable Treasury Price” means (1) the average of the remaining Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Quotation Agent” means a Reference Treasury Dealer selected by us.
“Reference Treasury Dealer” means each of (1) Barclays Capital Inc., (2) RBC Capital Markets, LLC and (3) Goldman Sachs & Co. LLC; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”, we shall select another Primary Treasury Dealer.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.
All determinations made by any Reference Treasury Dealer, including the Quotation Agent, with respect to determining the redemption price will be final and binding absent manifest error.
Offer to Repurchase Upon a Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the Notes in full, we will make an offer to each holder of Notes to repurchase all or any part (in minimum denominations of $1,000 in principal amount and integral multiples of $1,000 in excess thereof) of that holder's Notes at a repurchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest (including additional interest, if any) on the Notes repurchased to the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will mail a notice to each holder describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.
On the Change of Control Repurchase Event payment date, subject to extension if necessary to comply with the provisions of the Investment Company Act, we will, to the extent lawful:
•accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;
•deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and
•deliver or cause to be delivered to the trustee the Notes properly accepted, together with an officers' certificate stating the aggregate principal amount of Notes being purchased by us.
The paying agent will promptly remit to each holder of Notes properly tendered the purchase price for the Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a minimum principal amount of $1,000 or an integral multiple of $1,000 in excess thereof.
We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.
The source of funds that will be required to repurchase Notes in the event of a Change of Control Repurchase Event will be our available cash or cash generated from our operations or other potential sources, including funds provided by a purchaser in the Change of Control transaction, borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. We may be unable to repurchase your Notes in cash upon a fundamental change. Our ability to repurchase the Notes in cash in the future may be limited by the terms of our then-existing borrowing agreements. In addition, the occurrence of a fundamental change could cause an event of default under the terms of our then-existing borrowing agreements. We cannot assure you that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price in cash. See “Risk Factors-We may be unable to repurchase the Notes following the occurrence of a Change of Control Repurchase Event” on page S-11 of this prospectus supplement.
The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of "all or substantially all" of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase the Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.
For purposes of the Notes:

“Below Investment Grade Rating Event” means the Notes are downgraded below Investment Grade by all the Rating Agencies then rating the Notes at the request of the Company on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of such Rating Agencies); provided, however, that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).
“Change of Control” means the occurrence of any of the following:
•the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Company and its Controlled Subsidiaries taken as a whole to any "person" or "group" (as those terms are used in Section 13(d)(3) of the Exchange Act), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the Company or its Controlled Subsidiaries shall not be deemed to be any such sale, lease, transfer, conveyance or disposition;
•the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than any Permitted Holders) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares; or
•the approval by the Company’s stockholders of any plan or proposal relating to the liquidation or dissolution of the Company.
“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.
“Controlled Subsidiary” means any subsidiary of the Company, 50% or more of the outstanding equity interests of which are owned by the Company and its direct or indirect subsidiaries and of which the Company possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.
“Egan-Jones” means Egan-Jones Ratings Co., or any successor thereto.
“Investment Grade” means a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P), BBB- or better by Kroll (or its equivalent under any successor rating categories of Kroll), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by Egan-Jones (or its equivalent under any successor rating categories of Egan-Jones) (or, in each case, if such Rating Agency ceases to rate the Notes at the request of the Company or for any other reason, the equivalent investment grade credit rating from any Rating Agency selected by us as a replacement Rating Agency, if any).
“Kroll” means Kroll Bond Rating Agency, Inc., or any successor thereto.
“Moody’s” means Moody’s Investor Service, or any successor thereto.

“Permitted Holders” means (i) us, (ii) one or more of our Controlled Subsidiaries and (iii) Prospect Capital Management or any affiliate of Prospect Capital Management that is organized under the laws of a jurisdiction located in the United States of America and in the business of managing or advising clients.
“Rating Agency” means:
•each of S&P, Kroll, Moody’s or Egan-Jones, if such Rating Agency is then rating the Notes at the request of the Company; and
•if any of S&P, Kroll, Moody’s or Egan-Jones ceases to rate the Notes at the request of the Company or for any other reason, or, if then rating the Notes at the request of the Company, fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section (3)(a)(62) of the Exchange Act selected by us as a replacement agency, if any, for S&P, Kroll, Moody’s or Egan-Jones, or all of them, as the case may be; provided, however, that for the avoidance of doubt the Company shall have no obligation to (a) have more than one Rating Agency rate the Notes at any time or (b) replace a Rating Agency if such Rating Agency ceases to rate the Notes at the request of the Company or for any other reason, or, if then rating the Notes at the request of the Company, fails to make a rating of the Notes publicly available for reasons outside of our control, in each case subject to the Company’s obligation to have at least one Rating Agency rate the Notes.
“S&P” means Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc., or any successor thereto.
“Voting Stock” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.
Consolidation, Merger and Sale of Assets by the Company
The Indenture will provide that we may not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other person or sell, convey, transfer or lease our property and assets substantially as an entirety to another person, unless:
•either (a) we are the continuing corporation or (b) the resulting, surviving or transferee person (if other than us) is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person assumes, by a supplemental indenture in a form reasonably satisfactory to the trustee, all of our obligations under the Notes and the Indenture;
•immediately after giving effect to such transaction, no default or event of default has occurred and is continuing; and
•we have delivered to the trustee certain certificates and opinions of counsel if so requested by the trustee.
In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which the Company is not the continuing corporation, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of, the Company, and the Company shall be discharged from its obligations, under the Notes and the Indenture.
This covenant includes a phrase relating to the sale, conveyance, transfer and lease of the property and assets of the Company “substantially as an entirety.” There is no precise, established definition of the phrase “substantially as an entirety” under New York law, which governs the Indenture and the Notes, or under the laws of Maryland, the Company’s state of incorporation. Accordingly, the ability of a holder of the Notes to require us to repurchase the Notes as a result of a sale, conveyance, transfer or lease of less than all of the property and assets of the Company may be uncertain.
An assumption by any person of the Company’s obligations under the Notes and the Indenture might be deemed for U.S. federal income tax purposes to be an exchange of the Notes for new Notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.
Events of Default; Notice and Waiver
In addition to the events of default and the other information with respect to events of default, see “Description of Our Debt Securities-Events of Default” beginning on page 71 of the accompanying prospectus, the following will be events of default under the Indenture:
•we fail to pay the repurchase price payable in respect of any Notes when due and such failure continues for a period of five days;
•we fail to perform or observe any term, covenant or agreement in the Notes or the Indenture for a period of 60 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;
•a failure to pay principal when due (whether at stated maturity or otherwise) or an uncured default that results in the acceleration of maturity of any indebtedness for borrowed money of the Company or any of our “significant subsidiaries,” (which term shall have the meaning specified in Rule 1-02(w) of Regulation S-X), other than subsidiaries that are non-recourse or limited recourse subsidiaries, bankruptcy remote special purpose vehicles and any subsidiaries that are not consolidated with us for GAAP purposes, in an aggregate amount in excess of $100,000,000 (or its foreign currency equivalent), unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding; or
•certain events involving our bankruptcy, insolvency or reorganization of the Company, and such events remain undischarged or unstayed for a period of 90 days.
We are required to notify the trustee promptly upon becoming aware of the occurrence of any default under the Indenture known to us. The trustee is then required within 90 calendar days of being notified by us of the occurrence of any default to give to the registered holders of the Notes notice of all uncured defaults known to it. However, the trustee may withhold notice to the holders of the Notes of any default, except defaults in payment of principal or interest (including additional interest, if any) on the Notes, if the trustee, in good faith, determines that the withholding of such notice is in the interests of the holders. We are also required to deliver to the trustee, on or before a date not more than 120 calendar days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any default has occurred.
If an event of default specified in the last bullet point listed above occurs and continues, the principal amount of the Notes and accrued and unpaid interest (including additional interest, if any) on the outstanding Notes will automatically become due and payable. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal amount of the Notes and accrued and unpaid interest (including additional interest, if any) on the outstanding Notes to be due and payable. Thereupon, the trustee may, in its discretion, proceed to protect and enforce the rights of the holders of the Notes by appropriate judicial proceedings.
After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the Notes outstanding, by written notice to us and the trustee, may rescind and annul such declaration if:

•we have paid (or deposited with the trustee a sum sufficient to pay) (1) all overdue interest (including additional interest, if any) on all Notes; (2) the principal amount of any Notes that have become due otherwise than by such declaration of acceleration; (3) to the extent that payment of such interest is lawful, interest upon overdue interest (including additional interest, if any); and (4) all sums paid or advanced by the trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and
•all events of default, other than the non-payment of the principal amount and any accrued and unpaid interest (including additional interest, if any) that have become due solely by such declaration of acceleration, have been cured or waived.
For more information on remedies if an event of default occurs, see “Description of Our Debt Securities-Events of Default” beginning on page 71 of the accompanying prospectus.
Notwithstanding the foregoing and the description in the accompanying prospectus, the Indenture will provide that the sole remedy for an event of default relating to the failure to comply with the reporting obligations in the Indenture, which are described below under the caption “-Reports,” and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act (which also relates to the provision of reports), will, at our option, for the 365 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the Notes at an annual rate equal to 0.50% of the principal amount of the Notes. In the event we do not elect to pay the additional interest upon an event of default in accordance with this paragraph, the Notes will be subject to acceleration as provided above. The additional interest will accrue on all outstanding Notes from and including the date on which an event of default relating to a failure to comply with the reporting obligations in the Indenture first occurs to but not including the 365th day thereafter (or such earlier date on which the event of default relating to the reporting obligations shall have been cured or waived). On such 365th day (or earlier, if the event of default relating to the reporting obligations is cured or waived prior to such 365th day), such additional interest will cease to accrue and the Notes will be subject to acceleration as provided above if the event of default is continuing. The provisions of the Indenture described in this paragraph will not affect the rights of holders of Notes in the event of the occurrence of any other event of default.
Waiver
The holders of a majority in aggregate principal amount of the Notes outstanding may, on behalf of the holders of all the Notes, waive any past default or event of default under the Indenture and its consequences, except that a holder cannot waive our failure to pay the repurchase price on the repurchase date in connection with a holder exercising its repurchase rights. For other exceptions to a holder’s waiver of past default or event of default under the Indenture, see “Description of Our Debt Securities-Events of Default” beginning on page 71 of the accompanying prospectus.
Modification
Changes Requiring Approval of Each Affected Holder
The Indenture (including the terms and conditions of the Notes) may not be modified or amended without the written consent or the affirmative vote of the holder of each Note affected by such change to:
•reduce any amount payable upon repurchase of any Notes;
•to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;
•change our obligation to repurchase any Notes upon the occurrence of a Change in Control Repurchase Event in a manner adverse to the rights of the holders; and
•change our obligation to maintain an office or agency in New York City.

For other changes requiring approval of each affected holder, see “Description of our Debt Securities-Modification or Waiver” on page 72 of the accompanying prospectus.
Changes Requiring Majority Approval
The Indenture (including the terms and conditions of the Notes) may be modified or amended, except as described above, with the written consent or affirmative vote of the holders of a majority in aggregate principal amount of the Notes then outstanding. For such changes requiring majority approval, see “Description of Our Debt Securities-Modification or Waiver” on page 72 of the accompanying prospectus.
Changes Requiring No Approval
The Indenture (including the terms and conditions of the Notes) may be modified or amended by us and the trustee, without the consent of the holder of any Notes, to, among other things:
•provide for our repurchase obligations in connection with the occurrence of a Change in Control Repurchase Event in the event of any reclassification of our common stock, merger or consolidation, or sale, conveyance, transfer or lease of our property and assets substantially as an entity;
•secure the Notes;
•provide for the assumption of our obligations to the holders of the Notes in the event of a merger or consolidation, or sale, conveyance, transfer or lease of our property and assets substantially as an entirety;
•surrender any right or power conferred upon us;
•add to our covenants for the benefit of the holders of the Notes;
•cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in the Indenture;
•make any provision with respect to matters or questions arising under the Indenture that we may deem necessary or desirable and that shall not be inconsistent with provisions of the Indenture; provided that such change or modification does not, in the good faith opinion of our board of directors, adversely affect the interests of the holders of the Notes in any material respect;
•add guarantees of obligations under the Notes; and
•provide for a successor trustee.
Other
The consent of the holders of Notes is not necessary under the Indenture to approve the particular form of any proposed modification or amendment. It is sufficient if such consent approves the substance of the proposed modification or amendment. After a modification or amendment under the Indenture becomes effective, we are required to mail to the holders a notice briefly describing such modification or amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the modification or amendment.
Notes Not Entitled to Consent
Any Notes held by us or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with us shall be disregarded (from both the numerator and the denominator) for purposes of determining whether the holders of the requisite aggregate principal amount of the outstanding Notes have consented to a modification, amendment or waiver of the terms of the Indenture.
Reports
We shall deliver to the trustee, within 30 days after filing with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided, that any such information, documents or reports filed electronically with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be deemed filed with and delivered to the trustee and the holders at the same time as filed with the SEC.
Other Covenants
We agree that for the period of time during which the Notes are outstanding, we will not violate Section 18(a)(1)(A) as modified by Section 61(a) of the 1940 Act or any successor provisions. These provisions generally prohibit us from incurring additional borrowings, including through the issuance of additional securities, unless our asset coverage, as defined in the 1940 Act, equals at least 150% after such borrowings.
If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the Trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end. All such financial statements will be prepared, in all material respects, in accordance with applicable United States generally accepted accounting principles.
Satisfaction and Discharge
The Indenture shall upon the written request or order signed in the name of the Company, or the “Company Request,” cease to be of further effect with respect to any series of Notes specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Notes of such series expressly provided in the Indenture, any surviving rights of tender for repayment at the option of the holders and any right to receive additional amounts, as provided in the Indenture), and the trustee, upon receipt of a company order, and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture as to such series when:
(1) either:
(A) all Notes of such series theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to bearer securities surrendered for exchange for registered securities and maturing after such exchange, whose surrender is not required or has been waived as provided in the Indenture, (ii) Notes and coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the Indenture, (iii) coupons appertaining to the Notes called for redemption and maturing after the relevant redemption date, whose surrender has been waived as provided in the Indenture, and (iv) Notes and coupons of such series for whose payment money has theretofore been deposited in trust with the trustee or any paying agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust), as provided in the Indenture have been delivered to the trustee for cancellation; or
(B) all Notes of such series and, in the case of (i) or (ii) below, any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation
(i) have become due and payable, or
(ii) will become due and payable at their stated maturity within one year, or

(iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust for such purpose, solely for the benefit of the holders, an amount in the currency in which the Notes of such series are payable, sufficient to pay and discharge the entire indebtedness on such Notes and such coupons not theretofore delivered to the trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Notes which have become due and payable) or to the stated maturity or redemption date, as the case may be;
(2) the Company has irrevocably paid or caused to be irrevocably paid all other sums payable under the Indenture by the Company; and
(3) the Company has delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent in the Indenture provided for relating to the satisfaction and discharge of the Indenture as to such series have been complied with.
Notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Company to the trustee and any predecessor trustee under the Indenture, the obligations of the Company to any authenticating agent under the Indenture and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1), the obligations of the trustee for application of the funds and the Notes deposited with the trustee and held in trust for payment shall survive any termination of the Indenture.
Governing Law
The Indenture will provide that it and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.
Form, Denomination and Registration
The Notes offered hereby will be issued:
•in fully registered form;
•without interest coupons; and
•in denominations of $1,000 principal amount and integral multiples of $1,000.

REGISTRATION AND SETTLEMENT
The Depository Trust Company
The Notes will be issued in book-entry only form. This means that we will not issue certificates for the Notes, except in the limited case described below. Instead, we will issue the global note in registered form. The global note will be held through DTC and will be registered in the name of Cede & Co., as nominee of DTC.
Accordingly, Cede & Co. will be the holder of record of the Notes. The Notes represented by the global note evidences a beneficial interest in the global note.
Beneficial interest in the global note will be shown on, and transfers are effected through, records maintained by DTC or its participants. In order to own a beneficial interest in the Notes, you must be an institution that has an account with DTC or have a direct or indirect account with such an institution. Transfers of ownership interests in the Notes will be accomplished by making entries in DTC participants’ books acting on behalf of beneficial owners.
So long as DTC or its nominee is the registered holder of the global note, DTC or its nominee, as the case may be, will be the sole holder and owner of the Notes represented thereby for all purposes, including payment of principal and interest, under the Indenture. Except as otherwise provided below, you will not be entitled to receive physical delivery of certificated Notes and will not be considered the holder of the Notes for any purpose under the Indenture. Accordingly, you must rely on the procedures of DTC and the procedures of the DTC participant through which you own your Note in order to exercise any rights of a holder of a Note under the Indenture. The laws of some jurisdictions require that certain purchasers of Notes take physical delivery of such Notes in certificated form. Those limits and laws may impair the ability to transfer beneficial interests in the Notes.
The global note representing the Notes will be exchangeable for certificated notes of like tenor and terms and of differing authorized denominations in a like aggregate principal amount, only if (1) DTC notifies us that it is unwilling or unable to continue as depositary for the global note or we become aware that DTC has ceased to be a clearing agency registered under the Exchange Act and, in any such case we fail to appoint a successor to DTC within 60 calendar days, (2) we, in our sole discretion, determine that the global note shall be exchangeable for certificated notes or (3) an event of default has occurred and is continuing with respect to the Notes under the Indenture. Upon any such exchange, the certificated notes shall be registered in the names of the beneficial owners of the global note representing the Notes.
The following is based on information furnished by DTC:
DTC will act as securities depositary for the Notes. The Notes will be issued as fully-registered Notes registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. Generally, one fully registered global note will be issued for all of the principal amount of the Notes.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from over 85 countries that DTC’s direct participants deposit with DTC.
DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the Financial Industry Regulatory Authority, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of the Notes under the DTC system must be made by or through direct participants, which will receive a credit for the Notes on DTC’s records. The beneficial interest of each actual purchaser of each Note is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the Notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in Notes, except in the event that use of the book-entry system for the notes is discontinued.
To facilitate subsequent transfers, all Notes deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the Notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Notes; DTC’s records reflect only the identity of the direct participants to whose accounts such Notes will be credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of the Notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Notes, such as redemption, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of the Notes may wish to ascertain that the nominee holding the Notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar of the Notes and request that copies of the notices be provided to them directly. Any such request may or may not be successful.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the regular record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).
We will pay principal and or interest payments on the Notes in same-day funds directly to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records upon DTC’s receipt of funds and corresponding detail information. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants and not of DTC or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and interest to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of the direct or indirect participant.
We will send any redemption notices to DTC. If less than all of the Notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.
A beneficial owner, or its authorized representative, shall give notice to elect to have its Notes repaid by us, through its direct or indirect participant, to the trustee, and shall effect delivery of such Notes by causing the direct participant to transfer that participant’s interest in the global note representing the Notes, on DTC’s records, to the trustee. The requirement for physical delivery of the Notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global note representing the Notes are transferred by the direct participants on DTC’s records.

DTC may discontinue providing its services as securities depository for the Notes at any time by giving us reasonable notice. Under such circumstances, if a successor securities depositary is not obtained, we will print and deliver certificated Notes. We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, we will print and deliver certificated Notes.
The information in this section concerning DTC and DTC’s system has been obtained from sources that we believe to be reliable, but neither we, the underwriters nor any agent takes any responsibility for its accuracy.
Registration, Transfer and Payment of Certificated Notes
If we ever issue Notes in certificated form, those Notes may be presented for registration, transfer and payment at the office of the registrar or at the office of any transfer agent designated and maintained by us. We have originally designated U.S. Bank National Association to act in those capacities for the Notes. The registrar or transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of the Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange. At any time, we may change transfer agents or approve a change in the location through which any transfer agent acts. We also may designate additional transfer agents for any Notes at any time.
We will not be required to: (1) issue, exchange or register the transfer of any Note to be redeemed for a period of 15 days after the selection of the Notes to be redeemed; (2) exchange or register the transfer of any Note that was selected, called or is being called for redemption, except the unredeemed portion of any Note being redeemed in part; or (3) exchange or register the transfer of any Note as to which an election for repayment by the holder has been made, except the unrepaid portion of any Note being repaid in part.
We will pay principal of and interest on any certificated Notes at the offices of the paying agents we may designate from time to time. Generally, we will pay interest on a note by check on any interest payment date other than at stated maturity or upon earlier redemption or repayment to the person in whose name the note is registered at the close of business on the regular record date for that payment. We will pay principal and interest at stated maturity or upon earlier redemption or repayment in same-day funds against presentation and surrender of the applicable Notes.

SUPPLEMENT TO MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following summary of U.S. federal income tax considerations supplements the discussion set forth under the heading “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus and is subject to the qualifications and assumptions set forth therein.
The following is a general summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the Notes. This discussion is based upon the Code, Treasury Regulations and judicial decisions and administrative interpretations thereof, all as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. No ruling from the IRS has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.
This discussion applies only to a holder of Notes that acquires the Notes for cash pursuant to this offering at the public offering price and who holds the Notes as a capital asset (generally, property held for investment) under the Code. This discussion does not address any U.S. federal estate or gift tax consequences or any state, local or non-U.S. tax consequences. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be applicable to investors in light of their particular circumstances, or to investors subject to special treatment under U.S. federal income tax law, including, but not limited to:
(1)banks, insurance companies or other financial institutions;
(2)pension plans or trusts;
(3)U.S. Noteholders (as defined below) whose functional currency is not the U.S. dollar;
(4)real estate investment trusts;
(5)regulated investment companies;
(6)persons subject to the alternative minimum tax;
(7)cooperatives;
(8)tax-exempt organizations;
(9)dealers in securities;
(10)expatriates;
(11)foreign persons or entities (except to the extent set forth below);
(12)persons deemed to sell the Notes under the constructive sale provisions of the Code; or
(13)persons that hold the Notes as part of a straddle, hedge, conversion transaction or other integrated investment.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns Notes, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partners in a partnership that owns the Notes should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.
We encourage investors to consult their tax advisors regarding the specific consequences of an investment in the Notes, including tax reporting requirements, the applicability of U.S. federal, state or local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.
Consequences to U.S. Noteholders
The following is a general summary of U.S. federal income tax consequences generally applicable to you if you are a U.S. Noteholder. U.S. federal income tax consequences generally applicable to Non-U.S. Noteholders are described under

“Consequences to Non-U.S. Noteholders” below. For purposes of this summary, the term “U.S. Noteholder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes (i) an individual who is a citizen or resident of the U.S., (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, that is created or organized under the laws of the U.S., any of the States or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (A) if a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of such trust, or (B) that has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.
Qualified Reopening
The Notes will be treated for U.S. federal income tax purposes as issued in a "qualified reopening" of the original 2026 Notes. Debt instruments issued in a qualified reopening are deemed to be part of the same "issue" as the original debt instruments to which such reopening relates. Assuming the issuance of the Notes is so treated, the Notes would be treated as having the same issue date and the same issue price as the original 2026 Notes for U.S. federal income tax purposes. Accordingly, the Notes would not be treated as having original issue discount, regardless of the actual price paid by the U.S. Noteholder for a Note. See “Bond Premium” and “Market Discount” below for a discussion of the consequences to a U.S. Noteholder of paying a different price for its Notes. The remainder of this discussion assumes the issuance of the Notes is treated as a qualified reopening of the original 2026 Notes.
Interest on the Notes
Except as described below with respect to pre-issuance accrued interest, interest on the Notes will be taxable to a U.S. Noteholder as ordinary interest income at the time such Noteholder receives or accrues such amounts, in accordance with its regular method of accounting.
If the Notes are issued between an interest payment date and the next record date that follows such interest payment date, a portion of the price paid for the Notes will be allocable to interest that accrued between such interest payment date and the date the Notes are issued (the “pre-issuance accrued interest”). We intend to take the position that the portion of the interest received on the first interest payment date following the issuance of the Notes that equals the pre-issuance accrued interest is treated as a return of the pre-issuance accrued interest and not as a payment of interest on the Note. Under that characterization, amounts treated as a return of pre-issuance accrued interest should not be taxable when received but should reduce the holder’s adjusted tax basis in the Note by a corresponding amount. Prospective purchasers of the Notes are urged to consult their tax advisors with respect to pre-issuance accrued interest.
Bond Premium
If the amount paid for a Note by a U.S. Noteholder (excluding the portion of such amount that is treated as allocable to pre-issuance accrued interest) exceeds the stated principal amount of the Note, the U.S. Noteholder would be considered to have ‘‘amortizable bond premium’’ equal to such excess. In this case, the U.S. Noteholder could elect to amortize the premium using a constant yield method over the term of the Note and thereby offset each payment or accrual of interest by the portion of the bond premium allocable to the payment. If such an election is made, it generally will apply to all debt instruments held at the time of the election, as well as any debt instruments subsequently acquired. The election may not be revoked without the consent of the IRS. A U.S. Noteholder who elects to amortize bond premium must reduce its tax basis in the Notes by the amount of the premium so amortized. If an election to amortize bond premium is not made and the Notes are held to maturity, then, in general, the bond premium will decrease the gain or increase the loss such holder would otherwise recognize on the disposition of the Note. Prospective purchasers of the Notes are urged to consult their tax advisors with respect to the rules relating to bond premium and the application of those rules to their particular circumstances.
Market Discount
If the amount paid for a Note by a U.S. Noteholder (excluding the portion of such amount that is treated as allocable to pre-issuance accrued interest) is less than the stated principal amount of the Note by more than a statutorily defined de minimis threshold, the U.S. Noteholder generally would be considered to have “market discount” for U.S. federal income tax purposes equal to the amount of such difference. In the case of a Note acquired pursuant to this offering, a discount will be considered de minimis and thus will not give rise to market discount if it is less than 1% of the stated principal amount of the Note. Under the market discount rules, market discount generally must be accrued over the term of the Note, and any partial payment of principal on a Note, or any gain on the sale, exchange, redemption, retirement or other disposition of a Note, generally must be treated as ordinary income to the extent of the accrued market discount (unless the holder makes an election to include the market discount in income as it accrues). In addition, a holder of a Note with market discount may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the Note. Prospective purchasers of the Notes are urged to consult their tax advisors with respect to the rules relating to market discount and the application of those rules to their particular circumstances.
Sale, exchange, redemption, retirement or other taxable disposition of the Notes
Subject to the rules described above under “Market Discount” and the discussion below regarding amounts attributable to accrued but unpaid interest, upon the sale, exchange, redemption, retirement or other taxable disposition of a Note, a U.S. Noteholder generally will recognize taxable capital gain or loss equal to the difference, if any, between the amount realized and the U.S. Noteholder’s adjusted tax basis in the Note at the time of such disposition. A U.S. Noteholder’s adjusted tax basis in a Note will generally equal the amount such U.S. Noteholder paid for the Note, reduced by the amount of interest payments received by the holder that are treated as a return of pre-issuance accrued interest (as described above under “Interest on the Notes”), increased by the amount of any market discount previously included in income (as discussed above under “Market Discount”) and reduced by any previously amortized bond premium (as discussed above under “Bond Premium”), as applicable. Such gain or loss will be long-term capital gain or loss if the U.S. Noteholder’s holding period with respect to the Note disposed of is more than one year. To the extent that amounts received are attributable to accrued but unpaid interest, such interest will not be taken into account in determining gain or loss, but will instead be taxable as ordinary interest income to the extent the U.S. Noteholder has not previously included such amounts in income. The deductibility of capital losses is subject to limitations.
Medicare tax
Certain U.S. Noteholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or a portion of their “net investment income,” which includes interest on the Notes and capital gains from the sale or other disposition of the Notes.
Information reporting and backup withholding
In general, information reporting requirements will apply to certain payments of principal and interest and to the proceeds of sale of a Note paid to a U.S. Noteholder (unless such noteholder is an exempt recipient). A backup withholding tax may apply to such payments if a U.S. Noteholder fails to provide a taxpayer identification number or certification of exempt status, or if it is otherwise subject to backup withholding.
Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a U.S. Noteholder’s United States federal income tax liability provided the required information is timely furnished to the IRS.
Consequences to Non-U.S. Noteholders
The following is a general summary of U.S. federal income tax consequences generally applicable to you if you are a Non-U.S. Noteholder. A beneficial owner of a Note that is not a partnership for U.S. federal income tax purposes or a U.S. Noteholder is referred to herein as a “Non-U.S. Noteholder.”
Interest on the Notes
Subject to the discussion below under the heading “Other withholding rules,” interest paid or accrued to a Non-U.S. Noteholder generally will not be subject to U.S. federal income or withholding tax if the interest is not effectively connected with its conduct of a trade or business within the United States and the Non-U.S. Noteholder:
•does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;
•is not a “controlled foreign corporation” with respect to which we are, directly or indirectly, a “related person”;

•is not a bank whose receipt of interest on the Notes is described in Section 881(c)(3)(A) of the Code; and
•provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (on a properly executed IRS Form W-8BEN or W-8BEN-E or other applicable form), or holds the Notes through certain foreign intermediaries and satisfies the certification requirements of applicable Treasury Regulations.
If a Non-U.S. Noteholder does not qualify for an exemption under these rules, interest income from the Notes may be subject to withholding tax at the rate of 30% (or lower applicable treaty rate). Interest effectively connected with a Non-U.S. Noteholder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, which is attributable to a United States permanent establishment), however, would not be subject to a 30% withholding tax so long as the Non-U.S. Noteholder provides us or our paying agent with an adequate certification (currently on IRS Form W-8ECI); such payments of interest generally would be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally. In addition, if a Non-U.S. Noteholder is a foreign corporation and the interest is effectively connected with its conduct of a U.S. trade or business, it may also be subject to a 30% (or lower applicable treaty rate) branch profits tax on its effectively connected earnings and profits for the taxable year, subject to adjustments. To claim the benefit of a tax treaty, a Non-U.S. Noteholder must provide a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) to us or our paying agent before the payment of interest and may be required to obtain a U.S. taxpayer identification number and provide documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.
Sale, exchange, redemption, retirement or other taxable disposition of the Notes
Any gain (including market discount) recognized by a Non-U.S. Noteholder on the sale, exchange, redemption, retirement or other taxable disposition of the Notes (except with respect to accrued and unpaid interest, which would be taxed as described under “Consequences to Non-U.S. Noteholders—Interest on the Notes” above) generally will not be subject to U.S. federal income tax unless:
•the Non-U.S. Noteholder’s gain is effectively connected with its conduct of a U.S. trade or business (and, if required under an applicable income tax treaty, is attributable to a United States permanent establishment); or
•the Non-U.S. Noteholder is a nonresident alien individual present in the U.S. for 183 or more days in the taxable year within which the sale, exchange, redemption or other disposition takes place and certain other requirements are met.
If a Non-U.S. Noteholder is a holder described in the first bullet point above, the net gain derived from the sale, exchange, redemption, retirement or other taxable disposition of its Notes generally will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally. In addition, if such Non-U.S. Noteholder is a foreign corporation, it may also be subject to a 30% (or lower applicable treaty rate) branch profits tax on its effectively connected earnings and profits for the taxable year, subject to adjustments. If a Non-U.S. Noteholder is a holder described in the second bullet point above, it will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, exchange, redemption, retirement or other taxable disposition of its Notes, which may be offset by U.S. source capital losses, even though it is not considered a resident of the United States.
Information reporting and backup withholding
A Non-U.S. Noteholder may be required to comply with certain certification procedures to establish that the holder is not a U.S. person in order to avoid backup withholding with respect to our payment of principal and interest on, or the proceeds of the sale or other disposition of, a Note. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against that Non-U.S. Noteholder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. In certain circumstances, the name and address of the beneficial owner and the amount of interest paid on a Note, as well as the amount, if any, of tax withheld, may be reported to the IRS. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Noteholder resides.

Other withholding rules
Withholding at a rate of 30% will be required on interest in respect of Notes held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain United States persons or by certain non-U.S. entities that are wholly or partially owned by United States persons and to withhold on certain payments. Accordingly, the entity through which Notes are held will affect the determination of whether such withholding is required. Similarly, interest in respect of Notes held by an investor that is a non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future guidance, may modify these requirements. Non-U.S. Noteholders are encouraged to consult with their tax advisors regarding the possible implications of these requirements on their investment in the Notes.
Non-U.S. Noteholders should consult any applicable income tax treaties that may provide for different rules. In addition, Non-U.S. Noteholders are urged to consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of the Notes.
The discussion set forth herein does not constitute tax advice, and potential investors should consult their own tax advisors concerning the tax considerations relevant to their particular situation

CERTAIN CONSIDERATIONS APPLICABLE TO
ERISA, GOVERNMENTAL AND OTHER PLAN INVESTORS
A fiduciary of a pension plan or other employee benefit plan (including a governmental plan, an individual retirement account or a Keogh plan) proposing to invest in the Notes should consider this section carefully.
A fiduciary of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (commonly referred to as “ERISA”), should consider fiduciary standards under ERISA in the context of the particular circumstances of such plan before authorizing an investment in the Notes. Such fiduciary should determine that the investment is in accordance with its obligations under ERISA and Section 4975 of the Code, including, without limitation, to the extent applicable, the prudence, diversification, delegation of control, conflict of interest and prohibited transaction provisions of ERISA and the Code, as well as with the documents and instruments governing the plan.
In addition, ERISA and the Code prohibit certain transactions (referred to as “prohibited transactions”) involving the assets of a plan subject to ERISA or the assets of an individual retirement account or plan subject to Section 4975 of the Code (referred to as an “ERISA plan”), on the one hand, and persons who have certain specified relationships to the plan (“parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code), on the other. For example, if we (or an affiliate) are considered a party in interest or disqualified person with respect to an ERISA plan, then the investment in notes by the ERISA plan may give rise to a prohibited transaction. The purchase and holding of Notes by an ERISA plan may be subject to one or more statutory or administrative exemptions from the prohibited transaction rules under ERISA and the Code. Even if the conditions for relief under any such exemptions were satisfied, however, there can be no assurance that such exemptions would apply to all of the prohibited transactions that may be deemed to arise in connection with a plan’s investment in the Notes.
By purchasing and holding the Notes (including any interest in a Note), the person making the decision to invest on behalf of an ERISA plan is representing that the purchase and holding of the Note (or an interest in a Note) will not result in a non-exempt prohibited transaction under ERISA or the Code. An ERISA plan should not invest in the Notes unless the plan fiduciary or other person acquiring securities on behalf of the ERISA plan determines that neither we nor an affiliate is a party in interest or a disqualified person or, alternatively, that an exemption from the prohibited transaction rules is available. If an ERISA plan engages in a prohibited transaction, the transaction may require “correction” and may cause the ERISA plan fiduciary to incur certain liabilities and the parties in interest or disqualified persons to be subject to excise taxes.
Employee benefit plans that are governmental plans and non-U.S. plans, and certain church plans, are not subject to ERISA requirements. However, non-U.S., federal, state or local laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code discussed above. By purchasing and holding the Notes, the person making the decision to invest on behalf of any such plan is representing that the purchase and holding of the Notes will not violate any law applicable to such plan that is similar to the prohibited transaction provisions of ERISA or the Code (“Similar Law”).
If you are the fiduciary of an employee benefit plan, whether or not subject to ERISA, and you propose to invest in the Notes with the assets of such employee benefit plan, you should consult your own legal counsel for further guidance. Plan fiduciaries have the exclusive responsibility for ensuring that their purchase and holding the Notes complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. ERISA plans should consider the fact that neither we or any other party to this offering or our or their respective affiliates is acting as a fiduciary to any such plan with respect an investment in the Notes. The sale of Notes (including any interest in a Note) to an employee benefit plan is in no respect a representation or recommendation by us, the underwriters or any other person that such an investment meets all relevant legal requirements with respect to investments by employee benefit plans generally or any particular plan or that such an investment is appropriate or advisable for employee benefit plans generally or any particular plan.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $         after deducting fees and estimated offering expenses of approximately $0.5 million payable by us.
We expect to use the net proceeds from the sale of the Notes primarily for the refinancing of existing indebtedness, including, but not limited to repayment of borrowings under our revolving credit facility. We intend to use the remainder of the net proceeds of the offering, if any, to maintain balance sheet liquidity, including investments in high quality short-term debt instruments, and to make other long-term investments in accordance with our investment objective. We anticipate that substantially all of the net proceeds from this offering will be used for the above purposes within six months, depending on the availability of appropriate investment opportunities consistent with our investment objective and market conditions.
As of February 16, 2021, we had approximately $377.2 million in outstanding borrowings under our revolving credit facility and, based on the assets currently pledged as collateral on the facility, a total of approximately $427.4 million was available to us for borrowing under the facility net of outstanding borrowings. The revolving credit facility matures on September 9, 2024. Interest on borrowings under the revolving credit facility is one-month LIBOR plus 2.20% with no minimum LIBOR floor. Additionally, the lenders charge a fee on the unused portion of the revolving credit facility equal to either 0.50% if more than 60% of the facility is drawn, or 1% if more than 35% and an amount less than or equal to 60% of the facility is drawn, or 1.50% if an amount less than or equal to 35% of the facility is drawn.
As of February 16, 2021, the outstanding aggregate principal amount of Prospect Capital InterNotes was $770.4 million. The Prospect Capital InterNotes bear interest at rates between 3.75% and 6.75% and mature between September 15, 2023 and October 15, 2043.

CAPITALIZATION

The following table sets forth our consolidated capitalization (i) as of December 31, 2020 and (ii) as of December 31, 2020, as adjusted to give effect to the sale of $    million aggregate principal amount of Notes but without giving effect to the use of the cash proceeds from such sale as described in “Use of Proceeds”.
This table should be read in conjunction with “Use of Proceeds” and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and notes thereto included or incorporated by reference in this prospectus supplement and the accompanying prospectus. The adjusted information is illustrative only.

	As of December 31, 2020
	(In thousands, except shares and per share data) (Unaudited)
	Actual	As Adjusted for this Offering
Long‑term debt, including current maturities:
Credit facility payable	$284,895	$284,895	(1)
Convertible notes	364,172	364,172	(2)
Public notes	753,719	753,719	(3)
Prospect Capital InterNotes®	759,007	759,007	(4)
Notes offered hereby	—
Amount owed to affiliates	57,790	57,790
Total long‑term debt	$2,219,583	$2,219,583
Stockholders’ equity:
Convertible Preferred Stock, par value $0.001 per share (140,000,000 shares authorized, with 40,000,000 shares of preferred stock authorized for each of the Series A1, Series M1, and Series M2 shares and 20,000,000 shares of preferred stock authorized for the Series AA1 shares; 551,424 and 551,424 Series A1 shares outstanding, respectively; 0 and 0 Series AA1 shares outstanding, respectively; 0 and 0 Series M1 shares outstanding, respectively; and 0 and 0 Series M2 shares outstanding, respectively)	$13,786	$13,786	(5)
Common stock, par value $0.001 per share (1,860,000,000 common shares authorized; 384,097,645 shares outstanding actual and 384,097,645 shares outstanding as adjusted)	384	384	(6)
Paid‑in capital in excess of par value	4,023,978	4,023,978	(6)
Total distributable loss	(581,628)	(581,628)
Total stockholders’ equity	3,456,520	3,456,520
Total capitalization	$5,676,103	$5,676,103

(1) As of February 16, 2021, we had $377.2 million in outstanding borrowings under our credit facility.
(2) The “As Adjusted for this Offering” calculation excludes our repurchases, prior to maturity, of $26.7 million in outstanding principal of our 2022 Notes on January 20, 2021 and $20.0 million and $25.1 million in outstanding principal of our 2025 Notes on January 29, 2021 and February 16, 2021, respectively.
(3) The “As Adjusted for this Offering” calculation excludes (i) our issuance of $325.0 million in outstanding principal of the original 2026 Notes on January 22, 2021, (ii) our $50.0 million in aggregate principal of add-on 2026 Notes to be issued on February 19, 2021, and (iii) our redemption of $233.8 million of our 2024 Notes which settled on February 16, 2021.
(4) The “As Adjusted for this Offering” calculation excludes our issuance of $12.0 million aggregate principal amount of our Prospect Capital InterNotes® during the period January 7, 2021 through settlement date of February 11, 2021.
(5) The “As Adjusted for this Offering” calculation excludes our issuance of 283,079 shares of our 5.50% Series A1 Preferred Stock and 8,360 shares of our 5.50% Series M1 Preferred Stock during the period January 1, 2021 through February 16, 2021.
(6) The “As Adjusted for this Offering” calculation excludes our issuance of 1,563,270 shares of our common stock in connection with the Company's common stock dividend reinvestment plan during the period January 1, 2021 through February 16, 2021.

UNDERWRITING
Goldman Sachs & Co. LLC is acting as the representative of each of the underwriters named below (the “underwriters”). Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the aggregate principal amount of Notes set forth opposite its name below.

Underwriters	Principal Amount of Notes
Goldman Sachs & Co. LLC	$
Barclays Capital Inc.
RBC Capital Markets, LLC
Total	$
The underwriting agreement provides that the underwriters’ obligation to purchase the Notes depends on the satisfaction of the conditions contained in the underwriting agreement including:
•the obligation to purchase all of the Notes offered hereby, if any of the Notes are purchased;
•the representations and warranties made by us to the underwriters are true;
•there is no material change in our business or the financial markets; and
•we deliver customary closing documents to the underwriters.
Commissions and Expenses
The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering, expressed as a percentage of the principal amount of the Notes and in total:

	Per Note	Total
Underwriting discount	%	$
The underwriters propose to offer some of the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the Notes to certain dealers at the public offering price less a concession not in excess of % of the principal amount of the Notes. The underwriters may allow, and dealers may reallow, a concession not in excess of % of the principal amount of the Notes to certain other dealers. After the initial offering of the Notes to the public, the public offering price and such concessions may be changed. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement. The offering of the Notes by the underwriters is subject to receipt and acceptance of and subject to the underwriters’ right to reject any order in whole or in part.
We estimate that our share of the total expenses of the offering, excluding the underwriting discount, will be approximately $0.5 million.
Indemnification
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Stabilization and Short Positions
In connection with this offering, the underwriters may engage in certain transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the underwriters may overallot in connection with the offering of the Notes, creating a syndicate short position. In addition, the underwriters may bid for and purchase Notes in the open market to cover syndicate short positions or to stabilize the price of the Notes. Any of these activities may stabilize or maintain the market price of the Notes above what it would be in the absence of such activities. The underwriters are not required to engage in any of these activities, and they may end any of them at any time. We and the underwriters make no representation as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, we and the underwriters make no representation that anyone will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses. In particular, affiliates of certain of the underwriters are lenders under our credit facility and may receive a portion of the net proceeds from the offering made pursuant to this prospectus supplement and the accompanying prospectus through the repayment of any borrowings.
In the ordinary course of its various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
The principal business address of Goldman Sachs & Co. LLC is 200 West Street, New York, New York 10282; the principal business address of Barclays Capital Inc. is 745 Seventh Avenue, New York, New York 10019; the principal business address of RBC Capital Markets, LLC is Brookfield Place, 200 Vesey Street, 8th Floor, New York, New York 10281.

Other Jurisdictions
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Notes offered by this prospectus supplement and accompanying prospectus in any jurisdiction where action for that purpose is required. The Notes offered by this prospectus supplement and accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such Notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and accompanying prospectus comes are advised to inform themselves about and to observe any restriction relating to the offering and the distribution of this prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy the Notes offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Selling Restrictions
This prospectus supplement and accompanying prospectus do not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the Notes or possession or distribution of this prospectus supplement and accompanying prospectus or any other offering or publicity material relating to the Notes in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, the underwriters have undertaken that they will not, directly or indirectly, offer or sell any Notes or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of their knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of Notes by the underwriters will be made on the same terms.
Notice to Prospective Investors in the European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For the purposes of this provision:
(a)    the expression "retail investor" means a person who is one (or more) of the following:

(i)    a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or
(ii)    a customer within the meaning of Directive (EU) 2016/97 (as amended, the "Insurance Distribution Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii)    not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the "Prospectus Regulation"); and

(b)    the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:
(a)    the expression "retail investor" means a person who is one (or more) of the following:

(i)    a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 ("EUWA"); or

(ii)    a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the "FSMA") of the United Kingdom and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)    not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the "UK Prospectus Regulation"); and

(b)    the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the "UK PRIIPs Regulation") for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the UK Prospectus Regulation.

This prospectus supplement and the accompanying prospectus and any other material in relation to the Notes is only being distributed to, and is directed only at, persons in the United Kingdom who are "qualified investors" (as defined in the UK Prospectus Regulation who are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Order"), or (ii) high net worth entities or other persons falling within Articles 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as "Relevant Persons". The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, Relevant Persons. This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement and the accompanying prospectus or their contents. The Notes are not being offered to the public in the United Kingdom.

In addition, in the United Kingdom, each underwriter has represented and agreed the Notes may not be offered other than by an underwriter that:

•    has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•    has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus as such term is understood pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Singapore Securities and Futures Act Product Classification - Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Hong Kong

Warning - The contents of this prospectus supplement have not been reviewed, approved or endorsed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice.

The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) (“SFO”) and any rules made under the SFO, including the Securities and Futures (Professional Investor) Rules (Chapter 571D of the Laws of Hong Kong); or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) (“CWUMPO”) or which do not constitute an offer to the public within the meaning of the CWUMPO. No advertisement, invitation or document relating to the Notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO. This prospectus supplement is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the Notes described herein, and is not to be reproduced or distributed to any other persons (other than professional advisors of the prospective investor receiving this prospectus supplement).

Notice to Prospective Investors in Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The Notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Notice to Prospective Investors in Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, (1) a limited number of persons in accordance with the Israeli Securities Law and (ii) and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

LEGAL MATTERS
The legality of the Notes will be passed upon for the Company by Sean Dailey, our Vice President, Legal, Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden, Arps”), New York, NY, and Venable LLP, as special Maryland counsel, Baltimore, Maryland. Skadden, Arps and Venable LLP have from time to time acted as counsel for us and our subsidiaries and may do so in the future. Certain legal matters in connection with the offering of the Notes will be passed upon for the underwriters by Troutman Pepper Hamilton Sanders LLP.
INDEPENDENT ACCOUNTING FIRM
BDO USA, LLP is the independent registered public accounting firm of the Company.

AVAILABLE INFORMATION
We have filed a registration statement with the SEC on Form N-2, including amendments, relating to the securities we are offering. This prospectus does not contain all of the information set forth in the registration statement, including any exhibits and schedules it may contain. For further information concerning us or the securities we are offering, please refer to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to describe the material terms thereof but are not necessarily complete and in each instance reference is made to the copy of any contract or other document filed as an exhibit to the registration statement. Each statement is qualified in all respects by this reference.
We file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains an Internet website that contains reports, proxy and information statements and other information filed electronically by us with the SEC at http://www.sec.gov.
We maintain a website at http://www.prospectstreet.com and we make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through this website. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered to be part of this prospectus supplement or the accompanying prospectus.
No person is authorized to give any information or represent anything not contained in this prospectus supplement or the accompanying prospectus and any free writing prospectus related to this offering. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus supplement or the accompanying prospectus and any free writing prospectus related to this offering, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS

PROSPECT CAPITAL CORPORATION
Common Stock
Preferred Stock
Debt Securities
Subscription Rights
Warrants
Units
We may offer, from time to time, in one or more offerings or series, together or separately, under this registration statement our common stock, preferred stock, debt securities, subscription rights to purchase our securities, warrants representing rights to purchase our securities or separately tradeable units combining two or more of our securities, collectively, the Securities, to provide us with additional capital. Securities may be offered at prices and on terms to be disclosed in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our Securities.
We may offer shares of common stock, subscription rights, units, warrants, options or rights to acquire shares of common stock, at a discount to net asset value per share in certain circumstances. Sales of common stock at prices below net asset value per share dilute the interests of existing stockholders, have the effect of reducing our net asset value per share and may reduce our market price per share. We do not intend to seek stockholder approval at our 2020 annual meeting to be able to issue shares of common stock below net asset value, subject to the condition that the maximum number of shares salable below net asset value pursuant to this authority in any particular offering that could result in such dilution is limited to 25% of our then outstanding common stock immediately prior to each such offering, but may seek stockholder approval to do so in the future. See “Sales of Common Stock Below Net Asset Value” in this prospectus.
Our Securities may be offered directly to one or more purchasers, or through agents designated from time to time by us, or to or through underwriters or dealers. The prospectus supplement relating to the offering will identify any agents, underwriters or dealers involved in the sale of our Securities, and will disclose any applicable purchase price, fee, commission or discount arrangement between us and our agents, underwriters or dealers, or the basis upon which such amount may be calculated. We may not sell any of our Securities through agents, underwriters or dealers without delivery of the prospectus and a prospectus supplement describing the method and terms of the offering of such Securities. Our common stock is traded on The NASDAQ Global Select Market under the symbol “PSEC.” As of February 12, 2020 the last reported sales price for our common stock was $6.50.
Prospect Capital Corporation, or the Company, is a company that lends to and invests in middle market privately-held companies. Prospect Capital Corporation, a Maryland corporation, has been organized as a closed-end investment company since April 13, 2004 and has filed an election to be treated as a business development company under the Investment Company Act of 1940, as amended, or the 1940 Act, and is a non-diversified investment company within the meaning of the 1940 Act.
Prospect Capital Management L.P., our investment adviser, manages our investments and Prospect Administration LLC, our administrator, provides the administrative services necessary for us to operate.
Investing in our Securities involves a heightened risk of total loss of investment. Before buying any Securities, you should read the discussion of the material risks of investing in our Securities in “Risk Factors” beginning on page 11 of this prospectus.
This prospectus contains important information about us that you should know before investing in our Securities. Please read it before making an investment decision and keep it for future reference. We file annual, quarterly and current reports, proxy statements and other information about us with the Securities and Exchange Commission, or the SEC. You may make inquiries or obtain this information free of charge by writing to Prospect Capital Corporation at 10 East 40th Street, 42nd Floor, New York, NY 10016, or by calling 212-448-0702. Our Internet address is http://www.prospectstreet.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be a part of this prospectus. You may also obtain information about us from our website and the SEC’s website (http://www.sec.gov).
The SEC has not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

The date of this Prospectus is February 13, 2020.

Statistical and market data used in this prospectus has been obtained from governmental and independent industry sources and publications. We have not independently verified the data obtained from these sources. Forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties regarding the other forward-looking statements contained in this prospectus, for which the safe harbor provided in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 is not available.
    You should rely only on the information contained, or incorporated by reference, in this prospectus and any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell these securities in any jurisdiction where such offer or sale is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front of this prospectus and the information in any accompanying prospectus supplement is accurate only as of the date on the front of the accompanying prospectus supplement. Our business, financial condition and prospects may have changed since that date. To the extent required by applicable law, we will update this prospectus during the offering period to reflect material changes to the disclosure herein. See also “Incorporation by Reference” and “Available Information.”

i

INCORPORATION BY REFERENCE
This prospectus is part of a registration statement that we have filed with the SEC. Pursuant to the Small Business Credit Availability Act, or the SBCAA, we are allowed to “incorporate by reference” the information that we file with the SEC, which means we can disclose important information to you by referring you to those documents. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including any filings on or after the date of this prospectus from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this prospectus relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:
•our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 filed with the SEC on August 27, 2019;
•our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2019 filed with the SEC on November 6, 2019 and December 31, 2019 filed with the SEC on February 10, 2020;
•our Current Reports on Form 8-K filed with the SEC on July 29, 2019, August 12, 2019, September 11, 2019, September 24, 2019, November 7, 2019, December 5, 2019, and December 23, 2019;
•our definitive Proxy Statement on Schedule 14A filed with the SEC on September 9, 2019; and
•the description of our common stock contained in our Registration Statement on Form 8-A (File No. 000-50691) filed with the SEC on April 16, 2004, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby.

To obtain copies of these filings, see “Available Information.” We will also provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus. You should direct requests for documents by writing to:
Investor Relations
10 East 40th Street, 42nd Floor
New York, NY 10016
Telephone: (212) 448-0702

This prospectus is also available on our website at http://www.prospectstreet.com. Information contained on our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

ii

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the SEC, using the “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act. Under the shelf registration process, we may offer, from time to time on a delayed basis over a three-year period, shares of our common stock, shares of our preferred stock, debt securities, subscription rights to purchase shares of our securities, warrants representing rights to purchase our securities or units comprised of one or more of the other securities described in this prospectus in any combination. The Securities may be offered at prices and on terms described in one or more supplements to this prospectus. This prospectus provides you with a general description of the Securities that we may offer. Each time we use this prospectus to offer Securities, we will provide an accompanying prospectus supplement that will contain specific information about the terms of that offering. This prospectus and any accompanying prospectus supplement will together constitute the prospectus for an offering of our Securities. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. Please carefully read this prospectus and any accompanying prospectus supplement together with any exhibits and the additional information described under the headings “Incorporation by Reference” and “Available Information” and the section under the heading “Risk Factors” before you make an investment decision. You should rely only on the information contained, or incorporated by reference, collectively, in this prospectus and any accompanying prospectus supplement.

PROSPECTUS SUMMARY
The following summary contains basic information about this offering. It does not contain all the information that may be important to an investor. For a more complete understanding of this offering, we encourage you to read this entire document and the documents to which we have referred.
Information contained or incorporated by reference in this prospectus may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements about the future that may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “plans,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements do not meet the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act of 1933, as amended, or the Securities Act. The matters described in “Risk Factors” and certain other factors noted throughout this prospectus and in any exhibits to the registration statement of which this prospectus is a part, constitute cautionary statements identifying important factors with respect to any such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements. The Company reminds all investors that no forward-looking statement can be relied upon as an accurate or even mostly accurate forecast because humans cannot forecast the future.
The terms “we,” “us,” “our,” “Prospect,” and “Company” refer to Prospect Capital Corporation; “Prospect Capital Management” or the “Investment Adviser” refers to Prospect Capital Management L.P., our investment adviser; and “Prospect Administration” or the “Administrator” refers to Prospect Administration LLC, our administrator.
The Company
We are a financial services company that lends to and invests in middle market privately-held companies. In this prospectus, we use the term “middle-market” to refer to companies typically with annual revenues between $50 million and $2 billion.
From our inception to the fiscal year ended June 30, 2007, we invested primarily in industries related to the industrial/energy economy, which consists of companies in the discovery, production, transportation, storage and use of energy resources as well as companies that sell products and services to, or acquire products and services from, these companies. Since then, we have widened our strategy to focus on other sectors of the economy and continue to broaden our portfolio holdings.
We have been organized as a closed-end investment company since April 13, 2004 and have filed an election to be treated as a business development company under the 1940 Act. We are a non-diversified company within the meaning of the 1940 Act. Our headquarters are located at 10 East 40th Street, 42nd Floor, New York, NY 10016, and our telephone number is (212) 448-0702.
Our Investment Objective and Policies
Our investment objective is to generate both current income and long-term capital appreciation through debt and equity investments. We focus on making investments in private companies. We are a non-diversified company within the meaning of the 1940 Act.
We invest primarily in first and second lien secured loans and unsecured debt, which in some cases includes an equity component. First and second lien secured loans generally are senior debt instruments that rank ahead of unsecured debt of a given portfolio company. These loans also have the benefit of security interests on the assets of the portfolio company, which may rank ahead of or be junior to other security interests. Our investments in collateralized loan obligations (“CLOs”) are subordinated to senior loans and are generally unsecured. Our investments have generally ranged between $5 million and $250 million each, although the investment size may be more or less than this range. We invest in debt and equity positions of CLOs which are a form of securitization in which the cash flows of a portfolio of loans are pooled and passed on to different classes of owners in various tranches. Our CLO investments are derived from portfolios of corporate debt securities which are generally risk rated from BB to B.
We have qualified and elected to be treated for U.S. federal income tax purposes as a RIC under Subchapter M of the Internal Revenue Code of 1986, as amended, or the Code. As a RIC, we generally do not have to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that we distribute to our stockholders as dividends. To continue to qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to qualify for RIC tax treatment, we must distribute to our stockholders, for each taxable year, at least 90% of our “investment company taxable income,” which is generally our ordinary income plus the excess of our realized net short-term capital gains over our realized net long-term capital losses.

The Offering
We may offer, from time to time, in one or more offerings or series, together or separately, our Securities, which we expect to use initially to maintain balance sheet liquidity, involving repayment of debt under our credit facility, investment in high quality short-term debt instruments or a combination thereof, and thereafter to make long-term investments in accordance with our investment objectives.
Our Securities may be offered directly to one or more purchasers, through agents designated from time to time by us, or to or through underwriters or dealers. The prospectus supplement relating to a particular offering will disclose the terms of that offering, including the name or names of any agents, underwriters or dealers involved in the sale of our Securities by us, the purchase price, and any fee, commission or discount arrangement between us and our agents, underwriters or dealers, or the basis upon which such amount may be calculated. We may not sell any of our Securities through agents, underwriters or dealers without delivery of a prospectus supplement describing the method and terms of the offering of our Securities.
We may sell our common stock, subscription rights, units, warrants, options or rights to acquire our common stock, at a price below the current net asset value of our common stock upon approval of our directors, including a majority of our independent directors, in certain circumstances. Our stockholders approved our ability to issue warrants, options or rights to acquire our common stock at our 2008 annual meeting of stockholders for an unlimited time period and in accordance with the 1940 Act which provides that the conversion or exercise price of such warrants, options or rights may be less than net asset value per share at the date such securities are issued or at the date such securities are converted into or exercised for shares of our common stock. We do not intend to seek stockholder approval at our 2020 annual meeting to be able to issue shares of common stock below net asset value, subject to the condition that the maximum number of shares salable below net asset value pursuant to this authority in any particular offering that could result in such dilution is limited to 25% of our then outstanding common stock immediately prior to each such offering, but may seek stockholder approval to do so in the future. See “Sales of Common Stock Below Net Asset Value” in this prospectus and in the prospectus supplement, if applicable. Sales of common stock at prices below net asset value per share dilute the interests of existing stockholders, have the effect of reducing our net asset value per share and may reduce our market price per share. We have no current intention of engaging in a rights offering, although we reserve the right to do so in the future.
Set forth below is additional information regarding the offering of our Securities:

Use of Proceeds	Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from selling Securities pursuant to this prospectus initially to maintain balance sheet liquidity, involving repayment of debt under our credit facility, if any, investments in high quality short-term debt instruments or a combination thereof, and thereafter to make long-term investments in accordance with our investment objective. Interest on borrowings under the credit facility is one-month LIBOR plus 220 basis points, with no minimum LIBOR floor. Additionally, the lenders charge a fee on the unused portion of the credit facility equal to either 50 basis points if more than sixty percent of the credit facility is drawn, or 100 basis points if more than thirty-five percent and an amount less than or equal to sixty percent of the credit facility is drawn, or 150 basis points if an amount less than or equal to thirty-five percent of the credit facility is drawn. See “Use of Proceeds.”

Investment Advisory Agreement	The Company has entered into an investment advisory and management agreement with the Investment Adviser, or the “Investment Advisory Agreement,” under which the Investment Adviser, subject to the overall supervision of our Board of Directors, manages the day-to-day operations of, and provides investment advisory services to, us. Under the terms of the Investment Advisory Agreement, the Investment Adviser: (i) determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes, (ii) identifies, evaluates and negotiates the structure of the investments we make (including performing due diligence on our prospective portfolio companies); and (iii) closes and monitors investments we make.

For providing these services the Investment Adviser receives a fee from us, consisting of two components: a base management fee and an incentive fee. The base management fee is calculated at an annual rate of 2.00% on our total assets. For services currently rendered under the Investment Advisory Agreement, the base management fee is payable quarterly in arrears. The base management fee is calculated based on the average value of our gross assets at the end of the two most recently completed calendar quarters and appropriately adjusted for any share issuances or repurchases during the current calendar quarter.

The incentive fee has two parts. The first part, the income incentive fee, is calculated and payable quarterly in arrears based on our pre-incentive fee net investment income for the immediately preceding calendar quarter. For this purpose, pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees and other fees that we receive from portfolio companies) accrued during the calendar quarter, minus our operating expenses for the quarter (including the base management fee, expenses payable under the Administration Agreement described below, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital gains or losses. Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets at the end of the immediately preceding calendar quarter, is compared to a “hurdle rate” of 1.75% per quarter (7.00% annualized). The “catch-up” provision requires us to pay 100% of our pre-incentive fee net investment income with respect to that portion of such income, if any, that exceeds the hurdle rate but is less than 125% of the quarterly hurdle rate in any calendar quarter (8.75% annualized assuming an annualized hurdle rate of 7%). The “catch-up” provision is meant to provide Prospect Capital Management with 20% of our pre-incentive fee net investment income as if a hurdle rate did not apply when our pre-incentive fee net investment income exceeds 125% of the quarterly hurdle rate in any calendar quarter (8.75% annualized assuming an annualized hurdle rate of 7%). The second part of the incentive fee, the capital gains incentive fee, is determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Advisory Agreement, as of the termination date), and equals 20% of our realized capital gains for the calendar year, if any, computed net of all realized capital losses and unrealized capital depreciation at the end of such year.

Administration Agreement	The Company has entered into an administration agreement (the “Administration Agreement”) with Prospect Administration under which Prospect Administration, among other things, provides (or arranges for the provision of) administrative services and facilities for us. For providing these services, we reimburse Prospect Administration for our allocable portion of overhead incurred by Prospect Administration in performing its obligations under the Administration Agreement, including rent and our allocable portion of the costs of our Chief Financial Officer and Chief Compliance Officer and her staff, including the internal legal staff. Under this agreement, Prospect Administration furnishes us with office facilities, equipment and clerical, bookkeeping and record keeping services at such facilities. Prospect Administration also performs, or oversees the performance of, our required administrative services, which include, among other things, being responsible for the financial records that we are required to maintain and preparing reports to our stockholders and reports filed with the SEC. In addition, Prospect Administration assists us in determining and publishing our net asset value, overseeing the preparation and filing of our tax returns and the printing and dissemination of reports to our stockholders, and generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others. We reimburse Prospect Administration for our allocable portion of expenses incurred by it in performing its obligations under the Administration Agreement, including rent and our allocable portion of the costs of our chief executive officer, president, chief financial officer, chief operating officer, chief compliance officer, treasurer and secretary and their respective staffs.
Distributions	In June 2010, our Board of Directors approved a change in dividend policy from quarterly distributions to monthly distributions. Since that time, we have paid monthly distributions to the holders of our common stock and intend to continue to do so. The amount of the monthly distributions is determined by our Board of Directors and is based on our estimate of our investment company taxable income and net short-term capital gains. Certain amounts of the monthly distributions may from time to time be paid out of our capital rather than from earnings for the month as a result of our deliberate planning or accounting reclassifications. Distributions in excess of our current and accumulated earnings and profits constitute a return of capital and will reduce the stockholder’s adjusted tax basis in such stockholder’s common stock. A return of capital (1) is a return of the original amount invested, (2) does not constitute earnings or profits and (3) will have the effect of reducing the basis such that when a stockholder sells its shares the sale may be subject to taxes even if the shares are sold for less than the original purchase price. After the adjusted basis is reduced to zero, these distributions will constitute capital gains to such stockholders. Certain additional amounts may be deemed as distributed to stockholders for income tax purposes. Other types of Securities will likely pay distributions in accordance with their terms. See “Price Range of Common Stock,” “Distributions” and “Material U.S. Federal Income Tax Considerations.”
Taxation	We have qualified and elected to be treated for U.S. federal income tax purposes as a regulated investment company, or a RIC, under Subchapter M of the Internal Revenue Code of 1986, or the Code. As a RIC, we generally do not have to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that we distribute to our stockholders as dividends. To maintain our qualification as a RIC and obtain RIC tax treatment, we must satisfy certain source-of-income and asset diversification requirements and distribute annually at least 90% of our ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. See “Distributions” and “Material U.S. Federal Income Tax Considerations.”

Dividend Reinvestment and Direct Stock Purchase Plan	We have adopted a dividend reinvestment and direct stock purchase plan that provides for reinvestment of our dividends or distributions on behalf of our stockholders, unless a stockholder elects to receive cash, and the ability to purchase additional shares by making optional cash investments. As a result, when our Board of Directors authorizes, and we declare, a cash dividend or distribution, then our stockholders who have not “opted out” of our dividend reinvestment and direct stock purchase plan will have their cash dividends or distributions automatically reinvested in additional shares of our common stock, rather than receiving the cash dividends or distributions. If you are not a current stockholder and want to enroll or have “opted out” and wish to rejoin, you may purchase shares directly through the plan or opt in by enrolling online or submitting to the plan administrator a completed enrollment form and, if you are not a current stockholder, making an initial investment of at least $250. Stockholders who receive distributions in the form of stock are subject to the same U.S. federal, state and local tax consequences as stockholders who elect to receive their distributions in cash. See “Dividend Reinvestment and Direct Stock Purchase Plan.”
The NASDAQ Global Select Market Symbol	PSEC
Anti-takeover Provisions	Our charter and bylaws, as well as certain statutory and regulatory requirements, contain provisions that may have the effect of discouraging a third party from making an acquisition proposal for us. These anti-takeover provisions may inhibit a change in control in circumstances that could give the holders of our common stock the opportunity to realize a premium over the market price of our common stock. See “Description Of Our Capital Stock.”
Custodian, Transfer and Dividend Paying Agent and Registrar	Our Securities are held under custody agreements by (1) U.S. Bank National Association, (2) Israeli Discount Bank of New York Ltd., (3) Fifth Third Bank, (4) Peapack-Gladstone Bank, (5) Customers Bank, (6) Key Bank National Association, and (7) BankUnited, N.A.
American Stock Transfer & Trust Company acts as our transfer agent, dividend paying agent and registrar.
License Agreement	We entered into a license agreement with Prospect Capital Investment Management, LLC, an affiliate of Prospect Capital Management, pursuant to which Prospect Capital Investment Management agreed to grant us a non-exclusive, royalty free license to use the name “Prospect Capital.” Under this agreement, we have a right to use the Prospect Capital name, for so long as Prospect Capital Management or one of its affiliates remains our investment adviser. Other than with respect to this limited license, we have no legal right to the Prospect Capital name. This license agreement will remain in effect for so long as the Investment Advisory Agreement with our Investment Adviser is in effect.
Risk Factors	Investment in our Securities involves certain risks relating to our structure and investment objective that should be considered by prospective purchasers of our Securities. In addition, as a business development company, our portfolio primarily includes securities issued by privately-held companies. These investments generally involve a high degree of business and financial risk, and are less liquid than public securities. We are required to mark the carrying value of our investments to fair value on a quarterly basis, and economic events, market conditions and events affecting individual portfolio companies can result in quarter-to-quarter mark-downs and mark-ups of the value of individual investments that collectively can materially affect our net asset value, or NAV. Also, our determinations of fair value of privately-held securities may differ materially from the values that would exist if there was a ready market for these investments. A large number of entities compete for the same kind of investment opportunities as we do. Moreover, our business requires a substantial amount of capital to operate and to grow and we seek additional capital from external sources. In addition, the failure to qualify as a RIC eligible for pass-through tax treatment under the Code on income distributed to stockholders could have a materially adverse effect on the total return, if any, obtainable from an investment in our Securities. See “Risk Factors” and the other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Securities.

Available Information	We have filed with the SEC a registration statement on Form N-2 under the Securities Act of 1933, as amended, or the Securities Act, which contains additional information about us and our Securities being offered by this prospectus. We are obligated to file annual, quarterly and current reports, proxy statements and other information with the SEC. This information is available at the SEC’s public reference room in Washington, D.C. and on the SEC’s website at http://www.sec.gov.
We maintain a website at http://www.prospectstreet.com and we make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through this website. You may also obtain such information by contacting us at 10 East 40th Street, 42nd Floor, New York, NY 10016 or by telephone at (212) 448-0702. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus.
We incorporate by reference into this prospectus the documents listed in “Incorporation by Reference” in this prospectus and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this prospectus from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this prospectus relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus. Please refer to “Incorporation by Reference” and “Available Information”
See “Incorporation by Reference” and “Available Information” in this prospectus for further information on where to access, or how to request, copies of documents or further information in connection with the Company, this prospectus or an offering of Securities to which this prospectus relates.

FEES AND EXPENSES
The following tables are intended to assist you in understanding the costs and expenses that an investor in this offering will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. In these tables, we assume that we have borrowed $1.08 billion under our credit facility, which is the maximum amount available under the credit facility with the current levels of other debt, in addition to our other indebtedness of $2.1 billion. We do not intend to issue preferred stock during the year. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “you” or “us” or that “we” will pay fees or expenses, the Company will pay such fees and expenses out of our net assets and, consequently, you will indirectly bear such fees or expenses as an investor in the Company. However, you will not be required to deliver any money or otherwise bear personal liability or responsibility for such fees or expenses.

Stockholder transaction expenses:
Sales load (as a percentage of offering price)(1)	-
Offering expenses borne by the Company (as a percentage of offering price)(2)	-
Dividend reinvestment plan expenses(3)	$15.00
Total stockholder transaction expenses (as a percentage of offering price)(4)	-
Annual expenses (as a percentage of net assets attributable to common stock):
Management fees(5)	4.05%
Incentive fees payable under Investment Advisory Agreement (20% of realized capital gains and 20% of pre-incentive fee net investment income)(6)	2.18%
Total advisory fees	6.23%
Total interest expense(7)	5.41%
Acquired Fund Fees and Expenses(8)	0.86%
Other expenses(9)	1.14%
Total annual expenses(6)(9)	13.64%
Example
The following table demonstrates the projected dollar amount of cumulative expenses we would pay out of net assets and that you would indirectly bear over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed we have borrowed all $1.08 billion available under our line of credit, in addition to our other indebtedness of $2.1 billion and that our annual operating expenses would remain at the levels set forth in the table above and that we would pay the costs shown in the table above. We do not anticipate increasing the leverage percentage to a level higher than that which would be indicated after the borrowing of the entire available balance of the credit facility. Any future debt issuances would be dependent on future equity issuances and we do not anticipate any significant change in the borrowing costs as a percentage of net assets attributable to common stock. In the event that securities to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will restate these examples to reflect the applicable sales load.

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return*	$115	$322	$504	$864
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return**	$125	$350	$547	$935
____________________________________
*     Assumes that we will not realize any capital gains computed net of all realized capital losses and unrealized capital depreciation.
**     Assumes no unrealized capital depreciation or realized capital losses and 5% annual return resulting entirely from net realized capital gains (and therefore subject to the capital gains incentive fee).

While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. The income incentive fee under our Investment Advisory Agreement with Prospect Capital Management is unlikely to be material assuming a 5% annual return and is not included in the example. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, our distributions to our common stockholders and our expenses would likely be higher. In addition, while the example assumes reinvestment of all dividends and other distributions at NAV, participants in our dividend reinvestment plan will receive a number of shares of our common stock determined by dividing the total dollar amount of the distribution payable to a participant by the market price per share of our common stock at the close of trading on the valuation date for the distribution. See “Dividend Reinvestment and Direct Stock Purchase Plan” for additional information regarding our dividend reinvestment plan.
This example and the expenses in the table above should not be considered a representation of our future expenses. Actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.
____________________________________
(1)In the event that the Securities to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will disclose the estimated applicable sales load.
(2)The related prospectus supplement will disclose the estimated amount of offering expenses, the offering price and the estimated offering expenses borne by us as a percentage of the offering price.
(3)The expenses of the dividend reinvestment plan are included in “other expenses.” The plan administrator’s fees under the plan are paid by us. There are no brokerage charges or other charges to stockholders who participate in reinvestment of dividends or other distributions under the plan except that, if a participant elects by written notice to the plan administrator to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $15 transaction fee plus a $0.10 per share brokerage commissions from the proceeds. See “Capitalization” and “Dividend Reinvestment and Direct Stock Repurchase Plan” in this prospectus.
(4)The related prospectus supplement will disclose the offering price and the total stockholder transaction expenses as a percentage of the offering price.
(5)Our base management fee is 2% of our gross assets (which include any amount borrowed, i.e., total assets without deduction for any liabilities, including any borrowed amounts for non-investment purposes, for which purpose we have not and have no intention of borrowing). Although we have no intent to borrow the entire amount available under our line of credit, assuming that we had total borrowings of $3.2 billion, the 2% management fee of gross assets would equal approximately 4.05% of net assets.
(6)Based on the incentive fee paid during our six months ended December 31, 2019, all of which consisted of an income incentive fee. The capital gain incentive fee is paid without regard to pre-incentive fee income.

The incentive fee has two parts. The first part, the income incentive fee, is calculated and payable quarterly in arrears based on our pre-incentive fee net investment income for the immediately preceding calendar quarter. For this purpose, pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees and other fees that we receive from portfolio companies) accrued during the calendar quarter, minus our operating expenses for the quarter (including the base management fee, expenses payable under the Administration Agreement (as defined herein), and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital gains or losses. Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets at the end of the immediately preceding calendar quarter, is compared to a “hurdle rate” of 1.75% per quarter (7.00% annualized).

The net investment income used to calculate this part of the incentive fee is also included in the amount of the gross assets used to calculate the 2.00% base management fee. We pay the Investment Adviser an income incentive fee with respect to our pre-incentive fee net investment income in each calendar quarter as follows:

•No incentive fee in any calendar quarter in which our pre-incentive fee net investment income does not exceed the hurdle rate;
•100.00% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 125.00% of the quarterly hurdle rate in any calendar quarter (8.75% annualized assuming a 7.00% annualized hurdle rate); and

•20.00% of the amount of our pre-incentive fee net investment income, if any, that exceeds 125.00% of the quarterly hurdle rate in any calendar quarter (8.75% annualized assuming a 7.00% annualized hurdle rate).
These calculations are appropriately prorated for any period of less than three months and adjusted for any share issuances or repurchases during the current quarter.

The second part of the incentive fee, the capital gains incentive fee, is determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Advisory Agreement, as of the termination date), and equals 20.00% of our realized capital gains for the calendar year, if any, computed net of all realized capital losses and unrealized capital depreciation at the end of such year. In determining the capital gains incentive fee payable to the Investment Adviser, we calculate the aggregate realized capital gains, aggregate realized capital losses and aggregate unrealized capital depreciation, as applicable, with respect to each investment that has been in our portfolio. For the purpose of this calculation, an “investment” is defined as the total of all rights and claims which may be asserted against a portfolio company arising from our participation in the debt, equity, and other financial instruments issued by that company. Aggregate realized capital gains, if any, equal the sum of the differences between the aggregate net sales price of each investment and the aggregate amortized cost basis of such investment when sold or otherwise disposed. Aggregate realized capital losses equal the sum of the amounts by which the aggregate net sales price of each investment is less than the aggregate amortized cost basis of such investment when sold or otherwise disposed. Aggregate unrealized capital depreciation equals the sum of the differences, if negative, between the aggregate valuation of each investment and the aggregate amortized cost basis of such investment as of the applicable calendar year-end. At the end of the applicable calendar year, the amount of capital gains that serves as the basis for our calculation of the capital gains incentive fee involves netting aggregate realized capital gains against aggregate realized capital losses on a since-inception basis and then reducing this amount by the aggregate unrealized capital depreciation. If this number is positive, then the capital gains incentive fee payable is equal to 20.00% of such amount, less the aggregate amount of any capital gains incentive fees paid since inception.
(7)As of February 12, 2020, Prospect has $2.1 billion outstanding of its Unsecured Notes (as defined below) in various maturities, ranging from April 15, 2020 to October 15, 2043, and interest rates, ranging from 3.75% to 6.88%, some of which are convertible into shares of Prospect common stock at various conversion rates.
(8)The Company’s stockholders indirectly bear the expenses of underlying investment companies in which the Company invests. This amount includes the fees and expenses of investment companies in which the Company is invested in as of December 31, 2019. When applicable, fees and expenses are based on historic fees and expenses for the investment companies, and for those investment companies with little or no operating history fees and expenses are based on expected fees and expenses stated in the investment companies’ prospectus or other similar communication without giving effect to any performance. Future fees and expenses for certain investment companies may be substantially higher or lower because certain fees and expenses are based on the performance of the investment companies, which may fluctuate over time. The amount of the Company’s average net assets used in calculating this percentage was based on net assets of approximately $3.2 billion as of December 31, 2019. Amount reflects the estimated annual asset management fees incurred indirectly by us in connection with our investment in CLOs during the next 12 months, including asset management fees payable to the collateral managers of CLO equity tranches and incentive fees due to the collateral managers of CLO equity tranches. As a percent of the Company’s net assets, the CLO acquired fund fees are 0.86%. The 0.86% is based on 3.45% of fees for the entire CLO portfolio. The 3.45% is composed of 3.45% of collateral manager fees and 0% of incentive fees. The 3.45% of collateral manager fees are determined by multiplying 0.40% (collateral managers fees historically paid) by 8.61 (the leverage in such CLOs). However, such amounts are uncertain and difficult to predict. Future fees and expenses may be substantially higher or lower because certain fees and expenses are based on the performance of the CLOs, which may fluctuate over time. As a result of such investments, our stockholders may be required to pay two levels of fees in connection with their investment in our shares, including fees payable under our Investment Advisory Agreement, and fees charged to us on such investments.
(9)“Other expenses” are based on estimated amounts for the current fiscal year. The amount shown above represents expenses during our six months ended December 31, 2019, which reflects all of our estimated recurring operating expenses (except fees and expenses reported in other items of this table) that are deducted from our operating income and reflected as expenses in our Statement of Operations. The estimate of our overhead expenses, including payments under an administration agreement with Prospect Administration, or the Administration Agreement is based on our projected allocable portion of overhead and other expenses incurred by Prospect Administration in performing its obligations under the Administration Agreement. “Other expenses” does not include non-recurring expenses.

RISK FACTORS
Investing in our Securities involves a high degree of risk. Before you invest in our Securities, you should be aware of various risks, including those described in our Annual Report on Form 10-K for the year ended June 30, 2019, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement, any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and those described below. You should carefully consider such risk factors, together with all of the other information included or incorporated by reference in this prospectus, before you decide whether to make an investment in our Securities. The risks set forth below are not the only risks we face. If any of the adverse events or conditions described below occurs, our business, financial condition and results of operations could be materially adversely affected. In such case, our NAV, and the trading price of our common stock could decline, or the value of our preferred stock, debt securities, and warrants, if any are outstanding, may decline, and you may lose all or part of your investment. You should also carefully review the cautionary statement in this prospectus referred to under “Forward-Looking Statements” below. See also “Incorporation by Reference” and “Available Information” in this prospectus.
Risks Relating to Our Business
Our Board of Directors may change our operating policies and strategies without prior notice or stockholder approval, the effects of which may be adverse to us and could impair the value of our stockholders’ investment.
Our Board of Directors has the authority to modify or waive our current operating policies and our strategies without prior notice and without stockholder approval. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, financial condition, and value of our common stock. However, the effects might be adverse, which could negatively impact our ability to pay dividends and cause stockholders to lose all or part of their investment.
Risks Relating to Our Investments
We have not yet identified the portfolio company investments we intend to acquire using the proceeds of the offerings.
We have not yet identified the potential investments for our portfolio that we will purchase following the future offerings pursuant to this prospectus and any related prospectus supplement. Our Investment Adviser will select our investments subsequent to the closing of any such offering, and our stockholders will have no input with respect to such investment decisions. These factors increase the uncertainty, and thus the risk, of investing in our Securities.
Risks Relating to the Offerings Pursuant to This Prospectus
We may use proceeds of future offerings in a way with which you may not agree.
We will have significant flexibility in applying the proceeds of the offerings and may use the net proceeds from the offerings in ways with which you may not agree, or for purposes other than those contemplated at the time of such offerings. We will also pay operating expenses, and may pay other expenses such as due diligence expenses of potential new investments, from the net proceeds of future offerings. Our ability to achieve our investment objective may be limited to the extent that net proceeds of such offerings, pending full investment, are used to pay expenses rather than to make investments.
We cannot assure you that we will be able to successfully deploy the proceeds of offerings within the timeframe we have contemplated.
We currently anticipate that a portion of the net proceeds of future offerings will be invested in accordance with our investment objective within six to twelve months following completion of any such offering. We cannot assure you, however, that we will be able to locate a sufficient number of suitable investment opportunities to allow us to successfully deploy in that timeframe that portion of net proceeds of such future offerings. To the extent we are unable to invest within our contemplated timeframe after the completion of an offering, our investment income, and in turn our results of operations, will likely be adversely affected.
Our most recent NAV was calculated as of December 31, 2019 and our NAV when calculated as of any date thereafter may be higher or lower.
Our most recent NAV per share is $8.66 determined by us as of December 31, 2019. NAV per share as of March 31, 2020 may be higher or lower than $8.66 based on potential changes in valuations, issuances of securities and earnings for the quarter then ended. Our board of directors has not yet approved the fair value of portfolio investments as of any date subsequent to December 31, 2019. The fair value of our portfolio investments is determined using a consistently applied valuation process in accordance with our documented valuation policy that has been reviewed and approved by our board of directors, who also approve in good faith the valuation of such securities on a quarterly basis in connection with the preparation of quarterly financial statements and based on input from independent valuation firms, our Adviser, the Administrator and the audit committee of our board of directors.
Risks Relating to Our Securities
Our credit ratings may not reflect all risks of an investment in our debt securities.
Our credit ratings are an assessment by third parties of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of our debt securities. Our credit ratings, however, may not reflect the potential impact of risks related to market conditions generally or other factors discussed above on the market value of or trading market for the publicly issued debt securities.
Senior securities, including debt, expose us to additional risks, including the typical risks associated with leverage and could adversely affect our business, financial condition and results of operations.
We currently use our revolving credit facility to leverage our portfolio and we expect in the future to borrow from and issue senior debt securities to banks and other lenders and may securitize certain of our portfolio investments. We also have the Unsecured Notes outstanding, which are a form of leverage and are senior in payment rights to our common stock.
With certain limited exceptions, as a BDC, we are only allowed to borrow amounts or otherwise issue senior securities such that our asset coverage, as defined in the 1940 Act, is at least 200% after such borrowing or other issuance. The amount of leverage that we employ will depend on the Investment Adviser’s and our Board of Directors’ assessment of market conditions and other factors at the time of any proposed borrowing. There is no assurance that a leveraging strategy will be successful. Leverage involves risks and special considerations for stockholders, any of which could adversely affect our business, financial condition and results of operations, including the following:
•A likelihood of greater volatility in the net asset value and market price of our common stock;
•Diminished operating flexibility as a result of asset coverage or investment portfolio composition requirements required by lenders or investors that are more stringent than those imposed by the 1940 Act;
•The possibility that investments will have to be liquidated at less than full value or at inopportune times to comply with debt covenants or to pay interest or dividends on the leverage;
•Increased operating expenses due to the cost of leverage, including issuance and servicing costs;
•Convertible or exchangeable securities, such as the Convertible Notes (as defined below) outstanding or those issued in the future may have rights, preferences and privileges more favorable than those of our common stock;
•Subordination to lenders’ superior claims on our assets as a result of which lenders will be able to receive proceeds available in the case of our liquidation before any proceeds will be distributed to our stockholders;
•Difficulty meeting our payment and other obligations under the Unsecured Notes (as defined below) and our other outstanding debt;
•The occurrence of an event of default if we fail to comply with the financial and/or other restrictive covenants contained in our debt agreements, including the credit agreement and each indenture governing the Unsecured Notes, which event of default could result in all or some of our debt becoming immediately due and payable;
•Reduced availability of our cash flow to fund investments, acquisitions and other general corporate purposes, and limiting our ability to obtain additional financing for these purposes;
•The risk of increased sensitivity to interest rate increases on our indebtedness with variable interest rates, including borrowings under our amended senior credit facility; and
•Reduced flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industry in which we operate and the general economy.
For example, the amount we may borrow under our revolving credit facility is determined, in part, by the fair value of our investments. If the fair value of our investments declines, we may be forced to sell investments at a loss to maintain compliance with our borrowing limits. Other debt facilities we may enter into in the future may contain similar provisions. Any such forced sales would reduce our net asset value and also make it difficult for the net asset value to recover. The Investment Adviser and our Board of Directors in their best judgment nevertheless may determine to use leverage if they expect that the benefits to our stockholders of maintaining the leveraged position will outweigh the risks.
•In addition, our ability to meet our payment and other obligations of the Unsecured Notes and our credit facility depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. We cannot provide assurance that our business will generate cash flow from operations, or that future borrowings will be available to us under our existing credit facility or otherwise, in an amount sufficient to enable us to meet our payment obligations under the Unsecured Notes and our other debt and to fund other liquidity needs. If we are not able to generate sufficient cash flow to service our debt obligations, we may need to refinance or restructure our debt, including the Unsecured Notes, sell assets, reduce or delay capital investments, or seek to raise additional capital. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations under the Unsecured Notes and our other debt.

Illustration.    The following table illustrates the effect of leverage on returns from an investment in our common stock assuming various annual returns, net of interest expense. The calculations in the table below are hypothetical and actual returns may be higher or lower than those appearing below. The calculation assumes (i) $5.4 billion in total assets, (ii) an average cost of funds of 5.59%, (iii) $2.2 billion in debt outstanding and (iv) $3.2 billion of shareholders’ equity.

Assumed Return on Our Portfolio (net of expenses)	(10.0)%	(5.0)%	—%	5.0%	10.0%
Corresponding Return to Stockholder	(20.7)%	(12.3)%	(3.8)%	4.6%	13.0%

The assumed portfolio return is required by regulation of the SEC and is not a prediction of, and does not represent, our projected or actual performance. Actual returns may be greater or less than those appearing in the table. Pursuant to SEC regulations, this table is calculated as of December 31, 2019. As a result, it has not been updated to take into account any changes in assets or leverage since December 31, 2019.
On March 23, 2018, the Small Business Credit Availability Act was signed into law, which included various changes to regulations under the federal securities laws that impact BDCs, including changes to the 1940 Act to allow BDCs to decrease their asset coverage requirement to 150% from 200% under certain circumstances. While certain other BDCs have elected to allow for the increase in leverage, after consideration of the expected negative impact on us, including a rating downgrade by S&P, our Board of Directors has not currently elected to approve application of the modified asset coverage requirement for the Company.
The Convertible Notes and the Public Notes present other risks to holders of our common stock, including the possibility that such notes could discourage an acquisition of us by a third party and accounting uncertainty.
Certain provisions of our $172.8 million aggregate principal amount of 4.75% Senior Convertible Notes due 2020, our $290.8 million aggregate principal amount of 4.95% Convertible Notes due 2022 and our $201.3 million aggregate principal amount of 6.375% Convertible Notes due 2025, which we refer to collectively as the Convertible Notes and our $320.0 million aggregate principal amount of 5.875% Senior Notes due 2023, our $234.4 million aggregate principal amount of 6.250% Notes due 2024, our $70.8 million aggregate principal amount of 6.250% Senior Notes due 2028, our $69.2 million aggregate principal amount of 6.875% Notes due 2029 and our $100.0 million aggregate principal amount of 6.375% Notes due 2024, which we refer to collectively as the Public Notes, could make it more difficult or more expensive for a third party to acquire us. Upon the occurrence of certain transactions constituting a fundamental change, holders of the Convertible Notes and the Public Notes will have the right, at their option, to require us to repurchase all of their notes or any portion of the principal amount of such notes in integral multiples of $1,000. We may also be required to increase the conversion rate or provide for conversion into the acquirer’s capital stock in the event of certain fundamental changes with respect to the Convertible Notes. These provisions could discourage an acquisition of us by a third party.
The accounting for convertible debt securities is subject to frequent scrutiny by the accounting regulatory bodies and is subject to change. We cannot predict if or when any such change could be made and any such change could have an adverse impact on our reported or future financial results. Any such impacts could adversely affect the market price of our common stock.
We may in the future determine to fund a portion of our investments with preferred stock, which would magnify the potential for gain or loss and the risks of investing in us in the same way as our borrowings.
Preferred stock, which is another form of leverage, has the same risks to our common stockholders as borrowings because the dividends on any preferred stock we issue must be cumulative. Payment of such dividends and repayment of the liquidation preference of such preferred stock must take preference over any dividends or other payments to our common stockholders, and preferred stockholders are not subject to any of our expenses or losses and are not entitled to participate in any income or appreciation in excess of their stated preference.

Holders of any preferred stock we might issue would have the right to elect members of the board of directors and class voting rights on certain matters.
Holders of any preferred stock we might issue, voting separately as a single class, would have the right to elect two members of the board of directors at all times and in the event dividends become two full years in arrears, would have the right to elect a majority of the directors until such arrearage is completely eliminated. In addition, preferred stockholders have class voting rights on certain matters, including changes in fundamental investment restrictions and conversion to open-end status, and accordingly can veto any such changes. Restrictions imposed on the declarations and payment of dividends or other distributions to the holders of our common stock and preferred stock, both by the 1940 Act and by requirements imposed by rating agencies or the terms of our credit facilities, might impair our ability to maintain our qualification as a RIC for federal income tax purposes. While we would intend to redeem our preferred stock to the extent necessary to enable us to distribute our income as required to maintain our qualification as a RIC, there can be no assurance that such actions could be effected in time to meet the tax requirements.
In addition to regulatory restrictions that restrict our ability to raise capital, our credit facility contains various covenants which, if not complied with, could accelerate repayment under the facility, thereby materially and adversely affecting our liquidity, financial condition and results of operations.
The agreement governing our credit facility requires us to comply with certain financial and operational covenants. These covenants include:
•Restrictions on the level of indebtedness that we are permitted to incur in relation to the value of our assets;
•Restrictions on our ability to incur liens; and
•Maintenance of a minimum level of stockholders’ equity.
As of December 31, 2019, we were in compliance with these covenants. However, our continued compliance with these covenants depends on many factors, some of which are beyond our control. Accordingly, there are no assurances that we will continue to comply with the covenants in our credit facility. Failure to comply with these covenants would result in a default under this facility which, if we were unable to obtain a waiver from the lenders thereunder, could result in an acceleration of repayments under the facility and thereby have a material adverse impact on our business, financial condition and results of operations.
Failure to extend our existing credit facility, the revolving period of which is currently scheduled to expire on September 9, 2023, could have a material adverse effect on our results of operations and financial position and our ability to pay expenses and make distributions.
The revolving period for our credit facility with a syndicate of lenders is currently scheduled to terminate on September 9, 2023, with an additional one-year amortization period (with distributions allowed) after the completion of the revolving period. During such one-year amortization period, all principal payments on the pledged assets will be applied to reduce the balance. At the end of the one-year amortization period, the remaining balance will become due, if required by the lenders. If the credit facility is not renewed or extended by the participant banks by September 9, 2023, we will not be able to make further borrowings under the facility after such date and the outstanding principal balance on that date will be due and payable on September 9, 2024. As of December 31, 2019, we had $92.0 million of outstanding borrowings under our credit facility. Interest on borrowings under the credit facility is one-month LIBOR plus 220 basis points with a minimum LIBOR floor of zero. Additionally, the lenders charge a fee on the unused portion of the credit facility equal to either 50 basis points if more than 60% of the credit facility is drawn, or 100 basis points if more than 35% and an amount less than or equal to 60% of the credit facility is drawn, or 150 basis points if an amount less than or equal to 35% of the credit facility is drawn.
The credit facility requires us to pledge assets as collateral in order to borrow under the credit facility. If we are unable to extend our facility or find a new source of borrowing on acceptable terms, we will be required to pay down the amounts outstanding under the facility during the one-year term-out period through one or more of the following: (1) principal collections on our securities pledged under the facility, (2) at our option, interest collections on our securities pledged under the facility and cash collections on our securities not pledged under the facility, or (3) possible liquidation of some or all of our loans and other assets, any of which could have a material adverse effect on our results of operations and financial position and may force us to decrease or stop paying certain expenses and making distributions until the facility is repaid. In addition, our stock price could decline significantly, we would be restricted in our ability to acquire new investments and, in connection with our year-end audit, and our independent registered accounting firm could raise an issue as to our ability to continue as a going concern.

Failure to refinance our existing Unsecured Notes could have a material adverse effect on our results of operations and financial position.
The Prospect Capital InterNotes ® issued pursuant to our medium term notes program, which we refer to as the Prospect Capital InterNotes, the Convertible Notes and the Public Notes, which we collectively refer to as the Unsecured Notes, mature at various dates from April 15, 2020 to October 15, 2043. If we are unable to refinance the Unsecured Notes or find a new source of borrowing on acceptable terms, we will be required to pay down the amounts outstanding at maturity under the facility during the two-year term-out period through one or more of the following: (1) borrowing additional funds under our then current credit facility, (2) issuance of additional common stock or (3) possible liquidation of some or all of our loans and other assets, any of which could have a material adverse effect on our results of operations and financial position. In addition, our stock price could decline significantly; we would be restricted in our ability to acquire new investments and, in connection with our year-end audit, our independent registered accounting firm could raise an issue as to our ability to continue as a going concern.
The trading market or market value of our publicly issued debt securities may fluctuate.
Our publicly issued debt securities may or may not have an established trading market. We cannot assure our noteholders that a trading market for our publicly issued debt securities will ever develop or be maintained if developed. In addition to our creditworthiness, many factors may materially adversely affect the trading market for, and market value of, our publicly issued debt securities. These factors include, but are not limited to, the following:
•the time remaining to the maturity of these debt securities;
•the outstanding principal amount of debt securities with terms identical to these debt securities;
•the ratings assigned by national statistical ratings agencies;
•the general economic environment;
•the supply of debt securities trading in the secondary market, if any;
•the redemption or repayment features, if any, of these debt securities;
•the level, direction and volatility of market interest rates generally; and
•market rates of interest higher or lower than rates borne by the debt securities.
Our noteholders should also be aware that there may be a limited number of buyers when they decide to sell their debt securities. This too may materially adversely affect the market value of the debt securities or the trading market for the debt securities.
Terms relating to redemption may materially adversely affect our noteholders return on any debt securities that we may issue.
If our noteholders’ debt securities are redeemable at our option, we may choose to redeem their debt securities at times when prevailing interest rates are lower than the interest rate paid on their debt securities. In addition, if our noteholders’ debt securities are subject to mandatory redemption, we may be required to redeem their debt securities also at times when prevailing interest rates are lower than the interest rate paid on their debt securities. In this circumstance, our noteholders may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as their debt securities being redeemed.
Our shares of common stock currently trade at a discount from net asset value and may continue to do so in the future, which could limit our ability to raise additional equity capital.
Shares of closed-end investment companies frequently trade at a market price that is less than the net asset value that is attributable to those shares. This characteristic of closed-end investment companies is separate and distinct from the risk that our net asset value per share may decline. It is not possible to predict whether any shares of our common stock will trade at, above, or below net asset value. The stocks of BDCs as an industry, including shares of our common stock, currently trade below net asset value as a result of concerns over liquidity, interest rate changes, leverage restrictions and distribution requirements. When our common stock is trading below its net asset value per share, we will not be able to issue additional shares of our common stock at its market price without first obtaining approval for such issuance from our stockholders and our independent directors. Similar to our 2019 annual meeting, we do not intend to seek stockholder approval at our 2020 annual meeting to be able to sell shares of common stock at any level of discount from net asset value per share, subject to the condition that the maximum number of shares salable below net asset value pursuant to this authority in any particular offering that could result in such dilution is limited to 25% of our then outstanding common stock immediately prior to each such offering, but may seek stockholder approval to do so in the future. Our stockholders approved our ability to issue warrants, options or rights to acquire our common stock at our 2008 annual meeting of stockholders for an unlimited time period and in accordance with the 1940 Act which provides that the conversion or exercise price of such warrants, options or rights may be less than net asset value per share at the date such securities are issued or at the date such securities are converted into or exercised for shares of our common stock.
There is a risk that investors in our common stock may not receive dividends or that our dividends may not grow over time and investors in our debt securities may not receive all of the interest income to which they are entitled.
We intend to make distributions on a monthly basis to our stockholders out of assets legally available for distribution. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. If we declare a dividend and if more stockholders opt to receive cash distributions rather than participate in our dividend reinvestment plan, we may be forced to sell some of our investments in order to make cash dividend payments.
In addition, due to the asset coverage test applicable to us as a BDC, we may be limited in our ability to make distributions. Further, if we invest a greater amount of assets in equity securities that do not pay current dividends, it could reduce the amount available for distribution.
The above-referenced restrictions on distributions may also inhibit our ability to make required interest payments to holders of our debt, which may cause a default under the terms of our debt agreements. Such a default could materially increase our cost of raising capital, as well as cause us to incur penalties under the terms of our debt agreements.
Investing in our securities may involve a high degree of risk and is highly speculative.
The investments we make in accordance with our investment objective may result in a higher amount of risk than alternative investment options and volatility or loss of principal. Our investments in portfolio companies may be speculative and aggressive, and therefore, an investment in our shares may not be suitable for someone with low risk tolerance.
Our stockholders may experience dilution in their ownership percentage if they opt out of our dividend reinvestment plan.
All dividends declared in cash payable to stockholders that are participants in our dividend reinvestment plan are automatically reinvested in shares of our common stock. As a result, our stockholders that opt out of our dividend reinvestment plan will experience dilution in their ownership percentage of our common stock over time. Stockholders who do not elect to receive distributions in shares of common stock may experience accretion to the net asset value of their shares if our shares are trading at a premium and dilution if our shares are trading at a discount. The level of accretion or discount would depend on various factors, including the proportion of our stockholders who participate in the plan, the level of premium or discount at which our shares are trading and the amount of the distribution payable to a stockholder.
Sales of substantial amounts of our common stock in the public market may have an adverse effect on the market price of our common stock.
Sales of substantial amounts of our common stock, or the availability of such common stock for sale (including as a result of the conversion of the Convertible Notes into common stock), could adversely affect the prevailing market prices for our common stock. If this occurs and continues, it could impair our ability to raise additional capital through the sale of securities should we desire to do so.
If we sell shares of our common stock or securities to subscribe for or are convertible into shares of our common stock at a discount to our net asset value per share, stockholders who do not participate in such sale will experience immediate dilution in an amount that may be material.
Similar to our 2019 annual meeting, we do not intend to seek stockholder approval at our 2020 annual meeting to be able to sell shares of common stock at any level of discount from net asset value per share, subject to the condition that the maximum number of shares salable below net asset value pursuant to this authority in any particular offering that could result in such dilution is limited to 25% of our then outstanding common stock immediately prior to each such offering, but may seek stockholder approval to do so in the future. Our stockholders approved our ability to issue warrants, options or rights to acquire our common stock at our 2008 annual meeting of stockholders for an unlimited time period and in accordance with the 1940 Act which provides that the conversion or exercise price of such warrants, options or rights may be less than net asset value per share at the date such securities are issued or at the date such securities are converted into or exercised for shares of our common stock. The issuance or sale by us of shares of our common stock or securities to subscribe for or are convertible into shares of our common stock at a discount to net asset value poses a risk of dilution to our stockholders. In particular, stockholders who do not purchase additional shares of common stock at or below the discounted price in proportion to their current ownership will experience an immediate decrease in net asset value per share (as well as in the aggregate net asset value of their shares of common stock if they do not participate at all). These stockholders will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we experience in our assets, potential earning power and voting interests from such issuance or sale. In addition, such sales may adversely affect the price at which our common stock trades. We have sold shares of our common stock at prices below net asset value per share in the past and may do so to the future. We have not sold any shares of our common stock at prices below net asset value per share since December 3, 2014.
Our ability to enter into transactions with our affiliates is restricted.
We are prohibited under the 1940 Act from knowingly participating in certain transactions with our affiliates without the prior approval of our independent directors. Any person that owns, directly or indirectly, 5% or more of our outstanding voting securities is our affiliate for purposes of the 1940 Act and we are generally prohibited from buying or selling any security or other property from or to such affiliate, absent the prior approval of our independent directors. The 1940 Act also prohibits “joint” transactions with an affiliate, which could include investments in the same portfolio company (whether at the same or different times), without prior approval of our independent directors. Subject to certain limited exceptions, we are prohibited from buying or selling any security or other property from or to the Investment Adviser and its affiliates and persons with whom we are in a control relationship, or entering into joint transactions with any such person, absent the prior approval of the SEC.
On January 13, 2020 we received a co-investment exemptive order from the SEC (the “Order”), which superseded a prior co-investment exemptive order granted on February 10, 2014, granting us the ability to negotiate terms other than price and quantity of co-investment transactions with other funds managed or owned by the Investment Adviser or certain affiliates, including Priority Income Fund, Inc. and TP Flexible Income Fund, Inc. (f/k/a Pathway Capital Opportunity Fund, Inc.), subject to the conditions included therein. Under the terms of the Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of our independent directors must make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to us and our stockholders and do not involve overreaching of us or our stockholders on the part of any person concerned and (2) the transaction is consistent with the interests of our stockholders and is consistent with our investment objective and strategies. In certain situations where co-investment with one or more funds managed or owned by the Investment Adviser or its affiliates is not covered by the Order, such as when there is an opportunity to invest in different securities of the same issuer, the personnel of the Investment Adviser or its affiliates will need to decide which fund will proceed with the investment. Such personnel will make these determinations based on policies and procedures, which are designed to reasonably ensure that investment opportunities are allocated fairly and equitably among affiliated funds over time and in a manner that is consistent with applicable laws, rules and regulations. Moreover, except in certain circumstances, when relying on the Order, we will be unable to invest in any issuer in which one or more funds managed by the Investment Adviser or its affiliates has previously invested.
The market price of our securities may fluctuate significantly.
The market price and liquidity of the market for our securities may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include:
•significant volatility in the market price and trading volume of securities of business development companies or other companies in the energy industry, which are not necessarily related to the operating performance of these companies;
•price and volume fluctuations in the overall stock market from time to time;
•changes in regulatory policies or tax guidelines, particularly with respect to RICs or business development companies;
•loss of RIC qualification;
•changes in earnings or variations in operating results;
•changes in the value of our portfolio of investments;
•any shortfall in revenue or net income or any increase in losses from levels expected by investors or securities analysts;
•departure of one or more of Prospect Capital Management’s key personnel;
•operating performance of companies comparable to us;
•short-selling pressure with respect to shares of our common stock or BDCs generally;
•future sales of our securities convertible into or exchangeable or exercisable for our common stock or the conversion of such securities, including the Convertible Notes;
•uncertainty surrounding the strength of the U.S. economic recovery;
•concerns regarding European sovereign debt;
•changes in prevailing interest rates;

•litigation matters;
•general economic trends and other external factors; and
•loss of a major funding source.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has, from time to time, been brought against that company.
If our stock price fluctuates significantly, we may be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources from our business.
There is a risk that you may not receive distributions or that our distributions may not grow over time.
We have made and intend to continue to make distributions on a monthly basis to our stockholders out of assets legally available for distribution. We cannot assure you that we will achieve investment results or maintain a tax status that will allow or require any specified level of cash distributions or year-to-year increases in cash distributions. In addition, due to the asset coverage test applicable to us as a business development company, we may be limited in our ability to make distributions.
Provisions of the Maryland General Corporation Law and of our charter and bylaws could deter takeover attempts and have an adverse impact on the price of our common stock.
Our charter, bylaws and the Maryland General Corporation Law contain provisions that may have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for our stockholders or otherwise be in their best interest. These provisions may prevent stockholders from being able to sell shares of our common stock at a premium over prevailing market prices.
Our charter provides for the classification of our Board of Directors into three classes of directors, serving staggered three-year terms, which may render a change of control or removal of our incumbent management more difficult. Furthermore, any and all vacancies on our Board of Directors will be filled generally only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term and until a successor is elected and qualifies.
Our Board of Directors is authorized to create and issue new series of shares, to classify or reclassify any unissued shares of stock into one or more classes or series, including preferred stock and, without stockholder approval, to amend our charter to increase or decrease the number of shares of common stock that we have authority to issue, which could have the effect of diluting a stockholder’s ownership interest. Prior to the issuance of shares of stock of each class or series, including any reclassified series, our Board of Directors is required by our governing documents to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series of shares of stock.
Our charter and bylaws also provide that our Board of Directors has the exclusive power to adopt, alter or repeal any provision of our bylaws, and to make new bylaws. The Maryland General Corporation Law also contains certain provisions that may limit the ability of a third party to acquire control of us, such as:
•The Maryland Business Combination Act, which, subject to certain limitations, prohibits certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of the common stock or an affiliate thereof) for five years after the most recent date on which the stockholder becomes an interested stockholder and, thereafter, imposes special minimum price provisions and special stockholder voting requirements on these combinations.
•The Maryland Control Share Acquisition Act, which provides that “control shares” of a Maryland corporation (defined as shares of common stock which, when aggregated with other shares of common stock controlled by the stockholder, entitles the stockholder to exercise one of three increasing ranges of voting power in electing directors, as described more fully below) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of “control shares”) have no voting rights except to the extent approved by stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares of common stock.
The provisions of the Maryland Business Combination Act will not apply, however, if our Board of Directors adopts a resolution that any business combination between us and any other person will be exempt from the provisions of the Maryland Business Combination Act. Our Board of Directors has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Maryland Business Combination Act, provided that the business combination is first approved by the Board of Directors, including a majority of the directors who are not interested persons as defined in the 1940 Act. There can be no assurance that this resolution will not be altered or repealed in whole or in part at any time. If the resolution is altered or repealed, the provisions of the Maryland Business Combination Act may discourage others from trying to acquire control of us.
As permitted by Maryland law, our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions by any person of our common stock. This bylaw provision may be amended or eliminated by our Board of Directors at any time in the future, provided that we will notify the Division of Investment Management at the SEC prior to amending or eliminating this provision. However, the SEC has taken the position that the Maryland Control Share Acquisition Act is inconsistent with the 1940 Act and may not be invoked by a BDC. It is the view of the staff of the SEC that opting into the Maryland Control Share Acquisition Act would be acting in a manner inconsistent with Section 18(i) of the 1940 Act. See “Description of Our Capital Stock” for more information.
Your interest in us may be diluted if you do not fully exercise your subscription rights in any rights offering. In addition, if the subscription price is less than our net asset value per share, then you will experience an immediate dilution of the aggregate net asset value of your shares.
In the event we issue subscription rights, stockholders who do not fully exercise their subscription rights should expect that they will, at the completion of a rights offering pursuant to this prospectus, own a smaller proportional interest in us than would otherwise be the case if they fully exercised their rights. We cannot state precisely the amount of any such dilution in share ownership because we do not know at this time what proportion of the shares will be purchased as a result of such rights offering.
In addition, if the subscription price is less than the net asset value per share of our common stock, then our stockholders would experience an immediate dilution of the aggregate net asset value of their shares as a result of the offering. The amount of any decrease in net asset value is not predictable because it is not known at this time what the subscription price and net asset value per share will be on the expiration date of a rights offering or what proportion of the shares will be purchased as a result of such rights offering. Such dilution could be substantial.
We may in the future choose to pay dividends in our own stock, in which case our stockholders may be required to pay tax in excess of the cash they receive.
We may distribute taxable dividends that are payable in part in our stock. In accordance with guidance issued by the Internal Revenue Service (“IRS”), a publicly traded RIC should generally be eligible to treat a distribution of its own stock as fulfilling its RIC distribution requirements if each stockholder is permitted to elect to receive his or her distribution in either cash or stock of the RIC (even where there is a limitation on the percentage of the distribution payable in cash, provided that the limitation is at least 20%), subject to the satisfaction of certain guidelines. If too many stockholders elect to receive cash, each stockholder electing to receive cash generally must receive a portion of his or her distribution in cash (with the balance of the distribution paid in stock). If these and certain other requirements are met, for U.S. federal income tax purposes, the amount of the distribution paid in stock generally will be a taxable distribution in an amount equal to the amount of cash that could have been received instead of stock.
Taxable stockholders receiving such dividends would be required to include the full amount of the dividend as ordinary income (or as long-term capital gain to the extent such distribution is properly reported as a capital gain dividend) to the extent of our current and accumulated earnings and profits for United States federal income tax purposes. As a result, a U.S. Stockholder (as defined in “Material U.S. Federal Income Tax Considerations”) may be required to pay tax with respect to such dividends in excess of any cash received. If a U.S. Stockholder sells the stock it receives as a dividend in order to pay this tax, it may be subject to transaction fees (e.g., broker fees or transfer agent fees) and the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of its stock at the time of the sale. Furthermore, with respect to Non-U.S. Stockholders (as defined in “Material U.S. Federal Income Tax Considerations”), we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our stock. It is unclear whether and to what extent we will be able to pay dividends in cash and our stock.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from selling Securities pursuant to this prospectus initially to maintain balance sheet liquidity, involving repayment of debt under our credit facility, if any, investments in high quality short-term debt instruments or a combination thereof, and thereafter to make long-term investments in accordance with our investment objective. Interest on borrowings under the credit facility is one-month LIBOR plus 220 basis points, with no minimum LIBOR floor. Additionally, the lenders charge a fee on the unused portion of the credit facility equal to either 50 basis points if more than sixty percent of the credit facility is drawn, or 100 basis points if more than thirty-five percent and an amount less than or equal to sixty percent of the credit facility is drawn, or 150 basis points if an amount less than or equal to thirty-five percent of the credit facility is drawn. A supplement to this prospectus relating to each offering will provide additional detail, to the extent known at the time, regarding the use of the proceeds from such offering including any intention to utilize proceeds to pay expenses in order to avoid sales of long-term assets.
We anticipate that substantially all of the net proceeds of an offering of Securities pursuant to this prospectus will be used for the above purposes within six months, depending on the availability of appropriate investment opportunities consistent with our investment objective and market conditions, and will be so used within two years. In addition, we expect that there will be several offerings pursuant to this prospectus; we expect that substantially all of the proceeds from all offerings will be used within three years. Pending our new investments, we plan to invest a portion of net proceeds in cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the date of investment and other general corporate purposes. The management fee payable by us will not be reduced while our assets are invested in such securities, which may generate a loss to the Company.

FORWARD-LOOKING STATEMENTS
Our annual report on Form 10-K for the year ended June 30, 2019, any of our quarterly reports on Form 10-Q or current reports on Form 8-K, or any other oral or written statements made in press releases or otherwise by or on behalf of Prospect Capital Corporation including this prospectus may contain forward-looking statements within the meaning of the Section 21E of the Exchange Act, which involve substantial risks and uncertainties. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and portfolio management and the performance of our investments and our investment management business. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our industry, our beliefs, and our assumptions. Words such as “intends,” “intend,” “intended,” “goal,” “estimate,” “estimates,” “expects,” “expect,” “expected,” “project,” “projected,” “projections,” “plans,” “seeks,” “anticipates,” “anticipated,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “believes,” “continue,” and “scheduled” and variations of these words and similar expressions are intended to identify forward-looking statements. Our actual results or outcomes may differ materially from those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements do not meet the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:
•our future operating results;
•our business prospects and the prospects of our portfolio companies;
•the impact of investments that we expect to make;
•our contractual arrangements and relationships with third parties;
•the dependence of our future success on the general economy and its impact on the industries in which we invest;
•the ability of our portfolio companies to achieve their objectives;
•difficulty in obtaining financing or raising capital, especially in volatile credit and equity environments;
•the level and volatility of prevailing interest rates and credit spreads;
•adverse developments in the availability of desirable loan and investment opportunities whether they are due to competition, regulation or otherwise;
•a compression of the yield on our investments and the cost of our liabilities, as well as the level of leverage available to us;
•our regulatory structure and tax treatment, including our ability to operate as a business development company and a RIC;
•the adequacy of our cash resources and working capital;
•the timing of cash flows, if any, from the operations of our portfolio companies;
•the ability of the Investment Adviser to locate suitable investments for us and to monitor and administer our investments; and
•authoritative generally accepted accounting principles or policy changes from such standard-setting bodies as the Financial Accounting Standards Board, the Securities and Exchange Commission, the IRS, the NASDAQ Global Select Market, and other authorities that we are subject to, as well as their counterparts in any foreign jurisdictions where we might do business.
Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. Important assumptions include our ability to originate new loans and investments, certain margins and levels of profitability and the availability of additional capital. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in “Risk Factors” and elsewhere in this prospectus, and such risks and uncertainties could cause actual results to differ materially from those in any forward-looking statements. The Company reminds all investors that no forward-looking statement can be relied upon as an accurate or even mostly accurate forecast because humans cannot forecast the future. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.

DISTRIBUTIONS
Through March 2010, we made quarterly distributions to our stockholders out of assets legally available for distribution. In June 2010, we changed our distribution policy from a quarterly payment to a monthly payment. To the extent prudent and practicable, we currently intend to continue making distributions on a monthly basis. Our ability to pay distributions could be affected by future business performance, liquidity, capital needs, alternative investment opportunities and loan covenants. Our distributions, if any, will be determined by our Board of Directors. Certain amounts of the monthly distributions may from time to time be paid out of our capital rather than from earnings for the quarter as a result of our deliberate planning or by accounting reclassifications.
As a RIC, we generally are not subject to U.S. federal income tax on income and gains we distribute each taxable year to our stockholders, provided that in such taxable year, we distribute an amount equal to at least 90% of our investment company taxable income (as defined by the Code) to our stockholders. Any undistributed taxable income is subject to U.S. federal income tax. In addition, we will be subject to a 4% non-deductible U.S. federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (i) 98% of our ordinary income recognized during the calendar year, (ii) 98.2% of our capital gain net income, as defined by the Code, recognized for the one year period ending October 31 in that calendar year and (iii) any income recognized, but not distributed, in preceding years.
We did not have an excise tax liability for the calendar year ended December 31, 2019. Tax characteristics of all distributions will be reported to stockholders, as appropriate, on Form 1099-DIV after the end of the calendar year.
In addition, although we currently intend to distribute realized net capital gains (which we define as net long-term capital gains in excess of short-term capital losses), if any, at least annually out of the assets legally available for such distributions, we may decide in the future to retain such capital gains for investment. In such event, we will be subject to U.S. federal income taxes on the retained amount. We can offer no assurance that we will achieve results that will permit the payment of any cash distributions and, if we issue senior securities, we may be prohibited from making distributions if doing so causes us to fail to maintain the asset coverage ratios stipulated by the 1940 Act or if distributions are limited by the terms of any of our borrowings.

During the years ended June 30, 2019 and June 30, 2018, we distributed approximately $263.6 million and $277.2 million, respectively, to our stockholders. The following table summarizes our distributions declared and payable for the years ended June 30, 2018 and June 30, 2019.

Declaration Date	Record Date	Payment Date	Amount Per Share	Amount Distributed (in thousands)
5/9/2017	7/29/2017	8/18/2017	$0.083330	$30,011
5/9/2017	8/31/2017	9/22/2017	0.083330	30,017
8/25/2017	9/30/2017	10/20/2017	0.060000	21,619
8/25/2017	10/31/2017	11/17/2017	0.060000	21,623
11/8/2017	11/30/2017	12/22/2017	0.060000	21,630
11/8/2017	12/30/2017	1/19/2018	0.060000	21,659
11/8/2017	1/31/2018	2/16/2018	0.060000	21,691
2/7/2018	2/28/2018	3/23/2018	0.060000	21,724
2/7/2018	3/31/2018	4/20/2018	0.060000	21,759
2/7/2018	4/28/2018	5/18/2018	0.060000	21,797
5/9/2018	5/31/2018	6/22/2018	0.060000	21,829
5/9/2018	6/30/2018	7/20/2018	0.060000	21,865
Total declared and payable for the year ended June 30, 2018				$277,224

5/9/2018	7/31/2018	8/23/2018	$0.060000	$21,881
5/9/2018	8/31/2018	9/20/2018	0.060000	21,898
8/28/2018	9/28/2018	10/18/2018	0.060000	21,914
8/28/2018	10/31/2018	11/21/2018	0.060000	21,930
11/6/2018	11/30/2018	12/20/2018	0.060000	21,945
11/6/2018	1/2/2019	1/24/2019	0.060000	21,963
11/6/2018	1/31/2019	2/21/2019	0.060000	22,003
2/6/2019	2/28/2018	3/21/2019	0.060000	22,008
2/6/2019	3/29/2019	4/18/2019	0.060000	22,013
2/6/2019	4/30/2019	5/23/2019	0.060000	22,018
5/8/2019	5/31/2019	6/20/2019	0.060000	22,023
5/8/2019	6/28/2019	7/18/2019	0.060000	22,028
Total declared and payable for the year ended June 30, 2019				$263,624
Dividends and other distributions to common stockholders are recorded on the ex-dividend date. As such, the table above includes distributions with record dates during the years ended June 30, 2019 and June 30, 2018. It does not include distributions previously declared to stockholders of record on any future dates, as those amounts are not yet determinable. The following dividends were previously declared and will be recorded and payable subsequent to June 30, 2019:
◦$0.06 per share for July 2019 to holders of record on July 31, 2019 with a payment date of August 22, 2019.
◦$0.06 per share for August 2019 to holders of record on August 30, 2019 with a payment date of September 19, 2019.
◦$0.06 per share for September 2019 to holders of record on September 30, 2019 with a payment date of October 24, 2019.
◦$0.06 per share for October 2019 to holders of record on October 31, 2019 with a payment date of November 20, 2019.
◦$0.06 per share for November 2019 to holders of record on November 29, 2019 with a payment date of December 19, 2019.
◦$0.06 per share for December 2019 to holders of record on January 2, 2020 with a payment date of January 23, 2020.
◦$0.06 per share for January 2020 to holders of record on January 31, 2020 with a payment date of February 20, 2020.
◦$0.06 per share for February 2020 to holders of record on February 28, 2020 with a payment date of March 19, 2020.
◦$0.06 per share for March 2020 to holders of record on March 31, 2020 with a payment date of April 23, 2020.
◦$0.06 per share for April 2020 to holders of record on April 30, 2020 with a payment date of May 21, 2020.

SENIOR SECURITIES
Information about our senior securities is shown in the following table as of the end of each of the last ten fiscal years. (All figures in this item are in thousands except per unit data.) The senior securities table below has been audited by BDO USA, LLP, our independent registered public accounting firm.  The report of BDO USA, LLP on the senior securities table, as of June 30, 2019, is attached as an exhibit to the registration statement of which this prospectus is a part.

	Total Amount Outstanding(1)	Asset Coverage per Unit(2)	Involuntary Liquidating Preference per Unit(3)	Average Market Value per Unit(4)
Credit Facility(15)
Fiscal 2020 (as of December 31, 2019, unaudited)	$92,000	$58,259	—	—
Fiscal 2019 (as of June 30, 2019)	167,000	34,298	—	—
Fiscal 2018 (as of June 30, 2018)	37,000	155,503	—	—
Fiscal 2017 (as of June 30, 2017)	—	—	—	—
Fiscal 2016 (as of June 30, 2016)	—	—	—	—
Fiscal 2015 (as of June 30, 2015)	368,700	18,136	—	—
Fiscal 2014 (as of June 30, 2014)	92,000	69,470	—	—
Fiscal 2013 (as of June 30, 2013)	124,000	34,996	—	—
Fiscal 2012 (as of June 30, 2012)	96,000	22,668	—	—
Fiscal 2011 (as of June 30, 2011)	84,200	18,065	—	—
Fiscal 2010 (as of June 30, 2010)	100,300	8,093	—	—

2015 Notes(5)
Fiscal 2015 (as of June 30, 2015)	$150,000	$2,241	—	—
Fiscal 2014 (as of June 30, 2014)	150,000	2,305	—	—
Fiscal 2013 (as of June 30, 2013)	150,000	2,578	—	—
Fiscal 2012 (as of June 30, 2012)	150,000	3,277	—	—
Fiscal 2011 (as of June 30, 2011)	150,000	3,740	—	—

2016 Notes(6)
Fiscal 2016 (as of June 30, 2016)	$167,500	$2,269	—	—
Fiscal 2015 (as of June 30, 2015)	167,500	2,241	—	—
Fiscal 2014 (as of June 30, 2014)	167,500	2,305	—	—
Fiscal 2013 (as of June 30, 2013)	167,500	2,578	—	—
Fiscal 2012 (as of June 30, 2012)	167,500	3,277	—	—
Fiscal 2011 (as of June 30, 2011)	172,500	3,740	—	—

2017 Notes(7)
Fiscal 2017 (as of June 30, 2017)	$50,734	$2,251	—	—
Fiscal 2016 (as of June 30, 2016)	129,500	2,269	—	—
Fiscal 2015 (as of June 30, 2015)	130,000	2,241	—	—
Fiscal 2014 (as of June 30, 2014)	130,000	2,305	—	—
Fiscal 2013 (as of June 30, 2013)	130,000	2,578	—	—
Fiscal 2012 (as of June 30, 2012)	130,000	3,277	—	—

2018 Notes(8)
Fiscal 2017 (as of June 30, 2017)	$85,419	$2,251	—	—
Fiscal 2016 (as of June 30, 2016)	200,000	2,269	—	—
Fiscal 2015 (as of June 30, 2015)	200,000	2,241	—	—
Fiscal 2014 (as of June 30, 2014)	200,000	2,305	—	—
Fiscal 2013 (as of June 30, 2013)	200,000	2,578	—	—

	Total Amount Outstanding(1)	Asset Coverage per Unit(2)	Involuntary Liquidating Preference per Unit(3)	Average Market Value per Unit(4)
2019 Notes(10)
Fiscal 2018 (as of June 30, 2018)	$101,647	$2,452	—	—
Fiscal 2017 (as of June 30, 2017)	200,000	2,251	—	—
Fiscal 2016 (as of June 30, 2016)	200,000	2,269	—	—
Fiscal 2015 (as of June 30, 2015)	200,000	2,241	—	—
Fiscal 2014 (as of June 30, 2014)	200,000	2,305	—	—
Fiscal 2013 (as of June 30, 2013)	200,000	2,578	—	—

5.00% 2019 Notes(11)
Fiscal 2018 (as of June 30, 2018)	$153,536	$2,452	—	—
Fiscal 2017 (as of June 30, 2017)	300,000	2,251	—	—
Fiscal 2016 (as of June 30, 2016)	300,000	2,269	—	—
Fiscal 2015 (as of June 30, 2015)	300,000	2,241	—	—
Fiscal 2014 (as of June 30, 2014)	300,000	2,305	—	—

2020 Notes(16)
Fiscal 2020 (as of December 31, 2019, unaudited)	$175,037	$2,463	—	—
Fiscal 2019 (as of June 30, 2019)	224,114	2,365	—	—
Fiscal 2018 (as of June 30, 2018)	392,000	2,452	—	—
Fiscal 2017 (as of June 30, 2017)	392,000	2,251	—	—
Fiscal 2016 (as of June 30, 2016)	392,000	2,269	—	—
Fiscal 2015 (as of June 30, 2015)	392,000	2,241	—	—
Fiscal 2014 (as of June 30, 2014)	400,000	2,305	—	—

6.95% 2022 Notes(9)
Fiscal 2014 (as of June 30, 2014)	$100,000	$2,305	—	$1,038
Fiscal 2013 (as of June 30, 2013)	100,000	2,578	—	1,036
Fiscal 2012 (as of June 30, 2012)	100,000	3,277	—	996

2022 Notes(17)
Fiscal 2020 (as of December 31, 2019, unaudited)	$292,127	$2,463	—	—
Fiscal 2019 (as of June 30, 2019)	328,500	2,365	—	—
Fiscal 2018 (as of June 30, 2018)	328,500	2,452	—	—
Fiscal 2017 (as of June 30, 2017)	225,000	2,251	—	—

2023 Notes(12)
Fiscal 2020 (as of December 31, 2019, unaudited)	$319,002	$2,463	—	—
Fiscal 2019 (as of June 30, 2019)	318,863	2,365	—	—
Fiscal 2018 (as of June 30, 2018)	318,675	2,452	—	—
Fiscal 2017 (as of June 30, 2017)	248,507	2,251	—	—
Fiscal 2016 (as of June 30, 2016)	248,293	2,269	—	—
Fiscal 2015 (as of June 30, 2015)	248,094	2,241	—	—
Fiscal 2014 (as of June 30, 2014)	247,881	2,305	—	—
Fiscal 2013 (as of June 30, 2013)	247,725	2,578	—	—

2024 Notes
Fiscal 2020 (as of December 31, 2019, unaudited)	$234,443	$2,463	—	$1,012
Fiscal 2019 (as of June 30, 2019)	234,443	2,365	—	1,002
Fiscal 2018 (as of June 30, 2018)	199,281	2,452	—	1,029
Fiscal 2017 (as of June 30, 2017)	199,281	2,251	—	1,027
Fiscal 2016 (as of June 30, 2016)	161,364	2,269	—	951

	Total Amount Outstanding(1)	Asset Coverage per Unit(2)	Involuntary Liquidating Preference per Unit(3)	Average Market Value per Unit(4)
6.375% 2024 Notes(12)
Fiscal 2020 (as of December 31, 2019, unaudited)	$99,753	$2,463	—	—
Fiscal 2019 (as of June 30, 2019)	99,726	2,365	—	—

2025 Notes
Fiscal 2020 (as of December 31, 2019, unaudited)	$201,250	$2,463	—	—
Fiscal 2019 (as of June 30, 2019)	201,250	2,365	—	—

2028 Notes
Fiscal 2020 (as of December 31, 2019, unaudited)	$70,761	$2,463	—	$1,029
Fiscal 2019 (as of June 30, 2019)	70,761	2,365	—	984
Fiscal 2018 (as of June 30, 2018)	55,000	2,452	—	1,004

2029 Notes
Fiscal 2020 (as of December 31, 2019, unaudited)	$69,170	$2,463	—	$1,054
Fiscal 2019 (as of June 30, 2019)	69,170	2,365	—	983

Prospect Capital InterNotes®(14)
Fiscal 2020 (as of December 31, 2019, unaudited)	$622,409	$2,463	—	—
Fiscal 2019 (as of June 30, 2019)	707,699	2,365	—	—
Fiscal 2018 (as of June 30, 2018)	760,924	2,452	—	—
Fiscal 2017 (as of June 30, 2017)	980,494	2,251	—	—
Fiscal 2016 (as of June 30, 2016)	908,808	2,269	—	—
Fiscal 2015 (as of June 30, 2015)	827,442	2,241	—	—
Fiscal 2014 (as of June 30, 2014)	785,670	2,305	—	—
Fiscal 2013 (as of June 30, 2013)	363,777	2,578	—	—

All Senior Securities(12)(13)(14)(15)(16)(17)(18)
Fiscal 2020 (as of December 31, 2019, unaudited)	$2,175,952	$2,463	—	—
Fiscal 2019 (as of June 30, 2019)	2,421,526	2,365	—	—
Fiscal 2018 (as of June 30, 2018)	2,346,563	2,452	—	—
Fiscal 2017 (as of June 30, 2017)	2,681,435	2,251	—	—
Fiscal 2016 (as of June 30, 2016)	2,707,465	2,269	—	—
Fiscal 2015 (as of June 30, 2015)	2,983,736	2,241	—	—
Fiscal 2014 (as of June 30, 2014)	2,773,051	2,305	—	—
Fiscal 2013 (as of June 30, 2013)	1,683,002	2,578	—	—
Fiscal 2012 (as of June 30, 2012)	664,138	3,277	—	—
Fiscal 2011 (as of June 30, 2011)	406,700	3,740	—	—
Fiscal 2010 (as of June 30, 2010)	100,300	8,093	—	—
____________________________________________
(1)     Except as noted, the total amount of each class of senior securities outstanding at the end of the year/period presented (in 000’s).
(2)The asset coverage ratio for a class of secured senior securities representing indebtedness is calculated as our consolidated total assets, less all liabilities and indebtedness not represented by senior securities, divided by secured senior securities representing indebtedness. The asset coverage ratio for a class of unsecured senior securities is inclusive of all senior securities. This asset coverage ratio is multiplied by $1,000 to determine the Asset Coverage Per Unit.
(3)This column is inapplicable.
(4)This column is inapplicable, except for the 6.95% 2022 Notes, the 2024 Notes, the 2028 Notes and the 2029 Notes. The average market value per unit is calculated as an average of quarter-end prices and shown as the market value per $1,000 of indebtedness.
(5)We repaid the outstanding principal amount of the 2015 Notes on December 15, 2015.
(6)We repaid the outstanding principal amount of the 2016 Notes on August 15, 2016.
(7)We repaid the outstanding principal amount of the 2017 Notes on October 15, 2017.

(8)We repaid the outstanding principal amount of the 2018 Notes on March 15, 2018.
(9)We redeemed the 6.95% 2022 Notes on May 15, 2015.
(10)We repaid the outstanding principal amount of the 2019 Notes on January 15, 2019.
(11)We redeemed the 5.00% 2019 Notes on September 26, 2018.
(12)For the period ended December 31, 2019 and all fiscal years ended June 30th, the notes are presented net of unamortized discount.
(13)While we do not consider commitments to fund under revolving arrangements to be Senior Securities, if we were to elect to treat such unfunded commitments, which were $25,111 as of December 31, 2019 as Senior Securities for purposes of Section 18 of the 1940 Act, our asset coverage per unit would be $2,435.
(14)Pursuant to notice to call provided on December 11, 2019, we redeemed, prior to maturity, $3,918 of our Prospect Capital InterNotes® at par with settlement on January 15, 2020. The notes were scheduled to mature on July 15, 2022 and bore interest rates that ranged from 4.500% to 4.750%. During the period of January 1, 2020 through February 12, 2020, we issued $44,822 aggregate principal amount of Prospect Capital InterNotes® at par.
(15)As of February 12, 2020, we had $206,000 outstanding borrowings under our credit facility.
(16)On December 23, 2019, we commenced a tender offer to purchase for cash up to $10,000 aggregate principal amount of the 2020 Notes (“2020 Notes December Tender Offer”). The 2020 Notes December Tender Offer expired at 12:00 midnight, New York City time, on January 23, 2020 (one minute after 11:59 p.m., New York City time, on January 22, 2020). As of the expiration date of the 2020 Notes December Tender Offer, $2,215 aggregate principal amount of the 2020 Notes, representing approximately 1.27% of the outstanding 2020 Notes, were validly tendered and accepted. Following the settlement of the 2020 Notes December Tender Offers, approximately $172,822 aggregate principal amount of the 2020 Notes remains outstanding.
(17)On December 23, 2019, we commenced a tender offer to purchase for cash up to $25,000 aggregate principal amount of the 2022 Notes (“2022 Notes December Tender Offer”). The 2022 Notes December Tender Offer expired at 12:00 midnight, New York City time, on January 23, 2020 (one minute after 11:59 p.m., New York City time, on January 22, 2020). As of the expiration date of the 2022 Notes December Tender Offer, $1,302 aggregate principal amount of the 2022 Notes, representing approximately 0.45% of the outstanding 2022 Notes, were validly tendered and accepted. Following the settlement of the 2022 Notes December Tender Offer, approximately $290,825 aggregate principal amount of the 2022 Notes remains outstanding.
(18)If we were to consider the additional borrowings, issuances, repurchases and maturities subsequent to December 31, 2019, our asset coverage per unit for our senior secured credit facility and unsecured notes would be $26,751 and $2,368, respectively, or $2,337 including the effects of unfunded commitments.

PRICE RANGE OF COMMON STOCK
Our common stock is quoted on the NASDAQ Global Select Market under the symbol “PSEC.” The following table sets forth, for the periods indicated, our NAV per share of common stock and the high and low sales prices per share of our common stock as reported on the NASDAQ Global Select Market. Our common stock historically trades at prices both above and below its NAV per share. There can be no assurance, however, that such premium or discount, as applicable, to NAV per share will be maintained. Common stock of business development companies, like that of closed-end investment companies, frequently trades at a discount to current NAV per share. In the past, our common stock has traded at a discount to our NAV per share. The risk that our common stock may continue to trade at a discount to our NAV per share is separate and distinct from the risk that our NAV per share may decline.

		Stock Price		Premium (Discount) of High to NAV	Premium (Discount) of Low to NAV	Dividends Declared
	NAV(1)	High(2)	Low(2)
Twelve Months Ending June 30, 2018
First quarter	$9.12	$8.34	$6.55	(8.6)%	(28.2)%	$0.226660
Second quarter	9.28	7.26	5.56	(21.8)%	(40.1)%	0.180000
Third quarter	9.23	7.01	6.21	(24.1)%	(32.7)%	0.180000
Fourth quarter	9.35	6.93	6.30	(25.9)%	(32.6)%	0.180000
Twelve Months Ending June 30, 2019
First quarter	$9.39	$7.58	$6.67	(19.3)%	(29.0)%	$0.180000
Second quarter	9.02	7.27	5.77	(19.4)%	(36.0)%	0.180000
Third quarter	9.08	6.93	6.27	(23.7)%	(30.9)%	0.180000
Fourth quarter	9.01	6.83	6.24	(24.2)%	(30.7)%	0.180000
Twelve Months Ending June 30, 2020
First quarter	$8.87	$6.73	$6.30	(24.1)%	(29.0)%	$0.180000
Second quarter	8.66	6.70	6.37	(22.6)%	(26.4)%	0.180000
Third quarter (through February 12, 2020)	(3)(4)	6.61	6.46	(4)	(4)	0.180000	(5)
_______________________________________________________________________________
(1)Net asset value per share is determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high or low sales price. The NAVs shown are based on outstanding shares of our common stock at the end of each period.
(2)The High/Low Stock Price is calculated as of the closing price on a given day in the applicable quarter.
(3)Our most recently estimated NAV per share is $8.66 on December 31, 2019. NAV per share as of March 31, 2020, may be higher or lower than $8.66 based on potential changes in valuations, issuances of securities, dividends paid and earnings for the quarters then ended.
(4)NAV has not yet been finally determined for any day after December 31, 2019.
(5)On February 10, 2020, Prospect announced the declaration of monthly dividends in the following amounts and with the following dates:
•$0.06 per share for February 2020 (record date of February 28, 2020 and payment date of March 19, 2020);
•$0.06 per share for March 2020 (record date of March 31, 2020 and payment date of April 23, 2020); and
•$0.06 per share for April 2020 (record date of April 30, 2020 and payment date of May 21, 2020).

On February 12, 2020, the last reported sales price of our common stock was $6.50 per share.

As of February 12, 2020, we had approximately 141 stockholders of record.

The below table sets forth each class of our outstanding securities as of February 12, 2020.

Title of Class	Amount Authorized	Amount Held by Registrant or for its Account	Amount Outstanding
Common Stock	1,000,000,000	—	367,658,352

MANAGEMENT OF THE COMPANY
Investment Adviser
Prospect Capital Management, a Delaware limited partnership that is registered as an investment adviser under the Investment Advisers Act of 1940, or the “Advisers Act,” manages our investments. Prospect Capital Management is led by John F. Barry III and M. Grier Eliasek, two senior executives with significant investment advisory and business experience. Both Messrs. Barry and Eliasek spend a significant amount of their time in their roles at Prospect Capital Management working on our behalf. The principal executive offices of Prospect Capital Management are 10 East 40th Street, 42nd Floor, New York, NY 10016. We depend on the due diligence, skill and network of business contacts of the senior management of the Investment Adviser. We also depend, to a significant extent, on the Investment Adviser’s investment professionals and the information and deal flow generated by those investment professionals in the course of their investment and portfolio management activities. The Investment Adviser’s senior management team evaluates, negotiates, structures, closes, monitors and services our investments. Our future success depends to a significant extent on the continued service of the senior management team, particularly John F. Barry III and M. Grier Eliasek. The departure of any of the senior managers of the Investment Adviser could have a materially adverse effect on our ability to achieve our investment objective. In addition, we can offer no assurance that Prospect Capital Management will remain the Investment Adviser or that we will continue to have access to its investment professionals or its information and deal flow.
We have entered into an investment advisory and management agreement with the Investment Adviser, under which the Investment Adviser, subject to the overall supervision of our Board of Directors, manages the day-to-day operations of, and provides investment advisory services to, us. Under the terms of the Investment Advisory Agreement, the Investment Adviser: (i) determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes, (ii) identifies, evaluates and negotiates the structure of the investments we make (including performing due diligence on our prospective portfolio companies); and (iii) closes and monitors investments we make. Under the Investment Advisory Agreement, we pay Prospect Capital Management investment advisory fees, which consist of an annual base management fee based on our gross assets, which we define as total assets without deduction for any liabilities (and, accordingly, includes the value of assets acquired with proceeds from borrowings), as well as a two-part incentive fee based on our performance. Mr. Barry currently controls Prospect Capital Management. Under the Investment Advisory Agreement (as defined below), we pay Prospect Capital Management investment advisory fees, which consist of an annual base management fee based on our gross assets as well as a two-part incentive fee based on our performance.
Staffing
Mr. John F. Barry III, our Chairman and Chief Executive Officer, Mr. Grier Eliasek, our Chief Operating Officer and President, and Ms. Kristin L. Van Dask, our Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary, comprise our senior management. Over time, we expect to add additional officers and employees.
Messrs. Barry and Eliasek each also serves as an officer of Prospect Administration and performs his respective functions under the Administration Agreement. Our day-to-day investment operations are managed by Prospect Capital Management. In addition, we reimburse Prospect Administration for our allocable portion of expenses incurred by it in performing its obligations under the Administration Agreement, including rent and our allocable portion of the costs of our chief executive officer, president, chief financial officer, chief operating officer, chief compliance officer, treasurer and secretary and their respective staffs.
Properties
We do not own any real estate or other physical properties materially important to our operation. Our corporate headquarters are located at 10 East 40th Street, 42nd Floor, New York, NY 10016, where we occupy an office space pursuant to the Administration Agreement.
Legal Proceedings
From time to time, we may become involved in various investigations, claims and legal proceedings that arise in the ordinary course of our business. These matters may relate to intellectual property, employment, tax, regulation, contract or other matters. The resolution of such matters that may arise out of these investigations, claims and proceedings will be subject to various uncertainties and, even if such matters are without merit, could result in the expenditure of significant financial and managerial resources.
We are not aware of any material pending legal proceeding, and no such material proceedings are contemplated to which we are a party or of which any of our property is subject.

Portfolio Managers
The following individuals function as portfolio managers primarily responsible for the day-to-day management of our portfolio. Our portfolio managers are not responsible for day-to-day management of any other accounts. For a description of their principal occupations for the past five years, see above.

Name	Position	Length of Service with Company (Years)
John F. Barry III	Chairman and Chief Executive Officer	15
M. Grier Eliasek	President and Chief Operating Officer	15
Mr. Eliasek receives no compensation from the Company. Mr. Eliasek receives a salary and bonus from Prospect Capital Management that takes into account his role as a senior officer of the Company and of Prospect Capital Management, his performance and the performance of each of Prospect Capital Management and the Company. Mr. Barry receives no compensation from the Company. Mr. Barry, as the sole member of Prospect Capital Management, receives a salary and/or bonus from Prospect Capital Management and is entitled to equity distributions after all other obligations of Prospect Capital Management are met.
The following table sets forth the dollar range of our common stock beneficially owned by each of the portfolio managers described above as of December 31, 2019.

Name	Aggregate Dollar Range of Common Stock Beneficially Owned by Portfolio Managers
John F. Barry III	Over $100,000
M. Grier Eliasek	Over $100,000

CERTAIN RELATIONSHIPS AND TRANSACTIONS
We have entered into the Investment Advisory Agreement with Prospect Capital Management. Our Chairman of the Board of Directors is the sole member of and controls Prospect Capital Management. Our senior management may in the future also serve as principals of other investment managers affiliated with Prospect Capital Management that may in the future manage investment funds with investment objectives similar to ours. In addition, our executive officers and directors and the principals of Prospect Capital Management may serve as officers, directors or principals of entities that operate in the same or related lines of business as we do or of investment funds managed by affiliates. Accordingly, we may not be given the opportunity to participate in certain investments made by investment funds managed by advisers affiliated with Prospect Capital Management. However, our Investment Adviser and other members of the affiliated present and predecessor companies of Prospect Capital Management intend to allocate investment opportunities in a fair and equitable manner consistent with our investment objectives and strategies so that we are not disadvantaged in relation to any other client.
In addition, pursuant to the terms of the Administration Agreement, Prospect Administration provides, or arranges to provide, the Company with the office facilities and administrative services necessary to conduct our day-to-day operations. Prospect Capital Management is the sole member of and controls Prospect Administration.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS
As of February 12, 2020, there were no persons that owned 25% or more of our outstanding voting securities, and we believe no person should be deemed to control us, as such term is defined in the 1940 Act.
The following table sets forth, as of February 12, 2020, certain ownership information with respect to our common stock for those persons who directly or indirectly own, control or hold with the power to vote, 5% or more of our outstanding common stock and all officers and directors, as a group. Unless otherwise indicated, we believe that the beneficial owners set forth in the tables below have sole voting and investment power.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class(1)
5% or more holders
John F. Barry III (2)	64,103,524	17.4%
Other executive officers and directors as a group	1,360,095	0.4%
_______________________________________________________________________________
(1)Based on a total of 367,658,352 shares of our common stock issued and outstanding as of February 12, 2020.
(2)Mr. Barry also serves as the Chief Executive Officer of the Company. Mr. Barry has sole voting and dispositive power over 63,913,087 shares held by him directly and through the John and Daria Barry Foundation as of February 12, 2020. Mr. Barry has shared voting and dispositive power over the remaining 190,437 shares beneficially owned as of February 12, 2020.
The following table sets forth the dollar range of our equity securities beneficially owned by each of our directors and officers as of February 12, 2020 within the same family of investment companies. Information as to beneficial ownership is based on information furnished to us by the directors. We are part of a “family of investment companies”, as that term is defined in the 1940 Act, that includes Priority Income Fund, Inc. (“Priority”) and TP Flexible Income Fund, Inc. (formerly Pathway Capital Opportunity Fund, Inc.) (“FLEX”).

Name of Director or Officer	Dollar Range of Equity Securities in the Company(1)	Dollar Range of Equity Securities in Priority(1)	Dollar Range of Equity Securities in FLEX(1)
Independent Directors
William J. Gremp	Over $100,000	None	None
Andrew C. Cooper	None	None	None
Eugene S. Stark	Over $100,000	Over $100,000	None
Interested Directors
John F. Barry III	Over $100,000	None	None
M. Grier Eliasek	Over $100,000	None	None
Officer
Kristin Van Dask	Over $100,000	None	None
_______________________________________________________________________________
(1)Dollar ranges are as follows: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000 or over $100,000.

PORTFOLIO COMPANIES
The following is a listing of our portfolio companies at December 31, 2019. Values are as of December 31, 2019. (All figures in this item are in thousands)
The portfolio companies are presented in three categories: “companies more than 25% owned” are portfolio companies in which Prospect directly or indirectly owns more than 25% of the outstanding voting securities of such portfolio company and, therefore, such portfolio company is presumed to be controlled by us under the 1940 Act; “companies owned 5% to 24.99%” are portfolio companies where Prospect directly or indirectly owns 5% to 24.99% of the outstanding voting securities of such portfolio company and/or holds one or more seats on the portfolio company’s Board of Directors and, therefore, such portfolio company is deemed to be an affiliated person with us under the 1940 Act; “companies less than 5% owned” are portfolio companies where Prospect directly or indirectly owns less than 5% of the outstanding voting securities of such portfolio company and where it has no other affiliations with such portfolio company. As of December 31, 2019, Prospect owned controlling interests in CP Energy Services Inc.; Credit Central Loan Company, LLC; Echelon Transportation LLC; First Tower Finance Company LLC; Freedom Marine Solutions, LLC; InterDent, Inc.; Kickapoo Ranch Pet Resort; MITY, Inc.; National Property REIT Corp.; Nationwide Loan Company LLC; NMMB, Inc.; Pacific World Corporation; R-V Industries, Inc.; Universal Turbine Parts, LLC; USES Corp.; and Valley Electric Company, Inc. We also own affiliated interests in Edmentum Ultimate Holdings, LLC; Nixon, Inc.; Targus Cayman HoldCo Limited; and United Sporting Companies, Inc. Prospect makes available significant managerial assistance to its portfolio companies. Prospect generally requests and may receive rights to observe the meetings of its portfolio companies’ Boards of Directors.

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
Companies more than 25% owned
CP Energy Services Inc. 1508 Neptune Drive Clinton, Oklahoma 73601	Energy Equipment & Services	Senior Secured Term Loan (12.95% (LIBOR + 11.00% with 1.00% LIBOR floor), due 12/29/2022)	First priority lien			35,048
		Senior Secured Term Loan A to Spartan Energy Services, Inc. (9.80% (LIBOR + 8.00% with 1.00% LIBOR floor), due 12/31/2022)	First priority lien			13,156
		Senior Secured Term Loan B to Spartan Energy Services, Inc. (15.80% PIK (LIBOR + 14.00% with 1.00% LIBOR floor), due 12/31/2022)	First priority lien			20,801
		Series B Convertible Preferred Stock (16.00%, 790 shares)		100.0%	32,716
		Common Stock (102,924 shares)		99.8%	—
Credit Central Loan Company, LLC 700 East North Street, Suite 15 Greenville, SC 29601	Consumer Finance	Subordinated Term Loan (10.00% plus 10.00% PIK, due 6/26/2024)(1)	Second priority lien			56,862
		Class A Units (14,867,312 units)(1)		98.6%	20,020
		Net Revenues Interest (25% of Net Revenues)(1)		25.0%	—
Echelon Transportation, LLC 1465 Post Road East Westport, CT 06880	Aerospace & Defense	Senior Secured Term Loan (11.99% (LIBOR + 9.75% with 2.00% LIBOR floor) plus 2.25% PIK, due 3/31/2022)	First priority lien			39,917
		Senior Secured Term Loan (11.24% (LIBOR + 9.00% with 2.00% LIBOR floor) plus 1.00% PIK, due 12/7/2024)	First priority lien			19,198
		Membership Interest (100%)		100.0%	31,950

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
First Tower Finance Company LLC P.O. Box 320001 406 Liberty Park Court Flowood, Mississippi 39232	Consumer Finance	Subordinated Term Loan to First Tower, LLC (10.00% plus 10.50% PIK, due 6/24/2024)(1)(1)	Second priority lien			277,987
		Class A Units (95,709,910 units)(1)(1)		80.1%	224,798
Freedom Marine Solutions, LLC 111 Evergreen Drive Houma, Louisiana 70364	Energy Equipment & Services	Membership Interest (100%)		100.0%	14,920
InterDent, Inc. 9800 South La Cienega Boulevard, Suite 800 Inglewood, California 90301	Health Care Providers & Services	Senior Secured Term Loan A/B (6.85% (LIBOR + 5.05% with 0.75% LIBOR floor), due 9/5/2020)	First priority lien			14,000
		Senior Secured Term Loan A (7.30% (LIBOR + 5.50% with 0.75% LIBOR floor), due 9/5/2020)	First priority lien			77,994
		Senior Secured Term Loan B (10.00% PIK, due 9/5/2020)	First priority lien			104,977
		Senior Secured Term Loan C (18.00% PIK, in non-accrual status effective 10/1/2018, due 9/5/2020)	First priority lien			—
		Senior Secured Term Loan D (1.00% PIK, in non-accrual status effective 10/1/2018, due 9/5/2020)	First priority lien			—
		Common Stock (99,900 shares)		99.9%	—
Kickapoo Ranch Pet Resort 23230 Kickapoo Road Waller, Texas 77484	Diversified Consumer Services	Membership Interest (100%)		100.0%	4,361
MITY, Inc. 1301 West 400 North Orem, UT 84057	Commercial Services & Supplies	Senior Secured Note A (10.00% (LIBOR + 7.00% with 3.00% LIBOR floor), due 6/30/2020)	First priority lien			26,250
		Senior Secured Note B (10.00% (LIBOR + 7.00% with 3.00% LIBOR floor) plus 10.00% PIK, due 6/30/2020)	First priority lien			29,936
		Subordinated Unsecured Note to Broda Enterprises ULC (10.00%, due 1/1/2028)(1)				—
		Common Stock (42,053 shares)		100.0%	—
National Property REIT Corp. 1389 Center Drive, Suite 170, Park City, Utah 84098	Equity Real Estate Investment Trusts (REITs) / Online Lending / Structured Finance	Senior Secured Term Loan A (6.50% (LIBOR + 3.50% with 3.00% LIBOR floor) plus 5.00% PIK, due 12/31/2023)	First priority lien			433,553
		Senior Secured Term Loan B (5.00% (LIBOR + 2.00% with 3.00% LIBOR floor) plus 5.50% PIK, due 12/31/2023)	First priority lien			79,000
		Senior Secured Term Loan C (15.00% (LIBOR + 12.00% with 3.00% LIBOR floor) plus 2.25% PIK, due 12/31/2023)	First priority lien			51,428
		Residual Profit Interest(2)			37,562
		Common Stock (3,203,927 shares)		100.0%	425,345
Nationwide Loan Company LLC 3435 North Cierco Avenue Chicago, IL 60641	Consumer Finance	Senior Subordinated Term Loan to Nationwide Acceptance LLC (10.00% plus 10.00% PIK, due 6/18/2020)(1)	Second priority lien			19,420
		Class A Units (32,456,159 units)(1)		94.5%	16,807
NMMB, Inc. 10 Abeel Road Cranbury, NJ 08512	Media	Senior Secured Note (10.50% (LIBOR + 8.50% with 2.00% LIBOR floor), due 12/30/2024)	First priority lien			15,100
		Common Stock (21,419 shares)		92.4%	22,818

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
Pacific World Corporation 100 Technology Drive, Suite 200 Irvine, California 92618	Personal Products	Revolving Line of Credit – $26,000 Commitment (9.06% (LIBOR + 7.25% with 1.00% LIBOR floor), in non-accrual status effective 10/1/2019, due 9/26/2020)	First priority lien			20,825
		Senior Secured Term Loan A (7.06% PIK (LIBOR + 5.25% with 1.00% LIBOR floor), in non-accrual status effective 10/24/2018, due 9/26/2020)	First priority lien			41,785
		Senior Secured Term Loan B (11.06% PIK (LIBOR + 9.25% with 1.00% LIBOR floor), in non-accrual status effective 5/21/2018, due 9/26/2020)	First priority lien			—
		Convertible Preferred Equity (227,330 shares)		100.0%	—
		Common Stock (6,778,414 shares)		7.8%	—
R-V Industries, Inc. 584 Poplar Road Honey Brook, PA 19344	Machinery	Senior Subordinated Note (10.95% (LIBOR + 9.00% with 1.00% LIBOR floor), due 3/31/2022)	Second priority lien			28,622
		Common Stock (745,107 shares)		88.3%	7,881
Universal Turbine Parts, LLC 120 Grouby Airport Road Prattsville, AL 36067	Trading Companies & Distributors	Delayed Draw Term Loan – $5,000 Commitment (10.25% (LIBOR + 7.75% with 2.50% LIBOR floor), due 7/22/2021)	First priority lien			998
		Senior Secured Term Loan A (7.70% (LIBOR + 5.75% with 1.00% LIBOR floor), due 7/22/2021)	First priority lien			27,624
		Senior Secured Term Loan B (13.70% PIK (LIBOR + 11.75% with 1.00% LIBOR floor), in non-accrual status effective 7/1/2018, due 7/22/2021)	First priority lien			—
		Common Stock (10,000 units)		100.0%	—
USES Corp. 200 Crescent Court, Suite 1030 Dallas, TX 75201	Commercial Services & Supplies	Senior Secured Term Loan A (9.00% PIK, in non-accrual status effective 4/1/2016, due 7/29/2022)	First priority lien			16,101
		Senior Secured Term Loan B (15.50% PIK, in non-accrual status effective 4/1/2016, due 7/29/2022)	First priority lien			—
		Common Stock (268,962 shares)		100.0%	—
Valley Electric Company, Inc. 1100 Merrill Creek Parkway Everett, WA 98023	Construction & Engineering	Senior Secured Note to Valley Electric Co. of Mt. Vernon, Inc. (8.00% (LIBOR + 5.00% with 3.00% LIBOR floor) plus 2.50% PIK, due 12/31/2024)	First priority lien			10,430
		Senior Secured Note (8.00% plus 10.00% PIK, due 6/23/2024)	First priority lien			33,301
		Consolidated Revenue Interest (2.0%)		2.0%	2,746
		Common Stock (50,000 shares)		95.0%	76,023

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
Companies 5% to 24.99% owned
Edmentum Ultimate Holdings, LLC 5600 West 83rd Street, Suite 300, 8200 Tower Bloomington, MN 55437	Diversified Consumer Services	Second Lien Revolving Credit Facility to Edmentum, Inc. – $7,834 Commitment (5.00% PIK, due 12/9/2021)	Second priority lien			8,033
		Unsecured Senior PIK Note (8.50% PIK, due 12/9/2021)				8,548
		Unsecured Junior PIK Note (10.00% PIK, due 12/9/2021)				40,338
		Class A Units (370,964 units)		11.5%	8,123
Nixon, Inc. 701 South Coast Highway Encinitas, CA 92024	Textiles, Apparel & Luxury Goods	Common Stock (857 units)		8.6%	—
Targus Cayman HoldCo Limited 1211 North Miller Street Anaheim, CA 92806	Textiles, Apparel & Luxury Goods	Common Stock (7,383,395 shares)		9.7%	16,224
United Sporting Companies, Inc. 1211 North Miller Street Anaheim, CA 92806	Distributors	Second Lien Term Loan (12.80% (LIBOR + 11.00% with 1.75% LIBOR floor) plus 2.00% PIK, in non-accrual status effective 4/1/2017, due 11/16/2019)	Second priority lien			6,357
		Common Stock (218,941 shares)		22.0%	—
Companies less than 5% owned
8TH Avenue Food & Provisions, Inc. 1335 Strassner Drive Brentwood, Missouri 63144	Food Products	Second Lien Term Loan (9.49% (LIBOR + 7.75%), due 10/1/2026)	Second priority lien			24,841
ACE Cash Express, Inc. 1231 Greenway Drive, Suite 600 Irving, TX 75038	Consumer Finance	Senior Secured Note (12.00%, due 12/15/2022)(1)	First priority lien			25,491
Ahead Data Blue, LLC 401 North Michigan Avenue Suite 3400 Chicago, IL 60611	IT Services	Second Lien Term Loan (10.30% (LIBOR + 8.50% with 1.50% LIBOR floor), due 11/8/2025)	Second priority lien			70,000
AmeriLife Group, LLC 2650 McCormick Drive, Suite 300T Clearwater, FL 33759	Insurance	Second Lien Term Loan (10.80% (LIBOR + 9.00%), due 6/11/2027)	Second priority lien			10,000
Apidos CLO XI P.O. Box 1093 Boundary Hall Cricket Square Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 10.94%, due 10/17/2030)(1)			27,462
Apidos CLO XII P.O. Box 1093 Boundary Hall Cricket Square Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 15.64%, due 4/15/2031)(1)			30,457
Apidos CLO XV P.O. Box 1093 Boundary Hall Cricket Square Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 15.00%, due 4/21/2031)(1)			29,519
Apidos CLO XXII P.O. Box 1093 Boundary Hall Cricket Square Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 7.32%, due 10/20/2027)(1)			23,446
Ark-La-Tex Wireline Services, LLC 6913 Wesport Avenue Shreveport, LA 71129	Energy Equipment & Services	Escrow Receivable			—
Atlantis Health Care Group (Puerto Rico), Inc. 299 Park Avenue, 34th Floor New York, New York 10171	Health Care Providers & Services	Revolving Line of Credit – $6,000 Commitment (10.75% (LIBOR + 8.75% with 2.00% LIBOR floor), due 2/21/2020)	First priority lien			2,000

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
		Senior Secured Term Loan (10.75% (LIBOR + 8.75% with 2.00% LIBOR floor), due 2/21/2020)	First priority lien			73,919
Barings CLO 2018-III P.O. Box 1093 Boundary Hall Cricket Square Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 9.42%, due 7/20/2029)(1)			34,711
Broder Bros., Co. Six Neshaminy Interplex, 6th Floor Trevose, PA 19053	Textiles, Apparel & Luxury Goods	Senior Secured Note (10.47% (LIBOR + 8.50% with 1.25% LIBOR floor), due 12/02/2022)	First priority lien			172,844
Brookside Mill CLO Ltd. 75 Fort Street P.O. Box 1350 George Town, Grand Cayman KY1-1108 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 5.43%, due 1/17/2028)(1)			12,763
California Street CLO IX Ltd. P.O. Box 1093 Boundary Hall Cricket Square Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 10.64%, due 7/16/2032)(1)			31,743
Candle-Lite Company, LLC 10521 Millington Ct Cincinnati, OH 45242	Household Products	Senior Secured Term Loan A (7.42% (LIBOR + 5.50% with 1.25% LIBOR floor), due 1/23/2023)	First priority lien			12,061
		Senior Secured Term Loan B (11.42% (LIBOR + 9.50% with 1.25% LIBOR floor), due 1/23/2023)	First priority lien			12,500
Capstone Logistics Acquisition, Inc. 6525 The Corners Parkway, Suite 520 Peachtree Corners, GA 30092	Commercial Services & Supplies	Second Lien Term Loan (10.05% (LIBOR + 8.25% with 1.00% LIBOR floor), due 10/7/2022)	Second priority lien			98,982
Carlyle C17 CLO Limited P.O. Box 1093 Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 20.27%, due 4/30/2031)(1)			12,792
Carlyle Global Market Strategies CLO 2014-4-R, Ltd. 190 Elgin Avenue, George Town, Grand Cayman KY1-9005 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 21.30%, due 7/15/2030)(1)			17,577
Carlyle Global Market Strategies CLO 2016-3, Ltd. 27 Hospital Road George Town, Grand Cayman KY1-9008 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 11.59%, due 10/20/2029)(1)			26,208
CCPI Inc. 838 Cherry Street Blanchester, OH 45107	Electronic Equipment, Instruments & Components	Escrow Receivable			2,307
CCS-CMGC Holdings, Inc. 1283 Murfreesboro Road, Suite 500 Nashville, TX 37217	Health Care Providers & Services	First Lien Term Loan (7.30% (LIBOR + 5.50%), due 10/1/2025)	First priority lien			5,945
		First Lien Term Loan (7.43% (LIBOR + 5.50%), due 10/1/2025)	First priority lien			3,586
		Second Lien Term Loan (10.93% (LIBOR + 9.00%), due 10/1/2026)	Second priority lien			36,399
Cent CLO 21 Limited P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 13.37%, due 7/27/2030)(1)			28,433

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
CIFC Funding 2013-III-R, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 12.15%, due 4/24/2031)(1)			22,814
CIFC Funding 2013-IV, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 14.09%, due 4/28/2031)(1)			28,641
CIFC Funding 2014-IV-R, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 13.42%, due 10/17/2030)(1)			25,457
CIFC Funding 2016-I, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 11.55%, due 10/21/2031)(1)			27,479
Cinedigm DC Holdings, LLC 902 Broadway, 9th Floor New York, NY 10010	Entertainment	Senior Secured Term Loan (11.00% (LIBOR + 9.00% with 2.00% LIBOR floor) plus 2.50% PIK, due 3/31/2021)	First priority lien			12,559
Class Valuation, LLC 2600 Bellingham Dr. #100 Troy, MI 48083	Real Estate Management & Development	Revolving Line of Credit – $1,500 Commitment (10.20% (LIBOR + 8.25% with 1.50% LIBOR floor), due 3/12/2020)	First priority lien			—
		Senior Secured Term Loan (10.20% (LIBOR + 8.25% with 1.50% LIBOR floor), due 3/10/2023)	First priority lien			38,432
Collections Acquisition Company, Inc. Two Easton Oval, Suite 310 Columbus, OH 43219	Diversified Financial Services	Senior Secured Term Loan (10.15% (LIBOR + 7.65% with 2.50% LIBOR floor), due 6/3/2024)	First priority lien			30,433
Columbia Cent CLO 27 Limited P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 17.36%, due 10/25/2028)(1)			24,635
Coverall North America, Inc. 1201 West Peachtree, Suite 2800 Atlanta, Georgia 30309	Commercial Services & Supplies	Senior Secured Term Loan A (7.95% (LIBOR + 6.00% with 1.00% LIBOR floor), due 11/02/2020)	First priority lien			5,100
		Senior Secured Term Loan B (12.95% (LIBOR + 11.00% with 1.00% LIBOR floor), due 11/02/2020)	First priority lien			23,000
CP VI Bella Midco 2701 Renaissance Boulevard, Suite 200 King of Prussia, PA 19406	IT Services	Second Lien Term Loan (8.55% (LIBOR + 6.75%), due 12/29/2025)	Second priority lien			15,750
Digital Room, LLC 8000 Haskell Avenue Van Nuys, CA 91406	Commercial Services & Supplies	First Lien Term Loan (6.80% (LIBOR + 5.00%), due 5/21/2026)	First priority lien			9,819
		Second Lien Term Loan (10.80% (LIBOR + 9.00%), due 5/21/2027)	Second priority lien			69,477

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
Dunn Paper, Inc. 218 Riverview St. Port Huron, MI 48060	Paper & Forest Products	First Lien Term Loan (6.55% (LIBOR + 4.75% with 1.00% LIBOR floor), due 8/26/2022)	First priority lien			4,371
		Second Lien Term Loan (10.55% (LIBOR + 8.75% with 1.00% LIBOR floor), due 8/26/2023)	Second priority lien			11,379
Easy Gardener Products, Inc. 3022 Franklin Avenue Waco, Texas 76710	Household Durables	Senior Secured Term Loan (11.95% (LIBOR + 10.00% with 0.25% LIBOR floor), in non-accrual status effective 10/1/2019, due 09/30/2020)	First priority lien			4,353
Engine Group, Inc. 315 Park Avenue South, 14th Floor New York, NY 10010	Media	Senior Secured Term Loan (6.94% (LIBOR + 5.00% with 1.00% LIBOR floor), due 9/15/2022)	First priority lien			4,031
		Second Lien Term Loan (10.94% (LIBOR + 9.00% with 1.00% LIBOR floor), due 9/15/2023)	Second priority lien			31,305
EXC Holdings III Corp 200 West Street Waltham, MA 02451	Technology Hardware, Storage & Peripherals	Second Lien Term Loan (9.59% (LIBOR + 7.50% with 1.00% LIBOR floor), due 12/01/2025)	Second priority lien			12,408
Galaxy XV CLO, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 9.86%, due 10/15/2030)(1)			25,468
Galaxy XXVII CLO, Ltd. 190 Elgin Avenue George Town, Grand Cayman KY1-9005 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 8.24%, due 5/16/2031)(1)			11,463
Galaxy XXVIII CLO, Ltd. 190 Elgin Avenue George Town, Grand Cayman KY1-9005 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 7.75%, due 7/15/2031)(1)			18,207
GEON Performance Solutions, ULC 75 Tideman Drive Orangeville, Ontario Canada, L9W 3K3	Chemicals	Revolving Line of Credit – $3,621 Commitment (7.96% (LIBOR+6.25% with 1.63% LIBOR floor), due10/25/2024)	First priority lien			—
		First Lien Term Loan (7.96% (LIBOR+6.25% with 1.63% LIBOR floor), due10/25/2024)	First priority lien			31,207
Global Tel*Link Corporation 12021 Sunset Hills Road, Suite 100 Reston, Virginia 20190	Diversified Telecommunication Services	First Lien Term Loan (6.05% (LIBOR + 4.25%), due 11/29/2025)	First priority lien			9,490
		Second Lien Term Loan (10.05% (LIBOR + 8.25%), due 11/29/2026)	Second priority lien			38,674
GlobalTranz Enterprises, Inc. 7350 N. Dobson Road, Suite 130 Scottsdale, Arizona 85256	Air Freight & Logistics	Second Lien Term Loan (10.04% (LIBOR + 8.25%), due 5/15/2027)	Second priority lien			12,385
H.I.G. ECI Merger Sub, Inc. 100 High Street, 16th Floor Boston, MA 02110	IT Services	Senior Secured Term Loan A (7.45% (LIBOR + 5.50% with 1.50% LIBOR floor), due 5/31/2023)	First priority lien			44,016
		Senior Secured Term Loan B (12.45% (LIBOR + 10.50% with 1.50% LIBOR floor), due 5/31/2023)	First priority lien			29,900
Halcyon Loan Advisors Funding 2012-1 Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 0.00%, due 8/15/2023)(1)			—

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
Halcyon Loan Advisors Funding 2013-1 Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 0.00%, due 4/15/2025)(1)			1,347
Halcyon Loan Advisors Funding 2014-1 Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 0.00%, due 4/18/2026)(1)			1,244
Halcyon Loan Advisors Funding 2014-2 Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 0.00%, due 4/28/2025)(1)			—
Halcyon Loan Advisors Funding 2015-3 Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 5.48%, due 10/18/2027)(1)			23,126
HALYARD MD OPCO, LLC 19 West 44th St. Suite 1401 New York, NY 10036	Media	Revolving Line of Credit – $2,000 Commitment (9.94% (LIBOR + 8.00%), due 2/6/2020)	First priority lien			—
		First Lien Term Loan (10.00% (LIBOR + 8.00% with 2.00% LIBOR floor), due 8/6/2023)	First priority lien			11,250
HarbourView CLO VII-R, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 11.35%, due 7/18/2031)(1)			10,796
Help/Systems Holdings, Inc. 6455 City West ParkWay Eden Prairie, MN 55344	Software	First Lien Term Loan (6.55% (LIBOR + 4.75% with 1.00% LIBOR floor), due 11/19/2027)	First priority lien			8,416
		Second Lien Term Loan (9.80% (LIBOR + 8.00% with 1.00% LIBOR floor), due 11/19/2027)	Second priority lien			17,157
Inpatient Care Management Company, LLC 19105 US Highway 41 North, Suite 300 Lutz, FL 33548	Health Care Providers & Services	Senior Secured Term Loan (9.95% (LIBOR + 8.00% with 1.00% LIBOR floor), due 6/8/2021)	First priority lien			16,568
Jefferson Mill CLO Ltd. 75 Fort Street, P.O. Box 1350 George Town, Grand Cayman KY1-1108 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 11.33%, due 10/20/2031)(1)			12,525
K&N Parent, Inc. 1455 Citrus Street Riverside, CA 92507	Auto Components	Second Lien Term Loan (10.55% (LIBOR + 8.75% with 1.00% LIBOR floor), due 10/21/2024)	Second priority lien			25,491
Keystone Acquisition Corp. 777 East Park Drive Harrisburg, PA 17111	Health Care Providers & Services	Second Lien Term Loan (11.19% (LIBOR + 9.25% with 1.00% LIBOR floor), due 5/1/2025)	Second priority lien			50,000
LCM XIV Ltd. P.O. Box 1093, Queensgate House Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 12.43%, due 7/21/2031)(1)			19,141
Maverick Healthcare Equity, LLC 2546 West Birchwood Avenue Mesa, AZ 85202	Health Care Providers & Services	Preferred Units (10.00%, 1,250,000 units)		1.4%	—

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
		Class A Common Units (1,250,000 units)		1.4%	—
Medusind Acquisition, Inc. 1450 Brickell Avenue, 31st Floor Miami, FL 33131	Health Care Providers & Services	First Lien Term Loan (10.25% (LIBOR + 8.25% with 1.00% LIBOR floor), due 4/8/2024)	First priority lien			23,302
Mountain View CLO 2013-I Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 8.54%, due 10/15/2030)(1)			18,882
Mountain View CLO IX Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 17.73%, due 7/15/2031)(1)			29,285
Octagon Investment Partners XV, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 11.41%, due 7/19/2030)(1)			24,320
Octagon Investment Partners 18-R Ltd. P.O. Box 1093, Queensgate House Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 14.15%, due 4/16/2031)(1)			21,652
Pearl Intermediate Parent LLC 1 Gorham Island, Suite 300 Westport, CT 06880	Health Care Providers & Services	Second Lien Term Loan (8.05% (LIBOR + 6.25%), due 2/15/2026)	Second priority lien			4,978
PeopleConnect Intermediate, LLC 500 108th Avenue, Suite 1600 Bellevue, WA 98004	Interactive Media & Services	Revolving Line of Credit – $1,000 Commitment (11.45% (LIBOR + 9.50% with 1.00% LIBOR floor), due 7/1/2020)	First priority lien			—
		Senior Secured Term Loan A (8.45% (LIBOR + 6.50% with 1.00% LIBOR floor), due 7/1/2020)	First priority lien			17,328
		Senior Secured Term Loan B (14.45% (LIBOR + 12.50% with 1.00% LIBOR floor), due 7/1/2020)	First priority lien			19,413
PG Dental Holdings New Jersey, LLC 33 Wood Avenue South, 6th Fl. Iselin, NJ 08830	Health Care Providers & Services	Delayed Draw Term Loan – $5,000 Commitment (10.00% (LIBOR + 7.25% with 2.75% LIBOR floor), due 5/31/2024)	First priority lien			2,000
		Senior Secured Term Loan (10.00% (LIBOR + 7.25% with 2.75% LIBOR floor), due 5/31/2024)	First priority lien			22,530
PGX Holdings, Inc. 330 North Cutler Drive North Salt Lake, UT 84054	Diversified Consumer Services	Second Lien Term Loan (10.80% (LIBOR + 9.00% with 1.00% LIBOR floor), due 9/29/2021)	Second priority lien			85,332
PlayPower, Inc. 11515 Vanstory Drive, Suite 100 Huntersville, NC 28078	Leisure Products	First Lien Term Loan (7.46% (LIBOR + 5.50%), due 5/10/2026)	First priority lien			6,408
Research Now Group, Inc. & Survey Sampling International LLC 5800 Tennyson Parkway, Suite 600 Plano, TX 75024	Professional Services	First Lien Term Loan (7.41% (LIBOR + 5.50% with 1.00% LIBOR floor), due 12/20/2024)	First priority lien			9,800
		Second Lien Term Loan (11.41% (LIBOR + 9.50% with 1.00% LIBOR floor), due 12/20/2025)	Second priority lien			50,000

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
RGIS Services, LLC 345 Park Avenue, 44th Floor New York, NY 10154	Commercial Services & Supplies	Senior Secured Term Loan (9.43% (LIBOR + 7.50% with 1.00% LIBOR floor), due 3/31/2023)	First priority lien			3,800
		Senior Secured Term Loan (9.41% (LIBOR + 7.50% with 1.00% LIBOR floor), due 3/31/2023)	First priority lien			4,329
		Senior Secured Term Loan (9.44% (LIBOR + 7.50% with 1.00% LIBOR floor), due 3/31/2023)	First priority lien			8,739
RME Group Holding Company 810 7th Avenue, 35th Floor New York, NY 10019	Media	Senior Secured Term Loan A (7.95% (LIBOR + 6.00% with 1.00% LIBOR floor), due 5/4/2022)	First priority lien			28,021
		Senior Secured Term Loan B (12.95% (LIBOR + 11.00% with 1.00% LIBOR floor), due 5/4/2022)	First priority lien			22,474
Rocket Software, Inc. 275 Grove Street Newton, MA 02466	Software	Second Lien Term Loan (10.05% (LIBOR + 8.25%), due 11/27/2026)	Second priority lien			49,568
Romark WM-R Ltd. 75 Fort Street, P.O. Box 1350 George Town, Grand Cayman KY1-1108 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 11.68%, due 4/20/2031)(1)			15,618
Rosa Mexicano 264 West 40th Street New York, NY 10018	Hotels, Restaurants & Leisure	Revolving Line of Credit– $500 Commitment (9.45% (LIBOR + 7.50% with 1.50% LIBOR floor), due 3/29/2023)	First priority lien			—
		Senior Secured Term Loan (9.45% (LIBOR + 7.50% with 1.50% LIBOR floor), due 3/29/2023)	First priority lien			21,310
Securus Technologies Holdings, Inc. 14651 Dallas Parkway, Suite 600 Dallas, TX 75254-8815	Communications Equipment	First Lien Term Loan (6.30% (LIBOR + 4.50% with 1.00% LIBOR floor), due 11/1/2024)	First priority lien			8,418
		Second Lien Term Loan (10.05% (LIBOR + 8.25% with 1.00% LIBOR floor), due 11/01/2025)	Second priority lien			41,279
SEOTownCenter, Inc. 2600 W. Executive Pkwy. #200 Lehi, UT 84043	IT Services	Senior Secured Term Loan A (9.50% (LIBOR + 7.50% with 2.00% LIBOR floor), due 4/07/2023)	First priority lien			25,000
		Senior Secured Term Loan B (14.50% (LIBOR + 12.50% with 2.00% LIBOR floor), due 4/07/2023)	First priority lien			19,000
Shutterfly, Inc. 2800 Bridge Parkway Redwood City, CA 94065	Internet & Direct Marketing Retail	First Lien Term Loan (7.80% (LIBOR + 6.00% with 1.00% LIBOR floor), due 9/25/2026)	First priority lien			2,400
		First Lien Term Loan (7.94% (LIBOR + 6.00% with 1.00% LIBOR floor), due 9/25/2026)	First priority lien			16,208
SMG US Midco 300 Conshohocken State Rd., Suite 450 West Conshohocken, PA 19428	Hotels, Restaurants & Leisure	Second Lien Term Loan (8.80% (LIBOR + 7.00%), due 1/23/2026)	Second priority lien			7,500
Sorenson Communications, LLC 4192 South Riverboat Road Salt Lake City, Utah 84123	Diversified Telecommunication Services	First Lien Term Loan (8.44% (LIBOR + 6.50%), due 4/29/2024)	First priority lien			9,216
Spectrum Holdings III Corp 2500 Northwinds Parkway, Suite 472 Alpharetta, GA 30009	Health Care Equipment & Supplies	Second Lien Term Loan (8.80% (LIBOR + 7.00% with 1.00% LIBOR floor), due 1/31/2026)	Second priority lien			6,151
Staples, Inc. 500 Staples Drive Framingham, MA 01702	Distributors	First Lien Term Loan (6.69% (LIBOR + 5.00%), due 4/16/2026)	First priority lien			8,897

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
Strategic Materials 17220 Katy Freeway, Suite 150 Houston, TX 77094	Household Durables	Second Lien Term Loan (9.68% (LIBOR + 7.75% with 1.00% LIBOR floor), due 11/1/2025)	Second priority lien			5,590
Stryker Energy, LLC 6690 Beta Drive, Suite 214 Mayfield Village, OH 44143	Energy Equipment & Services	Overriding Royalty Interests			—
Sudbury Mill CLO Ltd. 75 Fort Street, P.O. Box 1350 George Town, Grand Cayman KY1-1108 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 0.00%, due 1/17/2026)(1)			4,194
Symphony CLO XIV Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 0.00%, due 7/14/2026)(1)			18,512
Symphony CLO XV, Ltd. PO Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 9.66%, due 1/17/2032)(1)			23,550
TGP HOLDINGS III LLC 1215 E. Wilmington Ave., Suite 200 Salt Lake City, UT 84106	Household Durables	Second Lien Term Loan (10.30% (LIBOR + 8.50% with 1.00% LIBOR floor), due 9/25/2025)	Second priority lien			2,968
TouchTunes Interactive Networks, Inc. 850 Third Avenue, Suite 15C New York, NY 10022	Entertainment	Second Lien Term Loan (9.95% (LIBOR + 8.25% with 1.00% LIBOR floor), due 5/29/2022)	Second priority lien			12,194
Town & Country Holdings, Inc. 295 Fifth Avenue, Suite 412 New York, NY 10016	Distributors	First Lien Term Loan (10.45% (LIBOR + 8.50% with 1.50% LIBOR floor), due 1/26/2023)	First priority lien			162,268
Transplace Holdings, Inc. 3010 Gaylord Parkway, Suite 200 Frisco, TX 75034	Transportation Infrastructure	Second Lien Term Loan (10.55% (LIBOR + 8.75% with 1.00% LIBOR floor), due 10/6/2025)	Second priority lien			28,104
Universal Fiber Systems, LLC 14401 Industrial Park Road Bristol, VA 24202	Textiles, Apparel & Luxury Goods	Second Lien Term Loan (11.43% (LIBOR + 9.50% with 1.00% LIBOR floor), due 10/02/2022)	Second priority lien			36,710
Upstream Newco, Inc. 1200 Corporate Drive, Suite 400 Birmingham, AL 35242	Health Care Providers & Services	First Lien Term Loan (6.30% (LIBOR + 4.50%), due 11/20/2026)	First priority lien			8,209
		Second Lien Term Loan (10.30% (LIBOR + 8.50%), due 11/20/2027)	Second priority lien			21,797
USG Intermediate, LLC 6500 River Place Blvd., Building III, Suite 400 Austin, TX 78730	Leisure Products	Revolving Line of Credit – $1,300 Commitment (11.05% (LIBOR + 9.25% with 1.00% LIBOR floor), due 8/24/2020)	First priority lien			1,300
		Senior Secured Term Loan A (8.55% (LIBOR + 6.75% with 1.00% LIBOR floor), due 8/24/2022)	First priority lien			3,159
		Senior Secured Term Loan B (13.55% (LIBOR + 11.75% with 1.00% LIBOR floor), due 8/24/2022)	First priority lien			18,283
		Equity		—%	—
Venio LLC 640 Freedom Business Center Drive, Suite 600 King of Prussia, PA 19406	Professional Services	Second Lien Term Loan (4.00% plus 10.00% PIK (LIBOR + 7.50% with 2.50% LIBOR floor), due 2/19/2020)	Second priority lien			25,416
Versant Health Holdco, Inc. (f/k/a Wink Holdco, Inc.) 939 Elkridge Landing Road, Suite 200 Linthicum, MD 21090	Insurance	Second Lien Term Loan (8.55% (LIBOR + 6.75% with 1.00% LIBOR floor), due 12/1/2025)	Second priority lien			2,989

Portfolio Company	Nature of its Principal Business	Title and Class of Securities Held	Collateral Held	% of Class Held	Fair Value (Equity)	Fair Value (Debt)
					(in thousands)	(in thousands)
Voya CLO 2012-4, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 11.56%, due 10/16/2028)(1)			25,983
Voya CLO 2014-1, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 10.80%, due 4/18/2031)(1)			21,733
Voya CLO 2016-3, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 10.03%, due 10/20/2031)(1)			20,019
Voya CLO 2017-3, Ltd. P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands	Structured Finance	Subordinated Structured Note (Residual Interest, current yield 10.45%, due 7/20/2030)(1)			40,255
VT Topco, Inc. 290 West Mount Pleasant Avenue, Suite 3200 Livingston, NJ 07039	Commercial Services & Supplies	Second Lien Term Loan (8.94% (LIBOR + 7.00%), due 8/17/2026)	Second priority lien			6,971
_______________________________________________________________________________
(1)Certain investments that the Company has determined are not “qualifying assets” under Section 55(a) of the 1940 Act. Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of our total assets. The Company monitors the status of these assets on an ongoing basis. As of December 31, 2019, our non-qualifying assets as a percentage of total assets stood at 26.4%.
(2)As of December 31, 2019, our percent interest in the residual profit interest for National Property REIT Corp. was equal to 8.3% of Senior Secured Term Loan A residual profit and 100.0% of Senior Secured Term Loan C residual profit, calculated in arrears.

SALES OF COMMON STOCK BELOW NET ASSET VALUE
We may submit to our stockholders, for their approval, a proposal seeking authorization to make sales of our common stock at prices below our most recently determined NAV per share. Pursuant to the approval of our Board of Directors, we have made such sales in the past, and we may continue to do so under this prospectus if we seek and receive stockholder approval.
In making a determination that an offering below NAV per share is in our and our stockholders’ best interests, our Board of Directors considers a variety of factors including matters such as:
•The effect that an offering below NAV per share would have on our stockholders, including the potential dilution they would experience as a result of the offering;
•The amount per share by which the offering price per share and the net proceeds per share are less than the most recently determined NAV per share;
•The relationship of recent market prices of par common stock to NAV per share and the potential impact of the offering on the market price per share of our common stock;
•Whether the estimated offering price would closely approximate the market value of our shares;
•The potential market impact of being able to raise capital;
•The nature of any new investors anticipated to acquire shares of common stock in the offering;
•The anticipated rate of return on and quality, type and availability of investments; and
•The leverage available to us.
Our Board of Directors also considers the fact that sales of common stock at a discount will benefit our Investment Adviser as the Investment Adviser will earn additional investment management fees on the proceeds of such offerings, as it would from the offering of any other securities of the Company or from the offering of common stock at premium to NAV per share.
If we seek and receive stockholder approval, we will not sell shares of common stock under a prospectus supplement to a registration statement (the “current registration statement”) if the cumulative dilution to our NAV per share from offerings under the current registration statement exceeds 15%. This limit would be measured separately for each offering pursuant to the current registration statement by calculating the percentage dilution or accretion to aggregate NAV from that offering and then summing the percentage from each offering. For example, if our most recently determined NAV per share at the time of the first offering is $8.66 and we have 368.0 million shares of common stock outstanding, sale of 70.0 million shares of common stock at net proceeds to us of $4.33 per share (an approximately 50% discount) would produce dilution of 8.00%. If we subsequently determined that our NAV per share decreased to $8.03 on the then 438.0 million shares of common stock outstanding and then made an additional offering, we could, for example, sell approximately an additional 68.5 million shares of common stock at net proceeds to us of $4.05 per share, which would produce dilution of 6.77%, before we would reach the aggregate 15% limit. If we file a new post-effective amendment, the threshold would reset.
Sales by us of our common stock at a discount from NAV per share pose potential risks for our existing stockholders whether or not they participate in the offering, as well as for new investors who participate in the offering.
The following three headings and accompanying tables will explain and provide hypothetical examples on the impact of an offering at a price less than NAV per share on three different set of investors:
•existing stockholders who do not purchase any shares of common stock in the offering;
•existing stockholders who purchase a relatively small amount of shares of common stock in the offering or a relatively large amount of shares of common stock in the offering; and
•new investors who become stockholders by purchasing shares of common stock in the offering.
NAV per share used in the tables below is based on Prospect’s most recently determined NAV per share as of December 31, 2019, as adjusted to give effect to issuances and redemption of Prospect common stock since December 31, 2019. The NAV per share used for purposes of providing information in the table below is thus an estimate and does not necessarily reflect actual NAV per share at the time sales are made. Actual NAV per share may be higher or lower based on potential changes in valuations of Prospect’s portfolio securities, accruals of income, expenses and distributions declared and thus may be higher or lower at the assumed sales prices than shown below.
The tables below provide hypothetical examples of the impact that an offering at a price less than NAV per share may have on the NAV per share of shareholders and investors who do and do not participate in such an offering. However, the tables below do not show and are not intended to show any potential changes in market price that may occur from an offering at a price less than NAV per share and it is not possible to predict any potential market price change that may occur from such an offering.

As previously noted, our stockholders approved our ability to issue warrants, options or rights to acquire our common stock at our 2008 annual meeting of stockholders for an unlimited time period and in accordance with the 1940 Act which provides that the conversion or exercise price of such warrants, options or rights may be less than net asset value per share at the date such securities are issued or at the date such securities are converted into or exercised for shares of our common stock. While our Board of Directors would likely consider factors similar to those described above in connection with the issuance of any such warrants, options or rights, the 15% dilution limit described above will not apply to any such warrants, options or rights. To the extent shares of common stock are issued at a discount to NAV per share upon the conversion or exercise of any such warrants, options or rights, the below hypothetical examples would also apply.
Impact On Existing Stockholders Who Do Not Participate in the Offering
Our existing stockholders who do not participate in an offering below NAV per share or who do not buy additional shares of common stock in the secondary market at the same or lower price we obtain in the offering (after expenses and commissions) face the greatest potential risks. These stockholders will experience an immediate decrease (often called dilution) in the NAV of the shares of common stock they hold and their NAV per share. These stockholders will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we will experience in our assets, potential earning power and voting interests due to the offering. These stockholders may also experience a decline in the market price of their shares of common stock, which often reflects to some degree announced or potential increases and decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discounts increases.
The following chart illustrates the level of NAV dilution that would be experienced by a nonparticipating stockholder in three different hypothetical offerings of different sizes and levels of discount from NAV per share. It is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below. There is no maximum level of discount from NAV at which we may sell shares pursuant to the stockholder authority.
The examples assume that we have 368.0 common shares outstanding, $5,437,000,000 in total assets and $2,250,000,000 in total liabilities. The current NAV and NAV per share are thus $3,187,000,000 and $8.66. The table illustrates the dilutive effect on nonparticipating Stockholder A of (1) an offering of 18,400,000 shares (5% of the outstanding shares) at $8.23 per share after offering expenses and commission (a 5% discount from NAV); (2) an offering of 36,800,000 shares (10% of the outstanding shares) at $7.79 per share after offering expenses and commissions (a 10% discount from NAV); (3) an offering of 92,000,000 shares (25% of the outstanding shares) at $6.50 per share after offering expenses and commissions (a 25% discount from NAV); and (4) an offering of 92,000,000 shares (25% of the outstanding shares) at $0.00 per share after offering expenses and commissions (a 100% discount from NAV).

	Prior to Sale	Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 25% Discount		Example 4 25% Offering at 100% Discount
	Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$8.59		$8.13		$6.77		—
Net Proceeds per Share to Issuer		$8.23		$7.79		$6.50		—
Decrease to NAV
Total Shares Outstanding	368,000,000	386,400,000	5.00%	404,800,000	10.00%	460,000,000	25.00%	460,000	25.00%
NAV per Share	$8.66	$8.64	(0.24)%	$8.58	(0.91)%	$8.23	(5.00)%	6.93	(20.00)%
Dilution to Stockholder
Shares Held by Stockholder A	368,000	368,000	—	368,000	—	368,000	—	368,000	—
Percentage Held by Stockholder A	0.10%	0.10%	(4.76)%	0.09%	(9.09)%	0.08%	(20.00)%	0.08%	(20.00)%
Total Asset Values
Total NAV Held by Stockholder A	$3,187,000	$3,179,412	(0.24)%	$3,158,027	(0.91)%	$3,027,650	(5.00)%	$2,549,600	(20.00)%
Total Investment by Stockholder A (Assumed to be $8.66 per Share on Shares Held Prior to Sale)		$3,187,000		$3,187,000		$3,187,000		$3,187,000
Total Dilution to Stockholder A (Total NAV Less Total Investment)		$(7,588)		$(28,972)		$(159,350)		$(637,400)
Per Share Amounts
NAV per Share Held by Stockholder A		$8.64		$8.58		$8.23		$6.93
Investment per Share Held by Stockholder A (Assumed to be $8.66 per Share on Shares Held Prior to Sale)	$8.66	$8.66		$8.66		$8.66		$8.66
Dilution per Share Held by Stockholder A (NAV per Share Less Investment per Share)		$(0.02)		$(0.08)		$(0.43)		$(1.73)
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)			(0.24)%		(0.91)%		(5.00)%		(20.00)%
Impact On Existing Stockholders Who Do Participate in the Offering
Our existing stockholders who participate in an offering below NAV per share or who buy additional shares of common stock in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) will experience the same types of NAV dilution as the nonparticipating stockholders, albeit at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in our shares of common stock immediately prior to the offering. The level of NAV dilution will decrease as the number of shares of common stock such stockholders purchase increases. Existing stockholders who buy more than such percentage will experience NAV dilution on their existing shares but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience an increase (often called accretion) in average NAV per share over their investment per share and will also experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to the offering. The level of accretion will increase as the excess number of shares of common stock such stockholder purchases increases. Even a stockholder who over-participates will, however, be subject to the risk that we may make additional discounted offerings in which such stockholder does not participate, in which case such a stockholder will experience NAV dilution as described above in such subsequent offerings. These shareholders may also experience a decline in the market price of their shares of common stock, which often reflects to some degree announced or potential decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discounts increases. There is no maximum level of discount from NAV at which we may sell shares pursuant to this authority.
The following chart illustrates the level of dilution and accretion in the offering for a stockholder that acquires shares equal to (1) 50% of its proportionate share of the offering (i.e., 46,000 shares, which is 0.05% of the offering rather than its 0.10% proportionate share) and (2) 150% of such percentage (i.e., 138,000 shares, which is 0.15% of the offering rather than its 0.10% proportionate share). NAV has not been finally determined for any day after December 31, 2019. The table below is shown based upon the adjusted NAV of $8.66 as described above. The following example assumes a sale of 92,000,000 shares at a sales price to the public of $6.77 with a 4% underwriting discount and commissions and $350,000 of expenses ($6.50 per share net).

		50 % Participation		150% Participation
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$6.77		$6.77
Net Proceeds per Share to Issuer		$6.50		$6.50
Decrease to NAV
Total Shares Outstanding	368,000,000	460,000,000	25.00%	460,000,000	25.00%
NAV per Share	$8.66	$8.23	(5.00)%	$8.23	(5.00)%
Dilution to Nonparticipating Stockholder
Shares Held by Stockholder A	368,000	414,000	12.50%	506,000	37.50%
Percentage Held by Stockholder A	0.10%	0.09%	(10.00)%	0.11%	10.00%
Total NAV Held by Stockholder A	$8.66	$3,406,106	6.88%	$4,163,019	30.63%
Total Investment by Stockholder A (Assumed to be $8.66 per Share) on Shares Held Prior to Sale		$3,498,413		$4,121,238
Total Dilution to Stockholder A (Total NAV Less Total Investment)		$(92,307)		$41,781
NAV per Share Held by Stockholder A after offering		$8.23		$8.23
Investment per Share Held by Stockholder A (Assumed to be $8.66 per Share on Shares Held Prior to Sale)		$8.45		$8.14
Dilution per Share Held by Stockholder A (NAV per Share Less Investment per Share)		$(0.22)		$0.09
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)			(2.64)%		1.01%
Impact On New Investors
Investors who are not currently stockholders and who participate in an offering below NAV but whose investment per share is greater than the resulting NAV per share due to selling compensation and expenses paid by the issuer will experience an immediate decrease, albeit small, in the NAV of their shares of common stock and their NAV per share compared to the price they pay for their shares of common stock. Investors who are not currently stockholders and who participate in an offering below NAV per share and whose investment per share is also less than the resulting NAV per share due to selling compensation and expenses paid by the issuer being significantly less than the discount per share will experience an immediate increase in the NAV of their shares of common stock and their NAV per share compared to the price they pay for their shares of common stock. These investors will experience a disproportionately greater participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests. These investors will, however, be subject to the risk that we may make additional discounted offerings in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in such subsequent offerings. These investors may also experience a decline in the market price of their shares of common stock, which often reflects to some degree announced or potential increases and decreases in NAV per share. This decrease could be more pronounced as the size of the offering and level of discounts increases. There is no maximum level of discount from NAV at which we may sell shares pursuant to this authority.
The following chart illustrates the level of dilution or accretion for new investors that would be experienced by a new investor in the same hypothetical 5%, 10% and 25% discounted offerings as described in the first chart above. The illustration is for a new investor who purchases the same percentage (0.10%) of the shares of common stock in the offering as Stockholder A in the prior examples held immediately prior to the offering. It is not possible to predict the level of market price decline that may occur. Actual sales prices and discounts may differ from the presentation below. There is no maximum level of discount from NAV at which we may sell shares pursuant to the stockholder authority.

		Example 1 5% Offering at 5% Discount		Example 2 10% Offering at 10% Discount		Example 3 25% Offering at 25% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$8.59		$8.13		$6.77
Net Proceeds per Share to Issuer		$8.23		$7.79		$6.50
Decrease to NAV
Total Shares Outstanding	368,000,000	386,400,000	5.00%	404,800,000	10.00%	460,000,000	25.00%
NAV per Share	$8.66	$8.64	(0.24)%	$8.58	(0.91)%	$8.23	(5.00)%
Dilution to Participating Stockholder
Shares Held by Stockholder A	—	18,400		36,800		92,000
Percentage Held by Stockholder A	—%	—%		0.01%		0.02%
Total NAV Held by Stockholder A	$—	$158,971		$315,803		$756,913
Total investment by Stockholder A		$158,055		$299,146		$622,826
Total Dilution to Stockholder A (Total NAV Less Total Investment)		$916		$16,657		$134,087
NAV per Share Held by Stockholder A		$8.59		$8.13		$6.77
Investment per Share Held by Stockholder A		$8.64		$8.58		$8.23
Dilution per Share Held by Stockholder A (NAV per Share Less Investment per Share)		$(0.05)		$(0.45)		$(1.46)
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)			0.58%		5.57%		21.53%

DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN
We have adopted a dividend reinvestment and direct stock purchase plan that provides for reinvestment of our dividends or other distributions on behalf of our stockholders, unless a stockholder elects to receive cash as provided below, and the ability to purchase additional shares by making optional cash investments. As a result, when our Board of Directors authorizes, and we declare, a cash dividend or other distribution, then our stockholders who have not “opted out” of our dividend reinvestment and direct stock purchase plan will have their cash dividends or other distributions automatically reinvested in additional shares of our common stock, rather than receiving the cash dividends or other distributions. If you are not a current stockholder and want to enroll or have “opted out” and wish to rejoin, you may purchase shares directly through the plan or opt in by enrolling online or submitting to the plan administrator a completed enrollment form and, if you are not a current stockholder, making an initial investment of at least $250.
No action is required on the part of a registered stockholder to have their cash dividend or other distribution reinvested in shares of our common stock. A registered stockholder may elect to receive an entire dividend or other distribution in cash by notifying the plan administrator and our transfer agent and registrar, in writing so that such notice is received by the plan administrator no later than the record date for dividends to stockholders. The plan administrator will set up a dividend reinvestment account for shares acquired pursuant to the plan for each stockholder who has not so elected to receive dividends and distributions in cash or who has enrolled in the plan as described herein (each, a “Participant”). The plan administrator will hold each Participant’s shares, together with the shares of other Participants, in non-certificated form in the plan administrator’s name or that of its nominee. Upon request by a Participant to terminate their participation in the plan, received in writing, via the internet or the plan administrator’s toll free number no later than 3 business days prior to a dividend or other distribution payment date, such dividend or other distribution will be paid out in cash and not be reinvested. If such request is received fewer than 3 business days prior to a dividend or other distribution payment date, such dividend or other distribution will be reinvested but all subsequent dividends and distributions will be paid to the stockholder in cash on all balances. Upon such termination of the Participant’s participation in the plan, all whole shares owned by the Participant will be issued to the Participant in certificated form and a check will be issued to the Participant for the proceeds of fractional shares less a transaction fee of $15.00 to be deducted from such proceeds. Those stockholders whose shares are held by a broker or other financial intermediary may receive dividends or other distributions in cash by notifying their broker or other financial intermediary of their election.
We primarily use newly-issued shares to implement reinvestment of dividends and distributions under the plan, whether our shares are trading at a premium or at a discount to net asset value. However, we reserve the right to purchase shares in the open market in connection with the implementation of reinvestment of dividends or other distributions under the plan. The number of shares to be issued to a stockholder is determined by dividing the total dollar amount of the dividend or other distribution payable to such stockholder by the market price per share of our common stock at the close of regular trading on the NASDAQ Global Select Market on the last business day before the payment date for such dividend or other distribution. Market price per share on that date will be the closing price for such shares on the NASDAQ Global Select Market or, if no sale is reported for such day, at the average of their reported bid and asked prices. The number of shares of our common stock to be outstanding after giving effect to payment of the dividend or other distribution cannot be established until the value per share at which additional shares will be issued has been determined and elections of our stockholders have been tabulated. Stockholders who do not elect to receive dividends and distributions in shares of common stock may experience accretion to the net asset value of their shares if our shares are trading at a premium at the time we issue new shares under the plan and dilution if our shares are trading at a discount. The level of accretion or discount would depend on various factors, including the proportion of our stockholders who participate in the plan, the level of premium or discount at which our shares are trading and the amount of the dividend or other distribution payable to a stockholder.
There are no brokerage charges or other charges to stockholders who participate in reinvestment of dividends or other distributions under the plan. The plan administrator’s fees under the plan are paid by us. If a participant elects by written notice to the plan administrator to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $15 transaction fee plus a $0.10 per share brokerage commissions from the proceeds.
Stockholders who receive dividends or other distributions in the form of stock are subject to the same U.S. federal, state and local tax consequences as are stockholders who elect to receive their dividends or other distributions in cash. A stockholder’s basis for determining gain or loss upon the sale of stock received in a dividend or other distribution from us will be equal to the total dollar amount of the dividend or other distribution payable to the stockholder. Any stock received in a dividend or other distribution will have a new holding period for tax purposes commencing on the day following the day on which the shares are credited to the U.S. Stockholder’s account (as defined below).

Participants in the plan have the option of making additional cash payments to the plan administrator for investment in the shares at the then current market price. Such payments may be made in any amount from $25 to $10,000 per transaction. Participants in the plan may also elect to have funds electronically withdrawn from their checking or savings account each month. Direct debit of cash will be performed on the 10th of each month. Participants may elect this option by submitting a written authorization form or by enrolling online at the plan administrator’s website. The plan administrator will use all funds received from participants since the prior investment of funds to purchase shares of our common stock in the open market. We will not use newly-issued shares of our common stock to implement such purchases. Purchase orders will be submitted daily. The Plan Administrator may, at its discretion, submit purchase orders less frequently but no later than 30 days after receipt. The plan administrator will charge each stockholder who makes such additional cash payments $2.50, plus a $0.10 per share brokerage commission. Cash dividends and distributions payable on all shares credited to your plan account will be automatically reinvested in additional shares pursuant to the terms of the plan. Brokerage charges for such purchases are expected to be less than the usual brokerage charge for such transactions. Instructions sent by a participant to the plan administrator in connection with such participant’s cash payment may not be rescinded.
Participants may terminate their accounts under the plan by notifying the plan administrator via its website at www.amstock.com or by filling out the transaction request form located at the bottom of their statement and sending it to the plan administrator at American Stock Transfer & Trust Company, P.O. Box 922, Wall Street Station, New York, NY 10269-0560 or by calling the plan administrator’s Interactive Voice Response System at (888) 888-0313. Upon termination, the stockholder will receive certificates for the full shares credited to your plan account. If you elect to receive cash, the plan administrator sells such shares and delivers a check for the proceeds, less the $0.10 per share commission and the plan administrator’s transaction fee of $15. In every case of termination, fractional shares credited to a terminating plan account are paid in cash at the then-current market price, less any commission and transaction fee.
The plan may be terminated by us upon notice in writing mailed to each participant at least 30 days prior to any payable date for the payment of any dividend by us or other distribution pursuant to any additional cash payment made. All correspondence concerning the plan should be directed to the plan administrator by mail at American Stock Transfer and Trust Company LLC, 6201 15th Avenue, Brooklyn, New York 11219, or by telephone at 888-888-0313.
Stockholders who purchased their shares through or hold their shares in the name of a broker or financial institution should consult with a representative of their broker or financial institution with respect to their participation in our dividend reinvestment plan and direct stock purchase plan. Such holders of our stock may not be identified as our registered stockholders with the plan administrator and may not automatically have their cash dividend or other distribution reinvested in shares of our common stock by the plan administrator.

1. How do I purchase shares if I am not an existing registered holder?
To make an investment online, log on to www.amstock.com, click on “Shareholders” followed by “Invest Online,” then select “All Plans” from the left toolbar. Select “Prospect Capital Corporation” Common Stock,” followed by “Invest Now.” Follow the “Steps to Invest,” which will guide you through the six-step investment process. Follow the prompts to provide your banking account number and ABA routing number to allow for the direct debit of funds from your savings or checking account. You will receive a receipt of your transaction upon completion of the investment process, as well as a subsequent e-mail confirming the number of shares purchased and their price (generally within two business days). To invest by mail, complete an Enrollment Application, which can be obtained by calling the Plan Administrator at 1-888-888-0313, and enclose a check made payable to American Stock Transfer & Trust Company, LLC for the value of your investment. The Enrollment Application may also be downloaded from the Plan Administrator’s website (www.amstock.com). The minimum initial investment is $250.00. The maximum investment is $10,000.00 per transaction. Once you are a stockholder, the minimum purchase amount is reduced to $25.00. For purchases made with voluntary contributions, there is a transaction fee of $2.50 per purchase and a per-share commission of $0.10, each to be paid by the participants in the Plan. Your cash payment, less applicable service charges, fees and commissions, will be used to purchase shares on the open market for your account. Both full and fractional shares, up to three decimal places, will be credited to your Plan account. The Plan Administrator will commingle net funds (if applicable) with cash payments from all participants to purchase shares in the open market. Purchase orders will be submitted daily. The Plan Administrator may, at its discretion, submit purchase orders less frequently but no later than 30 days after receipt. No interest will be paid by the Plan Administrator pending investment. Instructions sent to the Plan Administrator may not be rescinded. You may also authorize the Plan Administrator, on the enrollment application or the Plan Administrator’s website, to make monthly purchases of a specified dollar amount, by automatic withdrawal from your bank account. Funds will be withdrawn from your bank account, via electronic funds transfer (EFT), on the 10th day of each month (or the next following day if the 10th is not a business day). To terminate monthly purchases by automatic withdrawal, please send the Plan Administrator written, signed instructions, which must be received by the Plan Administrator not less than 3 business days prior to an automatic withdrawal for such termination to take effect prior to such withdrawal. It is your responsibility to notify the Plan Administrator if your direct debit information changes. If a check or ACH withdrawal is returned to the Plan Administrator as “unpaid,” the Plan Administrator will sell shares if already purchased and liquidate additional shares, if necessary, to reimburse itself for any loss incurred, as well as a returned check fee of $25.00. This is in addition to any other rights the Plan Administrator may have.
Stockholders who purchased their shares through or hold their shares in the name of a broker or financial institution should consult with a representative of their broker or financial institution with respect to their participation in the Plan. Such holders of common stock may not be identified as registered stockholders of Prospect Capital Corporation with the Plan Administrator.
2. How do I purchase additional shares if I am already a registered stockholder?
Additional shares may be purchased at any time. All of the terms outlined in Section #1 above apply, except the minimum investment is only $25.00. To make an investment online, log on to www.amstock.com and select “Shareholders” followed by “Account Access and General Information,” and finally “Account Access.” You will be prompted to enter your Unique Account ID. If you do not have a Unique Account ID, register directly online and your Unique Account ID will be provided. Follow the prompts when registering for your Unique Account ID. From the left toolbar, select “Purchase Additional Shares” and complete the steps. Optional cash payments may also be mailed to the Plan Administrator using the tear-off portion of your account statement (sent in conjunction with each scheduled dividend) or purchase transaction advice, or via detailed written instructions. You may also authorize the Plan Administrator, on an enrollment application or the Plan Administrator’s website, to make monthly purchases of a specified dollar amount by automatic withdrawal from your bank account. Funds will be withdrawn from your bank account, via electronic funds transfer (EFT), on the 10th day of each month (or the next following day if the 10th is not a business day). To terminate monthly purchases by automatic withdrawal, you must send the Plan Administrator written, signed instructions. It is your responsibility to notify the Plan Administrator if your direct debit information changes. All shares will be purchased in the open market at the current market price.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a general summary of the material U.S. federal income tax considerations generally applicable to us and to an investment in our shares. This summary does not purport to be a complete description of the income tax considerations applicable to us or our investors on such an investment. For example, we have not described tax consequences that we assume to be generally known by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, pension plans and trusts, financial institutions, U.S. Stockholders (as defined below) whose functional currency is not the U.S. dollar, persons who mark-to-market our shares and persons who hold our shares as part of a “straddle,” “hedge” or “conversion” transaction. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. This summary assumes that investors hold our common stock as capital assets (within the meaning of the Code). This discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations thereof, each as of the date of this prospectus and all of which are subject to differing interpretation or change, possibly retroactively, which could affect the continuing validity of this discussion. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to the any of the tax aspects set forth below.
This summary does not discuss the consequences of an investment in shares of our preferred stock, debt securities, subscription rights to purchase our securities, warrants representing rights to purchase our securities or separately tradeable units combining two or more of our securities. The tax consequences of such an investment will be discussed in a relevant prospectus supplement.
A “U.S. Stockholder” is a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:
•A citizen or individual resident of the United States;
•A corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•A trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.
A “Non-U.S. Stockholder” is a beneficial owner of shares of our common stock that is not a partnership and is not a U.S. Stockholder.
If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective stockholder that is a partner of a partnership holding shares of our common stock should consult its tax advisor with respect to the purchase, ownership and disposition of shares of our common stock.
Tax matters are very complicated and the tax consequences to an investor of an investment in our shares will depend on the facts of his, her or its particular situation. We encourage investors to consult their own tax advisors regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.
Election To Be Taxed As A RIC
As a business development company, we have elected and intend to continue to qualify to be treated as a RIC under Subchapter M of the Code. As a RIC, we generally are not subject to corporate-level U.S. federal income taxes on any ordinary income or capital gains that we distribute to our stockholders as dividends. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to obtain RIC tax treatment, we must distribute to our stockholders, for each taxable year, at least 90% of our “investment company taxable income,” which is generally our ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses (the “Annual Distribution Requirement”).
Taxation As A RIC
In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:
•qualify to be treated as a business development company or be registered as a management investment company under the 1940 Act at all times during each taxable year;

•derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock or other securities or currencies or other income derived with respect to our business of investing in such stock, securities or currencies and net income derived from an interest in a “qualified publicly traded partnership” (as defined in the Code) (the 90% Income Test); and
•diversify our holdings so that at the end of each quarter of the taxable year:
◦at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets and do not represent more than 10% of the outstanding voting securities of the issuer (which for these purposes includes the equity securities of a “qualified publicly traded partnership”); and
◦no more than 25% of the value of our assets is invested in the securities, other than U.S. government securities or securities of other RICs, (i) of one issuer, (ii) of two or more issuers that are controlled, as determined under applicable tax rules, by us and that are engaged in the same or similar or related trades or businesses or (iii) of one or more “qualified publicly traded partnerships.”
To the extent that we invest in entities treated as partnerships for U.S. federal income tax purposes (other than a “qualified publicly traded partnership”), we generally must include the items of gross income derived by the partnerships for purposes of the 90% Income Test, and the income that is derived from a partnership (other than a “qualified publicly traded partnership”) will be treated as qualifying income for purposes of the 90% Income Test only to the extent that such income is attributable to items of income of the partnership which would be qualifying income if realized by us directly. In addition, we generally must take into account our proportionate share of the assets held by partnerships (other than a “qualified publicly traded partnership”) in which we are a partner for purposes of the asset diversification tests. If the partnership is a “qualified publicly traded partnership,” the net income derived from such partnership will be qualifying income for purposes of the 90% Income Test, and interests in the partnership will be “securities” for purposes of the diversification tests. We intend to monitor our investments in equity securities of entities that are treated as partnerships for U.S. federal income tax purposes to prevent our disqualification as a RIC.
In order to meet the 90% Income Test, we may establish one or more special purpose corporations to hold assets from which we do not anticipate earning dividend, interest or other qualifying income under the 90% Income Test. Any such special purpose corporation would generally be subject to U.S. federal income tax, and could result in a reduced after-tax yield on the portion of our assets held by such corporation.
Provided that we qualify as a RIC and satisfy the Annual Distribution Requirement, we will not be subject to U.S. federal income tax on the portion of our investment company taxable income and net capital gain (which we define as net long-term capital gains in excess of net short-term capital losses) we timely distribute to stockholders. We will be subject to U.S. federal income tax at the regular corporate rates on any investment company taxable income and net capital gain not distributed (or deemed distributed) to our stockholders.
    We will be subject to a 4% non-deductible U.S. federal excise tax on certain undistributed income of RICs unless we distribute in a timely manner an amount at least equal to the sum of (i) 98% of our ordinary income recognized during the calendar year, (ii) 98.2% of our capital gain net income, as defined by the Code, recognized for the one year period ending October 31 in that calendar year and (iii) any income recognized, but not distributed, in preceding years.
We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount, we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any original issue discount accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement, even though we will not have received any corresponding cash amount.
We may hold a more than 10% interest in certain foreign corporations that are treated as controlled foreign corporations (“CFC”) for U.S. federal income tax purposes. In that event, we would be treated as receiving an income inclusion (treated as ordinary income) each year from such foreign corporations in an amount equal to our pro rata share of the corporation’s income for that tax year (including both ordinary earnings and capital gains), regardless of whether or not the CFC makes an actual distribution during such year. If we acquire shares in “passive foreign investment companies” (“PFICs”), we may be subject to federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend to our stockholders. Certain elections may be available to mitigate or eliminate such tax on excess distributions, but such elections (if available) would generally require us to recognize income or gain in advance of the receipt of cash.

Gain or loss realized by us from warrants acquired by us as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term, depending on how long we held a particular warrant. As a RIC, we are not allowed to carry forward or carry back a net operating loss for purposes of computing our investment company taxable income in other taxable years.
Recently issued guidance from the IRS generally permits publicly offered RICs to pay cash/stock dividends consisting of up to 80% stock if certain requirements are met. Any dividends paid in stock in accordance with such guidance will be taxable to the shareholder as if the dividend had been paid in cash and we will receive a dividend paid deduction for such distribution.
Although we do not presently expect to do so, we are authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, we are not permitted to make distributions to our stockholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC, including the diversification tests. If we dispose of assets in order to meet the Annual Distribution Requirement or to avoid the excise tax, we may make such dispositions at times that, from an investment standpoint, are not advantageous.
If we fail to satisfy the Annual Distribution Requirement or otherwise fail to qualify as a RIC in any taxable year, we would be subject to tax on all of our taxable income at regular corporate rates. We would not be able to deduct distributions to stockholders, nor would we be required to make distributions. Distributions would generally be taxable to our individual and other non-corporate taxable stockholders as ordinary dividend income eligible for the reduced maximum rate applicable to “qualified dividend income” to the extent of our current and accumulated earnings and profits, provided certain holding period and other requirements are met. Subject to certain limitations under the Code, corporate distributees would be eligible for the dividends-received deduction. To qualify again to be taxed as a RIC in a subsequent year, we would be required to distribute to our stockholders our accumulated earnings and profits attributable to non-RIC years. In addition, if we failed to qualify as a RIC for a period greater than two taxable years, then, in order to qualify as a RIC in a subsequent year, we would be required to elect to recognize and pay tax on any net built-in gain (the excess of aggregate gain, including items of income, over aggregate loss that would have been realized if we had been liquidated) or, alternatively, be subject to taxation on such built-in gain recognized for a period of five years.
Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gain and qualified dividend income into higher taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause us to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions, and (vii) produce income that will not be qualifying income for purposes of the 90% Income Test. We will monitor our transactions and may make certain tax elections in order to mitigate the effect of these provisions.
We may invest in preferred securities or other securities the U.S. federal income tax treatment of which may be unclear or may be subject to recharacterization by the IRS. To the extent the tax treatment of such securities or the income from such securities differs from the expected tax treatment, it could affect the timing or character of income recognized, requiring us to purchase or sell securities, or otherwise change our portfolio, in order to comply with the tax rules applicable to RICs under the Code.
Taxation Of U.S. Stockholders
Distributions by us generally are taxable to U.S. Stockholders as ordinary income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. Stockholders to the extent of our current and accumulated earnings and profits, whether paid in cash or reinvested in additional common stock. Provided that certain holding period and other requirements are met, such distributions (if properly reported by us) may qualify (i) for the dividends received deduction available to corporations, but only to the extent that our income consists of dividend income from U.S. corporations and (ii) in the case of individual shareholders, as qualified dividend income eligible to be taxed at long-term capital gain rates to the extent that we receive qualified dividend income (generally, dividend income from taxable domestic corporations and certain qualified foreign corporations). There can be no assurance as to what portion, if any, of our distributions will qualify for favorable treatment as qualified dividend income.
Distributions of our net capital gain (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. Stockholder as long-term capital gains, regardless of the U.S. Stockholder’s holding period for its common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of our current and accumulated earnings and profits first will reduce a U.S. Stockholder’s adjusted tax basis in such stockholder’s common stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. Stockholder.
Under proposed regulations on which taxpayers are entitled to rely, properly reported dividends paid by us that are attributable to our “qualified REIT dividends” (generally, ordinary income dividends paid by a REIT, not including capital gain dividends or dividends treated as qualified dividend income) may be eligible for the 20% deduction described in Section 199A of the Code in the case of non-corporate U.S. shareholders, provided that certain holding period and other requirements are met by the shareholder and us. There can be no assurance as to what portion, if any, of our distributions will qualify for such deduction. Subject to any future regulatory guidance to the contrary, any distribution attributable to income from our investments in publicly traded partnerships, if any, will not qualify for the 20% deduction that could be available to a noncorporate shareholder were the shareholder to own such partnership interests directly.
Although we currently intend to distribute any long-term capital gains at least annually, we may in the future decide to retain some or all of our long-term capital gains, and designate the retained amount as a “deemed distribution.” In that case, among other consequences, we will pay tax on the retained amount, each U.S. Stockholder will be required to include its proportionate share of the deemed distribution in income as if it had been actually distributed to the U.S. Stockholder, and the U.S. Stockholder will be entitled to claim a credit equal to its allocable share of the tax paid thereon by us. The amount of the deemed distribution net of such tax will be added to the U.S. Stockholder’s tax basis for its common stock. The amount of tax that individual stockholders are treated as having paid and for which they will receive a credit may exceed the tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. Stockholder’s other U.S. federal income tax obligations or may be refunded to the extent it exceeds such U.S. Stockholder’s liability for U.S. federal income tax. A U.S. Stockholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to utilize the deemed distribution approach, we must provide written notice to our stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”
For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. Stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in any such month and actually paid during January of the following year, will be treated as if it had been received by our U.S. Stockholders on December 31 of the year in which the dividend was declared.
If a U.S. Stockholder purchases shares of our common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though it represents a return of its investment.
A U.S. Stockholder generally will recognize taxable gain or loss if such U.S. Stockholder sells or otherwise disposes of its shares of our common stock. Any gain or loss arising from such sale or taxable disposition generally will be treated as long-term capital gain or loss if the U.S. Stockholder has held its shares for more than one year. Otherwise, it would be classified as short-term capital gain or loss. However, any capital loss arising from the sale or taxable disposition of shares of our common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a taxable disposition of shares of our common stock may be disallowed if other substantially identical shares are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition. Capital losses are deductible only to the extent of capital gains (subject to an exception for individuals under which a limited amount of capital losses may be offset against ordinary income).
In general, individual U.S. Stockholders currently are subject to a preferential rate on their net capital gain, or the excess of realized net long-term capital gain over realized net short-term capital loss for a taxable year, including long-term capital gain derived from an investment in our shares. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. Stockholders currently are subject to U.S. federal income tax on net capital gain at ordinary income rates.
Certain U.S. Stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or a portion of their “net investment income,” which includes dividends received from us and capital gains from the sale or other disposition of our stock.

We make available to each of our U.S. Stockholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per share and per distribution basis, the amounts includible in such U.S. Stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the amount and the U.S. federal tax status of each year’s distributions generally will be reported to the IRS. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. Stockholder’s particular situation.
Payments of dividends, including deemed payments of constructive dividends, or the proceeds of the sale or other taxable disposition of our common stock generally are subject to information reporting unless the U.S. Stockholder is an exempt recipient. Such payments may also be subject to U.S. federal backup withholding at the applicable rate if the recipient of such payment fails to supply a taxpayer identification number and otherwise comply with the rules for establishing an exemption from backup withholding. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided that certain information is provided timely to the IRS.
Taxation Of Non-U.S. Stockholders
Whether an investment in our common stock is appropriate for a Non-U.S. Stockholder will depend upon that person’s particular circumstances. An investment in our common stock by a Non-U.S. Stockholder may have adverse tax consequences. Non-U.S. Stockholders should consult their tax advisers before investing in our common stock.
Distributions of our investment company taxable income to Non-U.S. Stockholders that are not “effectively connected” with a U.S. trade or business conducted by the Non-U.S. Stockholder will generally be subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate) to the extent of our current and accumulated earnings and profits.
Properly reported distributions to Non-U.S. Stockholders are generally exempt from U.S. federal withholding tax where they (i) are paid in respect of our “qualified net interest income” (generally, our U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which we are at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) are paid in respect of our “qualified short-term capital gains” (generally, the excess of our net short-term capital gain over our long-term capital loss for such taxable year). Depending on our circumstances, we may report all, some or none of our potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains, and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a Non-U.S. Stockholder needs to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN, W-8BEN-E or substitute form). In the case of shares held through an intermediary, the intermediary may withhold even if we report the payment as qualified net interest income or qualified short-term capital gain. Non-U.S. Stockholders should contact their intermediaries with respect to the application of these rules to their accounts. There can be no assurance as to what portion of our distributions will qualify for favorable treatment as qualified net interest income or qualified short-term capital gains.
Actual or deemed distributions of our net capital gain to a Non-U.S. Stockholder, and gains recognized by a Non-U.S. Stockholder upon the sale of our common stock, that are not effectively connected with a U.S. trade or business conducted by the Non-U.S. Stockholder will generally not be subject to U.S. federal withholding tax and generally will not be subject to U.S. federal income tax unless the Non-U.S. Stockholder is a nonresident alien individual and is physically present in the U.S. for 183 or more days during the taxable year and meets certain other requirements.
Distributions of our investment company taxable income and net capital gain (including deemed distributions) to Non-U.S. Stockholders, and gains recognized by Non-U.S. Stockholders upon the sale of our common stock, that are effectively connected with a U.S. trade or business conducted by the Non-U.S. Stockholder will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens, residents and domestic corporations. In addition, if such Non-U.S. Stockholder is a foreign corporation, it may also be subject to a 30% (or lower applicable treaty rate) branch profits tax on its effectively connected earnings and profits for the taxable year, subject to adjustments, if its investment in our common stock is effectively connected with its conduct of a U.S. trade or business.
If we distribute our net capital gain in the form of deemed rather than actual distributions (which we may do in the future), a Non-U.S. Stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. Stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. Stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.
In addition, withholding at a rate of 30% is required on dividends in respect of shares of our stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the

Secretary of the Treasury to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which our shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of gross proceeds from the sale of, our shares held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the applicable withholding agent will in turn provide to the IRS. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Non-U.S. Stockholders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in our shares.
A Non-U.S. Stockholder generally will be required to comply with certain certification procedures to establish that such holder is not a U.S. person in order to avoid backup withholding with respect to payments of dividends, including deemed payments of constructive dividends, or the proceeds of a disposition of our common stock. In addition, we are required to annually report to the IRS and each Non-U.S. Stockholder the amount of any dividends or constructive dividends treated as paid to such Non-U.S. Stockholder, regardless of whether any tax was actually withheld. Copies of the information returns reporting such dividend or constructive dividend payments and the amount withheld may also be made available to the tax authorities in the country in which a Non-U.S. Stockholder resides under the provisions of an applicable income tax treaty. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against a Non-U.S. Stockholder’s U.S. federal income tax liability, if any, provided that certain required information is provided timely to the IRS.
Non-U.S. persons should consult their tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in our common stock.
The discussion set forth herein does not constitute tax advice, and potential investors should consult their own tax advisors concerning the tax considerations relevant to their particular situation.

DESCRIPTION OF OUR CAPITAL STOCK
The following description is based on relevant portions of the Maryland General Corporation Law and on our charter and bylaws. This summary is not necessarily complete, and we refer you to the Maryland General Corporation Law and our charter and bylaws for a more detailed description of the provisions summarized below.
Capital Stock
Our authorized capital stock consists of 1,000,000,000 shares of stock, par value $0.001 per share, all of which is initially classified as common stock. Our common stock is traded on the NASDAQ Global Select Market under the symbol “PSEC.” There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans. Under Maryland law, our stockholders generally are not personally liable for our debts or obligations.
Under our charter, our Board of Directors is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock, and to authorize the issuance of such shares, without obtaining stockholder approval. Our Board of Directors will only take such actions in accordance with Section 18 as modified by Section 61 of the 1940 Act. The 1940 Act limits business development companies to only one class or series of common stock and only one class of preferred stock. As permitted by the Maryland General Corporation Law, our charter provides that the Board of Directors, without any action by our stockholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.
The below table sets forth each class of our outstanding securities as of February 12, 2020:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by the Company or for its Account	(4) Amount Outstanding Exclusive of Amount Shown Under (3)
Common Stock	1,000,000,000	—	367,658,352
Common Stock
All shares of our common stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our Board of Directors and declared by us out of funds legally available therefor. Shares of our common stock have no preemptive, conversion or redemption rights and are freely transferable, except where their transfer is restricted by U.S. federal and state securities laws or by contract. In the event of a liquidation, dissolution or winding up of us, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that prior to the issuance of preferred stock holders of a majority of the outstanding shares of common stock will elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.
Preferred Stock
Our charter authorizes our Board of Directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Prior to issuance of shares of each class or series, the Board of Directors is required by Maryland law and by our charter to set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. You should note, however, that any issuance of preferred stock must comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (1) immediately after issuance and before any dividend or other distribution (other than in shares of stock) is made with respect to our common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on such preferred stock become in arrears by two years or more until all arrears are cured. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of common stock on a proposal to operate other than as an investment company. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions.
Limitation On Liability Of Directors And Officers; Indemnification And Advance Of Expenses
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.
Our charter authorizes us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to obligate ourselves to indemnify any present or former director or officer or any individual who, while serving as a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while serving as a director or officer and at our request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, manager, member or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in any such capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of us in any of the capacities described above and any of our employees or agents or any employees or agents of our predecessor. In accordance with the 1940 Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.
Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
Our insurance policy does not currently provide coverage for claims, liabilities and expenses that may arise out of activities that a present or former director or officer of us has performed for another entity at our request. There is no assurance that such entities will in fact carry such insurance. However, we note that we do not expect to request our present or former directors or officers to serve another entity as a director, officer, partner or trustee unless we can obtain insurance providing coverage for such persons for any claims, liabilities or expenses that may arise out of their activities while serving in such capacities.
Provisions Of The Maryland General Corporation Law And Our Charter And Bylaws
Anti-takeover Effect
The Maryland General Corporation Law and our charter and bylaws contain provisions that could make it more difficult for a potential acquiror to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. These provisions could have the effect of depriving stockholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of us. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.
Control Share Acquisitions
The Maryland General Corporation Law under the Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of holders of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
•one-tenth or more but less than one-third,
•one-third or more but less than a majority, or
•a majority or more of all voting power.
The requisite stockholder approval must be obtained each time an acquiror crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the Board of Directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations, including, as provided in our bylaws, compliance with the 1940 Act. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The Maryland Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future. However, we will notify the Division of Investment Management at the SEC prior to amending our bylaws to be subject to the Maryland Control Share Acquisition Act and will make such amendment only if the Board of Directors determines that it would be in our best interests.
Business Combinations
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
•any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s shares; or
•an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if the Board of Directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the Board of Directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board of Directors.
After the five-year prohibition, any such business combination must be recommended by the Board of Directors of the corporation and approved by the affirmative vote of at least:
•80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
•two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.
These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
The statute provides various exemptions from its provisions, including for business combinations that are exempted by the Board of Directors before the time that the interested stockholder becomes an interested stockholder. Our Board of Directors has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Maryland Business Combination Act, provided that the business combination is first approved by the Board of Directors, including a majority of the directors who are not interested persons as defined in the 1940 Act. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or the Board of Directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Conflicts with 1940 Act
Our bylaws provide that, if and to the extent that any provision of the Maryland General Corporation Law, including the Maryland Control Share Acquisition Act (if we amend our bylaws to be subject to such Act) and the Maryland Business Combination Act, or any provision of our charter or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.
Classified Board of Directors
Our Board of Directors is divided into three classes of directors serving classified three-year terms. The current terms of the first, second and third classes will expire at the annual meeting of stockholders held in 2020, 2021 and 2022, respectively, and in each case, until their successors are duly elected and qualify. Each year one class of directors will be elected to the Board of Directors by the stockholders to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until his or her successor is duly elected and qualifies. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified Board of Directors will help to ensure the continuity and stability of our management and policies.
Election of Directors
Our charter and bylaws provide that the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote in the election of directors will be required to elect a director. Under the charter, our Board of Directors may amend the bylaws to alter the vote required to elect directors.
Number of Directors; Vacancies; Removal
Our charter provides that the number of directors will be set only by the Board of Directors in accordance with our bylaws. Our bylaws provide that a majority of our entire Board of Directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than three nor more than eight. Our charter provides that, pursuant to an election to be subject to the provision of Subtitle 8 of Title 3 of the Maryland General Corporation Law regarding the filling of vacancies on the Board of Directors, except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act.

Our charter provides that a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.
Action by Stockholders
The Maryland General Corporation Law provides that stockholder action can be taken only at an annual or special meeting of stockholders or (unless the charter provides for stockholder action by less than unanimous written consent, which our charter does not) by unanimous written consent in lieu of a meeting. These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.
Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the Board of Directors or (3) by a stockholder who was a stockholder of record both at the time of provision of notice and at the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board of Directors at a special meeting may be made only (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of provision of notice and at the special meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.
The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board of Directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our Board of Directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.
Calling of Special Meetings of Stockholders
Our bylaws provide that special meetings of stockholders may be called by the chairman of the Board, our Board of Directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.
Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides for approval of charter amendments and extraordinary transactions if declared advisable by the Board and approved by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.
Our charter also provides that certain charter amendments and any proposal for our conversion, whether by merger or otherwise, from a closed-end company to an open-end company, any proposal for our liquidation or dissolution or certain amendments to Article IV and Article V of our charter requires the approval of the stockholders entitled to cast at least 80 percent of the votes entitled to be cast on such matter. However, if such amendment or proposal is approved by at least two-thirds of our continuing directors (in addition to approval by our Board of Directors), such amendment or proposal may be approved by a majority of the votes entitled to be cast on such a matter. The “continuing directors” are defined in our charter as our current directors as well as those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of the continuing directors then on the Board of Directors.

Our charter and bylaws provide that the Board of Directors will have the exclusive power to make, alter, amend or repeal any provision of our bylaws.
No Appraisal Rights
Except with respect to appraisal rights arising in connection with the Maryland Control Share Acquisition Act discussed above, as permitted by the Maryland General Corporation Law, our charter provides that stockholders will not be entitled to exercise appraisal rights.

DESCRIPTION OF OUR PREFERRED STOCK
In addition to shares of common stock, our charter authorizes the issuance of preferred stock. If we offer preferred stock under this prospectus, we will issue an appropriate prospectus supplement. We may issue preferred stock from time to time in one or more series, without stockholder approval. Our Board of Directors is authorized to fix for any series of preferred stock the number of shares of such series and the designation, relative powers, preferences and rights, and the qualifications, limitations or restrictions of such series; except that, such an issuance must adhere to the requirements of the 1940 Act, Maryland law and any other limitations imposed by law.
The 1940 Act requires, among other things, that (1) immediately after issuance and before any distribution is made with respect to common stock, the liquidation preference of the preferred stock, together with all other senior securities, must not exceed an amount equal to 50% of our total assets (taking into account such distribution) and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on the preferred stock are in arrears by two years or more.
For any series of preferred stock that we may issue, our Board of Directors will determine and the prospectus supplement relating to such series will describe:
•the designation and number of shares of such series;
•the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, the cumulative nature of such dividends and whether such dividends have any participating feature;
•any provisions relating to convertibility or exchangeability of the shares of such series;
•the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;
•the voting powers of the holders of shares of such series;
•any provisions relating to the redemption of the shares of such series;
•any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;
•any conditions or restrictions on our ability to issue additional shares of such series or other securities;
•if applicable, a discussion of certain U.S. Federal income tax considerations; and
•any other relative power, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.
All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our Board of Directors, and all shares of each series of preferred stock will be identical and of equal rank except as to the dates from which cumulative dividends thereon will be cumulative.

DESCRIPTION OF OUR DEBT SECURITIES
We currently have the Notes outstanding. However, we may issue additional debt securities in one or more series in the future which, if publicly offered, will be under an indenture to be entered into between us and a trustee. The specific terms of each series of debt securities we publicly offer will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series. The description below is a summary with respect to future debt securities we may issue and not a summary of the Notes.
As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” On March 9, 2012, we entered into an Agreement of Resignation, Appointment and Acceptance (the “Agreement”) with American Stock Transfer & Trust Company, LLC (the “Retiring Trustee”) and U.S. Bank National Association (the “trustee”). Under the Agreement, we formally accepted the resignation of the Retiring Trustee and appointed the trustee under the Indenture, dated as of February 16, 2012 (the “indenture”), by and between us and the Retiring Trustee, as supplemented by the First Supplemental Indenture, dated as of March 1, 2012, by and between us and the Retiring Trustee, as further supplemented by the Second Supplemental Indenture, dated as of March 8, 2012, by and between us and the Retiring Trustee, and as further supplemented by the Joinder Supplemental Indenture, dated as of March 8, 2012, by and among us, the Retiring Trustee and the trustee. We accepted the resignation of the Retiring Trustee and appointed the trustee in order to take advantage of a more efficient money market based system of settling issuances of notes issued pursuant to the indenture not available through the Retiring Trustee. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “Events of Default—Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us.
Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indenture. We have filed the form of the indenture with the SEC. See “Incorporation by Reference” and “Available Information” for information on how to obtain a copy of the indenture.
The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered by including:
•the designation or title of the series of debt securities;
•the total principal amount of the series of debt securities;
•the percentage of the principal amount at which the series of debt securities will be offered;
•the date or dates on which principal will be payable;
•the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;
•the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;
•the terms for redemption, extension or early repayment, if any;
•the currencies in which the series of debt securities are issued and payable;
•whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;
•the place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities;
•the denominations in which the offered debt securities will be issued;
•the provision for any sinking fund;
•any restrictive covenants;
•any events of default;
•whether the series of debt securities are issuable in certificated form;
•any provisions for defeasance or covenant defeasance;
•any special federal income tax implications, including, if applicable, federal income tax considerations relating to original issue discount;
•whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•any provisions for convertibility or exchangeability of the debt securities into or for any other securities;
•whether the debt securities are subject to subordination and the terms of such subordination;
•the listing, if any, on a securities exchange; and
•any other terms.
The debt securities may be secured or unsecured obligations. Under the provisions of the 1940 Act, we are permitted, as a BDC, to issue debt only in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 200% after each issuance of debt. On March 23, 2018, President Trump signed into law the Small Business Credit Availability, which included various changes to regulations under the federal securities laws that impact BDCs, including changes to the 1940 Act to allow BDCs to decrease their asset coverage requirement to 150% from 200% under certain circumstances. While certain other BDCs have elected to allow for the increase in leverage, after consideration of the expected negative impact on us, including a rating downgrade by S&P, our Board of Directors has not currently elected to approve application of the modified asset coverage requirement for the Company. If we choose to take advantage of such additional leverage, it will mean that for every $100 of net assets, we may raise $200 from senior securities, such as borrowings or issuing preferred stock. If our asset coverage ratio declines below 200% (or 150% if we determine to take advantage of the additional leverage), we may not be able to incur additional debt and may need to sell a portion of our investments to repay some debt when it is disadvantageous to do so, and we may not be able to make distributions. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.
General
The indenture provides that any debt securities proposed to be sold under this prospectus and the attached prospectus supplement (“offered debt securities”) and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities (“underlying debt securities”), may be issued under the indenture in one or more series.
For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities.
The indenture limits the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt.
We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.
Issuance of Securities in Registered Form

We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.
We also will have the option of issuing debt securities in non-registered form as bearer securities if we issue the securities outside the United States to non-U.S. persons. In that case, the prospectus supplement will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series, and for receiving notices. The prospectus supplement will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. federal tax law requirements.
Book-Entry Holders
We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.
Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.
As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.
Street Name Holders
In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.
For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.
Legal Holders
Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.
Special Considerations for Indirect Holders
If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:
•how it handles securities payments and notices,
•whether it imposes fees or charges,
•how it would handle a request for the holders’ consent, if ever required,
•whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities,
•how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests, and
•if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.
Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “Special Situations when a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.
If debt securities are issued only in the form of a global security, an investor should be aware of the following:
An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below.
•An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “Issuance of Securities in Registered Form” above.
•An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.
•An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.
•The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

•If we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series.
•An investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee.
•DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.
•Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations when a Global Security will be Terminated
In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of legal holders and street name investors under “Issuance of Securities in Registered Form” above.
The special situations for termination of a global security are as follows:
•if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days,
•if we notify the trustee that we wish to terminate that global security, or
•if an event of default has occurred with regard to the debt securities represented by that global security and has not been cured or waived; we discuss defaults later under “Events of Default.”
The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.
Payment and Paying Agents
We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Payments on Global Securities
We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “—Special Considerations for Global Securities.”
Payments on Certificated Securities
We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, NY and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.
Alternatively, if the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request payment by wire, the holder must give the applicable trustee or other paying agent appropriate transfer instructions at least 15 business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.
Payment When Offices Are Closed
If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.
Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.
Events of Default
You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.
The term “Event of Default” in respect of the debt securities of your series means any of the following:
•We do not pay the principal of, or any premium on, a debt security of the series on its due date.
•We do not pay interest on a debt security of the series within 30 days of its due date.
•We do not deposit any sinking fund payment in respect of debt securities of the series on its due date.
•We remain in breach of a covenant in respect of debt securities of the series for 90 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series.
•We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.
•Any other Event of Default in respect of debt securities of the series described in the prospectus supplement occurs.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.
Remedies if an Event of Default Occurs
If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series under certain circumstances.
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). (Section 315 of the Trust Indenture Act of 1939) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.
Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•You must give your trustee written notice that an Event of Default has occurred and remains uncured.
•The holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.
•The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.
•The holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.
Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:
•the payment of principal, any premium or interest or
•in respect of a covenant that cannot be modified or amended without the consent of each holder.
Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.
Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities or else specifying any default.
Merger or Consolidation
Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:
•Where we merge out of existence or sell our assets, the resulting entity must agree to be legally responsible for our obligations under the debt securities.
•The merger or sale of assets must not cause a default on the debt securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded.
•Under the indenture, no merger or sale of assets may be made if as a result any of our property or assets or any property or assets of one of our subsidiaries, if any, would become subject to any mortgage, lien or other encumbrance unless either (i) the mortgage, lien or other encumbrance could be created pursuant to the limitation on liens covenant in the indenture without equally and ratably securing the indenture securities or (ii) the indenture securities are secured equally and ratably with or prior to the debt secured by the mortgage, lien or other encumbrance.
•We must deliver certain certificates and documents to the trustee.
•We must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.
Modification or Waiver
There are three types of changes we can make to the indenture and the debt securities issued thereunder.
Changes Requiring Your Approval
First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:
•change the stated maturity of the principal of, or interest on, a debt security;
•reduce any amounts due on a debt security;
•reduce the amount of principal payable upon acceleration of the maturity of a security following a default;
•adversely affect any right of repayment at the holder’s option;
•change the place (except as otherwise described in the prospectus or prospectus supplement) or currency of payment on a debt security;
•impair your right to sue for payment;
•adversely affect any right to convert or exchange a debt security in accordance with its terms;
•modify the subordination provisions in the indenture in a manner that is adverse to holders of the debt securities;
•reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;
•reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;
•modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and
•change any obligation we have to pay additional amounts.

Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.
Changes Requiring Majority Approval
Any other change to the indenture and the debt securities would require the following approval:
•If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series.
•If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.
In each case, the required approval must be given by written consent.
The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—Changes Requiring Your Approval.”
Further Details Concerning Voting
When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:
•For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default.
•For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.
•For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.
Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Defeasance—Full Defeasance.”
We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.
Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.
Covenant Defeasance
Under current United States federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. In order to achieve covenant defeasance, we must do the following:
•If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•We must deliver to the trustee a legal opinion of our counsel confirming that, under current United States federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.
•We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.
Full Defeasance
If there is a change in United States federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:
•If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.
•We must deliver to the trustee a legal opinion confirming that there has been a change in current United States federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current United States federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.
•We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.
Form, Exchange and Transfer of Certificated Registered Securities
If registered debt securities cease to be issued in book-entry form, they will be issued:
•only in fully registered certificated form,
•without interest coupons, and
•unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.
Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.
Holders may exchange or transfer their certificated securities at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.
If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.
If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.
Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Indenture Provisions—Subordination
Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.
In the event that, notwithstanding the foregoing, any payment or distribution of our assets by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over, upon written notice to the Trustee, to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.
By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.
Senior Indebtedness is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:
•our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities, and
•renewals, extensions, modifications and refinancings of any of this indebtedness.
If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.
The Trustee under the Indenture
U.S. Bank National Association will serve as trustee under the indenture.
Certain Considerations Relating to Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS
General
We may issue subscription rights to the holders of the class of securities to whom the subscription rights are being distributed, or the Holders to purchase our Securities. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to the Holders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to the Holders on the record date that we set for receiving subscription rights in such subscription rights offering.
The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:
•the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);
•the title of such subscription rights;
•the exercise price for such subscription rights (or method of calculation thereof);
•the ratio of the offering;
•the number of such subscription rights issued to each Holder;
•the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;
•if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;
•the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);
•the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;
•any termination right we may have in connection with such subscription rights offering; and
•any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.
Exercise of Subscription Rights
Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of our Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the Securities purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR WARRANTS
The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.
We may issue warrants to purchase shares of our common stock, preferred stock or debt securities from time to time. Such warrants may be issued independently or together with one of our Securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:
•the title of such warrants;
•the aggregate number of such warrants;
•the price or prices at which such warrants will be issued;
•the currency or currencies, including composite currencies, in which the price of such warrants may be payable;
•the number of shares of common stock, preferred stock or debt securities issuable upon exercise of such warrants;
•the price at which and the currency or currencies, including composite currencies, in which the shares of common stock, preferred stock or debt securities purchasable upon exercise of such warrants may be purchased;
•the date on which the right to exercise such warrants will commence and the date on which such right will expire;
•whether such warrants will be issued in registered form or bearer form;
•if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•if applicable, the number of such warrants issued with each share of common stock, preferred stock or debt securities;
•if applicable, the date on and after which such warrants and the related shares of common stock, preferred stock or debt securities will be separately transferable;
•information with respect to book-entry procedures, if any;
•if applicable, a discussion of certain U.S. federal income tax considerations; and
•any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.
Under the 1940 Act, we may generally only offer warrants provided that (1) the warrants expire by their terms within ten years; (2) the exercise or conversion price is not less than the current market value at the date of issuance; (3) our stockholders authorize the proposal to issue such warrants, and our Board of Directors approves such issuance on the basis that the issuance is in our best interests and the best interest of our stockholders; and (4) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The 1940 Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants at the time of issuance may not exceed 25% of our outstanding voting securities.

DESCRIPTION OF OUR UNITS
A unit is a separate security consisting of two or more other securities that either may or must be traded or transferred together as a single security. The following is a general description of the terms of the units we may issue from time to time. Particular terms of any units we offer will be described in the prospectus supplement relating to such units. For a complete description of the terms of particular units, you should read both this prospectus and the prospectus supplement relating to those particular units.
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include contracts for purchase of any such security or debt obligations of third parties, such as U.S. Treasury securities, such that the holder holds each component. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.
A prospectus supplement will describe the particular terms of any series of units we may issue, including the following:
•the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;
•a description of the terms of any unit agreement governing the units;
•a description of the provisions for the payment, settlement, transfer or exchange of the units; and
•whether the units will be issued in fully registered or global form.

CUSTODIAN, TRANSFER AND DIVIDEND PAYING AGENT AND REGISTRAR
Our securities are held under custody agreements by (1) U.S. Bank National Association, (2) Israeli Discount Bank of New York Ltd., (3) Fifth Third Bank, (4) Peapack-Gladstone Bank, (5) Customers Bank, (6) Key Bank National Association, and (7) BankUnited, N.A. The addresses of the custodians are: (1) U.S. Bank National Association, Corporate Trust Services, One Federal Street, 3rd Floor, Boston, MA 02110, Attention: Prospect Capital Corporation Custody Account Administrator; (2) Israeli Discount Bank of New York Ltd., 511 Fifth Avenue, New York, NY 10017, Attention: Prospect Capital Corporation, Account Administrator; (3) Fifth Third Bank, 38 Fountain Square Plaza, MD1090CD, Cincinnati, OH, 45263, Attention: Prospect Capital Corporation Custody Account Administrator; (4) Peapack-Gladstone Bank, 500 Hills Drive, Bedminster, New Jersey 07921, Attention: Prospect Capital Corporation, Account Administrator; (5) Customers Bank, 99 Park Avenue, New York, New York 10016, Attention: Prospect Capital Corporation, Account Administrator; (6) Key Bank National Association, 127 Public Square, Cleveland, Ohio 44114, Attention: Prospect Capital Corporation, Account Administrator; (7) BankUnited, N.A., 445 Broadhollow Road, Suite 130, Melville, New York 11747, Ref: Prospect Capital Corporation; and (8) Deutsche Bank Trust Company Americas, 1761 East St. Andrew Place, Santa Ana, CA 92705, Attention: Mortgage Custody - PC141C. American Stock Transfer & Trust Company acts as our transfer agent, dividend paying agent and registrar. The principal business address of American Stock Transfer & Trust Company is 6201 15th Avenue, Brooklyn, NY 11219, telephone number: (718) 921-8200.

BROKERAGE ALLOCATION AND OTHER PRACTICES
Since we generally acquire and dispose of our investments in privately negotiated transactions, we infrequently use brokers in the normal course of our business. We have not paid any brokerage commissions during the three most recent fiscal years. Subject to policies established by our Board of Directors, Prospect Capital Management is primarily responsible for the execution of the publicly-traded securities portion of our portfolio transactions and the allocation of brokerage commissions.
Prospect Capital Management does not expect to execute transactions through any particular broker or dealer, but seeks to obtain the best net results for the Company, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While Prospect Capital Management generally seeks reasonably competitive trade execution costs, the Company will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, Prospect Capital Management may select a broker based partly upon brokerage or research services provided to it and the Company and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if Prospect Capital Management determines in good faith that such commission is reasonable in relation to the services provided.

LEGAL MATTERS
Certain legal matters regarding the securities offered by this prospectus will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP, New York, NY, and Venable LLP as special Maryland counsel.
INDEPENDENT ACCOUNTING FIRMS
BDO USA, LLP is the independent registered public accounting firm of the Company and National Property REIT Corp. RSM US LLP is the independent accounting firm of First Tower Finance Company LLC.
AVAILABLE INFORMATION
We have filed a registration statement with the SEC on Form N-2, including amendments, relating to the shares we are offering. This prospectus does not contain all of the information set forth in the registration statement, including any exhibits and schedules it may contain. For further information concerning us or the shares we are offering, please refer to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to describe the material terms thereof but are not necessarily complete and in each instance reference is made to the copy of any contract or other document filed as an exhibit to the registration statement. Each statement is qualified in all respects by this reference.
We file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains an Internet website that contains reports, proxy and information statements and other information filed electronically by us with the SEC at http://www.sec.gov.
We maintain a website at http://www.prospectstreet.com and we make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through this website. Information contained on our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.
No person is authorized to give any information or represent anything not contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.

$
3.706% Notes due 2026

PROSPECTUS SUPPLEMENT

February , 2021

Book-Running Manager
Goldman Sachs & Co. LLC
Co-Managers
Barclays
RBC Capital Markets